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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)


                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 25, 1997

                                 $300,181,811.74

                       Mortgage Pass-Through Certificates
                                 Series 1997-18


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                                TABLE OF CONTENTS

                                      Page

                                    ARTICLE I

                                   DEFINITIONS
Section 1.01. Definitions.......................................................
Section 1.02. Acts of Holders...................................................
Section 1.03. Effect of Headings and Table of Contents..........................
Section 1.04. Benefits of Agreement.............................................

                                   ARTICLE II

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES
Section 2.01. Conveyance of Mortgage Loans......................................
Section 2.02. Acceptance by Trustee.............................................
Section 2.03. Representations and Warranties of the Master Servicer
                and the Seller..................................................
Section 2.04. Execution and Delivery of Certificates............................
Section 2.05. Designation of Certificates; Designation of Startup Day
              and Latest Possible Maturity  Date................................

                                   ARTICLE III

       ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS
Section 3.01. Certificate Account...............................................
Section 3.02. Permitted Withdrawals from the Certificate Account................
Section 3.03. Advances by Master Servicer and Trustee...........................
Section 3.04. Trustee to Cooperate;  Release of Owner Mortgage Loan  Files......
Section 3.05. Reports to the Trustee; Annual Compliance  Statements.............
Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan........
Section 3.07. Amendments to Servicing Agreements,  Modification of Standard
                Provisions......................................................
Section 3.08. Oversight of Servicing............................................
Section 3.09. Termination and Substitution of Servicing Agreements..............
Section 3.10. 1934 Act Reports..................................................

                                   ARTICLE IV

              DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO
                   CERTIFICATEHOLDERS; STATEMENTS AND REPORTS
Section 4.01. Distributions.....................................................
Section 4.02. Allocation of Realized Losses.....................................
Section 4.03. Paying Agent......................................................
Section 4.04. Statements to Certificateholders; Report to the Trustee and the
                Seller..........................................................
Section 4.05. Reports to Mortgagors and the Internal Revenue Service............
Section 4.06. Calculation of Amounts; Binding Effect of Interpretations
                and Actions of Master Servicer..................................

                                    ARTICLE V

                                THE CERTIFICATES
Section 5.01. The Certificates..................................................
Section 5.02. Registration of Certificates......................................
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.................
Section 5.04. Persons Deemed Owners.............................................
Section 5.05. Access to List of Certificateholders' Names and Addresses.........
Section 5.06. Maintenance of Office or Agency...................................
Section 5.07. Definitive Certificates...........................................
Section 5.08. Notices to Clearing Agency........................................

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER
Section 6.01. Liability of the Seller and the Master Servicer...................
Section 6.02. Merger or Consolidation of the Seller or the Master Servicer......
Section 6.03. Limitation on Liability of the Seller, the Master Servicer and
                Others..........................................................
Section 6.04. Resignation of the Master Servicer................................
Section 6.05. Compensation to the Master Servicer...............................
Section 6.06. Assignment or Delegation of Duties by Master Servicer.............
Section 6.07. Indemnification of Trustee and Seller by Master Servicer..........

                                   ARTICLE VII

                                     DEFAULT
Section 7.01. Events of Default.................................................
Section 7.02. Other Remedies of Trustee.........................................
Section 7.03. Directions by Certificateholders and  Duties of Trustee During
                Event of Default................................................
Section 7.04. Action upon Certain Failures of the  Master Servicer and upon Event of Default.......................................
Section 7.05. Trustee to Act; Appointment of Successor..........................
Section 7.06. Notification to Certificateholders................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
Section 8.01. Duties of Trustee.................................................
Section 8.02. Certain Matters Affecting the Trustee.............................
Section 8.03. Trustee Not Required to Make Investigation........................
Section 8.04. Trustee Not Liable for Certificates or Mortgage Loans.............
Section 8.05. Trustee May Own Certificates......................................
Section 8.06. The Master Servicer to Pay Fees and Expenses......................
Section 8.07. Eligibility Requirements..........................................
Section 8.08. Resignation and Removal...........................................
Section 8.09. Successor.........................................................
Section 8.10. Merger or Consolidation...........................................
Section 8.11. Authenticating Agent..............................................
Section 8.12. Separate Trustees and Co-Trustees.................................
Section 8.13. Appointment of Custodians.........................................
Section 8.14. Tax Matters; Compliance with REMIC Provisions.....................
Section 8.15. Monthly Advances..................................................

                                   ARTICLE IX

                                   TERMINATION
Section 9.01. Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans...........................................
Section 9.02. Additional Termination Requirements...............................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
Section 10.01. Amendment........................................................
Section 10.02. Recordation of Agreement.........................................
Section 10.03. Limitation on Rights of Certificateholders.......................
Section 10.04. Governing Law; Jurisdiction......................................
Section 10.05. Notices..........................................................
Section 10.06. Severability of Provisions.......................................
Section 10.07. Special Notices to Rating Agencies...............................
Section 10.08. Covenant of Seller...............................................
Section 10.09. Recharacterization...............................................

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES
Section 11.01. Class A Fixed Pass-Through  Rate.................................
Section 11.02. Cut-Off Date.....................................................
Section 11.03. Cut-Off Date Aggregate Principal Balance.........................
Section 11.04. Original Class A Percentage......................................
Section 11.05. Original Class A Subclass Principal Balances.....................
Section 11.06. Original Class A Non-PO Principal Balance........................
Section 11.07. Original Subordinated Percentage.................................
Section 11.08. Original Class M Percentage......................................
Section 11.09. Original Class M Principal Balance...............................
Section 11.10. Original Class M Fractional Interest.............................
Section 11.11. Original Class B-1 Percentage....................................
Section 11.12. Original Class B-2 Percentage....................................
Section 11.13. Original Class B-3 Percentage....................................
Section 11.14. Original Class B-4 Percentage....................................
Section 11.15. Original Class B-5 Percentage....................................
Section 11.16. Original Class B Principal Balance...............................
Section 11.17. Original Class B Subclass Principal Balances.....................
Section 11.18. Original Class B-1 Fractional Interest...........................
Section 11.19. Original Class B-2 Fractional Interest...........................
Section 11.20. Original Class B-3 Fractional Interest...........................
Section 11.21. Original Class B-4 Fractional Interest...........................
Section 11.22. Closing Date.....................................................
Section 11.23. Right to Purchase................................................
Section 11.24. Wire Transfer Eligibility........................................
Section 11.25. Single Certificate...............................................
Section 11.26. Servicing Fee Rate...............................................
Section 11.27. Master Servicing Fee Rate........................................

                                    EXHIBITS
EXHIBIT A-1     -         Form of Face of Class A-1 Certificate
EXHIBIT A-2     -         Form of Face of Class A-2 Certificate
EXHIBIT A-3     -         Form of Face of Class A-3 Certificate
EXHIBIT A-4     -         Form of Face of Class A-4 Certificate
EXHIBIT A-5     -         Form of Face of Class A-5 Certificate
EXHIBIT A-PO    -         Form of Face of Class A-PO Certificate
EXHIBIT A-R     -         Form of Face of Class A-R Certificate
EXHIBIT B-1     -         Form of Face of Class B-1 Certificate
EXHIBIT B-2     -         Form of Face of Class B-2 Certificate
EXHIBIT B-3     -         Form of Face of Class B-3 Certificate
EXHIBIT B-4     -         Form of Face of Class B-4 Certificate
EXHIBIT B-5     -         Form of Face of Class B-5 Certificate
EXHIBIT C       -         Form of Face of Class M Certificate
EXHIBIT D       -         Form of Reverse of Series 1997-18
                          Certificates
EXHIBIT E       -         Custodial Agreement
EXHIBIT F-1     -         Schedule of Mortgage Loans Serviced by
                          Norwest Mortgage from locations other than
                          Frederick, Maryland
EXHIBIT F-2     -         Schedule of Mortgage Loans Serviced by
                          Norwest Mortgage in Frederick Maryland
EXHIBIT F-3     -         Schedule of Mortgage Loans Serviced by
                          Other Servicers
EXHIBIT G       -         Request for Release
EXHIBIT H       -         Affidavit Pursuant to Section 860E(e)(4)
                          of the Internal Revenue Code of 1986,
                          as amended, and for Non-ERISA Investors
EXHIBIT I       -         Letter from Transferor of Residual Certificates
EXHIBIT J       -         Transferee's Letter (Class [B-3] [B-4]
                          [B-5] Certificates)
EXHIBIT K       -         Transferee's Letter (Class [M] [B-1]
                          [B-2] Certificates)
EXHIBIT L       -         Servicing Agreements
EXHIBIT M       -         Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of November 25, 1997 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01. Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Termination Date: The earlier of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class A-1 Certificates has been reduced to zero or (ii) the Cross-Over Date.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and the Class M Certificates or any Class B Subclass, the greater of (A) zero and (B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance or, with respect to any Class B Subclass, the Class B Subclass Principal Balances for any Class B Subclasses with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount and Class B-5 Optimal Principal Amount.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy  Loss  Amount:  As of any  Distribution  Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $130,330.16 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates, Class M Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

     Class  A  Certificate:  Any  one  of  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-PO Certificates or Class A-R Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Class A Subclass Principal Balances of the Class A Certificates (other than the Class A-2 Certificates) and (ii) the lesser of the Class A Subclass Principal Balance of the Class A-2 Certificates and the Original Class A Subclass Principal Balance of the Class A-2 Certificates.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Subclass Unpaid Interest Shortfalls for each Class A Subclass and
(iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                    (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                    (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                    (iii) the Class A  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                    (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Subclasses pursuant to Paragraph third clause (A) of Section 4.01(a).

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Class A Subclass Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Class A-2 Accrual Distribution Amount, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in November 2002, 100%. As to any Distribution Date subsequent to November 2002 to and including the Distribution Date in November 2003, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2003 to and including the Distribution Date in November 2004, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2004 to and including the Distribution Date in November 2005, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2005 to and including the Distribution Date in November 2006, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2006, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the November preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class M Principal Balance and the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2002 and November 2003 (2) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2003 and November 2004, (3) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (4) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, and (5) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after December 2006. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by the Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-PO Certificates and Class A-R Certificate.

     Class A Subclass: Any of the Subclasses of Class A Certificates consisting of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-PO Certificates and Class A-R Certificate.

     Class A Subclass Distribution Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-2 and Class A-PO Certificates), the amount distributable to such Class A Subclass pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to the Class A-2 Certificates, (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Class A-2 Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a) and Paragraph third clause (A) of Section 4.01(a) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Class A-2 Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribition Date.

     Class A Subclass Interest Accrual Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Subclass Pass-Through Rate for such Class A Subclass and (b) the Class A Subclass Principal Balance of such Class A Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of such Class A Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Class A Subclass Interest Accrual Amount.

     Class A Subclass Interest Percentage: As to any Distribution Date and any Class A Subclass (other than the Class A-PO Certificates), the percentage calculated by dividing the Class A Subclass Interest Accrual Amount of such Class A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount).

     Class A Subclass Interest Shortfall Amount: As to any Distribution Date and any Subclass of Class A Certificates, any amount by which the Class A Subclass Interest Accrual Amount of such Class A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a) including, in the case of the Class A-2 Certificates prior to the Accretion Termination Date, the amount included in the Class A-2 Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

     Class A Subclass Loss Percentage: As to any Determination Date and any Subclass of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Class A Subclass Principal Balance of such Subclass (or, in the case of the Class A-2 Certificates, the Original Class A Subclass Principal Balance of such Subclass, if lower) by the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Subclass Pass-Through Rate: As to each Class A Subclass, other than the Class A-PO Certificates, the Class A Fixed Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Subclass Pass-Through Rate.

     Class A Subclass Principal Balance: As of the first Determination Date and as to any Class A Subclass, the Original Class A Subclass Principal Balance of such Class A Subclass. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class A Subclass (other than the Class A-PO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass (increased in the case of the Class A-2 Certificates by the Class A-2 Principal Accretion Amounts with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Class A-2 Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class A Subclass pursuant to Section 4.02(b). After the Cross-Over Date, each such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Subclass Loss Percentage of such Class A Subclass and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Class A Subclass Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Class A Subclass Shortfall Percentage: As to any Distribution Date and Class A Subclass, the percentage calculated by dividing the Class A Subclass Unpaid Interest Shortfall for such Class A Subclass by the sum of the Class A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

     Class A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class A Subclass (or in the case of the Class A-2 Certificates prior to the Accretion Termination Date, the amount included in the Class A-2 Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

     Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls for all the Class A Subclasses.

     Class A Voting Interest: The sum of (A) the product of (i) the then applicable Class A Percentage and (ii) the Non-PO Voting Interest and (B) the Pool Balance (PO Portion) divided by the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit D hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of (i) the Class A Subclass Interest Percentage of the Class A-2 Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Subclass Interest Shortfall Percentage of the Class A-2 Certificates of the amount distributed in respect of the Class A Subclasses pursuant to Paragraph second of Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

     Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit D hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-2 Principal Accretion Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class A-2 Accrual Distribution Amount with respect to such Distribution Date.

     Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit D hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit D hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit D hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit D hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

                    (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                    (ii) all Unscheduled Principal Receipts that were received by the Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                    (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03;

                    (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit D hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Class B Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance and Class B-5 Principal Balance.

     Class  B  Subclass:   Any  of  the  Class  B-1   Certificates,   Class  B-2
Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Subclass Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Distribution Amounts.

     Class B Subclass Interest Accrual Amount: As to any Distribution Date and any Class B Subclass, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Class B Subclass Principal Balance of such Class B Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class B Subclass Interest Percentage of such Class B Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class B Subclass Interest Percentage: As to any Distribution Date and any Class B Subclass, the percentage calculated by dividing the Class B Subclass Interest Accrual Amount of such Class B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class B Subclass Interest Accrual Amount).

     Class B Subclass Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount or Class B-5 Interest Shortfall Amount.

     Class B Subclass  Loss  Percentage:  As to any  Determination  Date and any
Class B Subclass then outstanding, the percentage calculated by dividing the Class B Subclass Principal Balance of such Class B Subclass by the Class B Principal Balance (determined without regard to any Class B Subclass Principal Balance of any Class B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Subclass Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage or Class B-5 Percentage.

     Class B Subclass  Prepayment  Percentage:  Any of the Class B-1  Prepayment
Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage or Class B-5 Prepayment Percentage.

     Class B Subclass Principal Balance: Any of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Class B Subclass Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall or Class B-5 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                    (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                    (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by the Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                    (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                    (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

     Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Prepayment Percentage for such Distribution Date will be zero.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class M Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                    (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                    (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                    (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                    (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

     Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                    (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                    (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                    (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                    (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

     Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                    (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                    (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                    (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                    (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

     Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                    (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                    (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                    (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                    (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

     Class M Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

     Class M Certificateholder: The registered holder of a Class M Certificate.

     Class M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

     Class M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Class M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Non-Supported Interest Shortfall allocated to the Class M Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

     Class M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                    (i) the Class M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                    (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                    (iii) the Class M  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                    (iv) the Class M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.

     Class M Pass-Through Rate:  As to any Distribution Date, 6.750% per annum.

     Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Principal Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class M Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.22.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                    Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Subclasses pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

     Current Class M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a) on such Distribution Date.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

                  In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $6,003,636.23 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.27.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest: As defined in each Servicing Agreement.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the city, state and zip code of the Mortgaged Property;

          (iii) the type of property;

          (iv) the Mortgage Interest Rate;

          (v) the Net Mortgage Interest Rate;

          (vi) the Monthly Payment;

          (vii) the original number of months to maturity;

          (viii) the scheduled maturity date;

          (ix) the Cut-Off Date Principal Balance;

          (x) the Loan-to-Value Ratio at origination;

          (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the Servicing Fee Rate;

          (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

          (xv) the Master Servicing Fee;

          (xvi) Fixed Retained Yield, if applicable; and

          (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.27 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net Partial Liquidation Proceeds: Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

     Non-PO Voting Interest: The ratio obtained by dividing the Pool Balance (Non-PO Portion) by the sum of the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance, (b) the Class M Certificates according to the percentage obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (c) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(f).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to the Class M Certificates or any Class B Subclass and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class or Subclass if: (i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class A Subclass Principal Balance would be subject to further reduction as a result of the third or fifth sentences of the definition of Class A Subclass Principal Balance or (b) with respect to any Class B Subclass, the Class M Principal Balance or the Class B Subclass Principal Balance of a Class B Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates, as set forth in Section 11.06.

     Original Class A Subclass Principal Balance: Any of the Original Class A Subclass Principal Balances as set forth in Section 11.05.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance and Original Class B-5 Principal Balance, as set forth in Section 11.16.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.18.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.19.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.20.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.21.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class M Fractional Interest is specified in Section 11.10.

     Original Class M Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class M Principal Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Original Subordinated Principal Balance: The sum of the Original Class M Principal Balance and the Original Class B Principal Balance.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in
Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

          (b) the portion of Net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Net Foreclosure Profits;

          (k) Month End Interest; and

          (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Subclasses of the Class A or Class B Certificates or the Class M Certificates pursuant to Section
     4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.750% or greater.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                       Prepayment Shift Percentage

December 1997 through November 2006..................            0%
December 2006 and thereafter.........................          100%

     Principal Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount or Class B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for the Class M Certificates or such Class B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class or Subclass.

     Principal Balance: Each of the Class A Subclass Principal Balances, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date, the lesser of (i) the sum of the Class A Subclass Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates and (ii) the sum of (A) the product of (1) Priority Percentage,
(2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage, and
(3) the Unscheduled Principal Amount.

     Priority Percentage: The sum of the Class A Subclass Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates divided by the Pool Balance (Non-PO Portion).

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class M Certificates are DCR and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR and A-1+ in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Reduction Amount: As defined in Section 4.01(b).

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     S&P: Standard & Poor's, or its successor in interest.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Percentage.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                               Shift Percentage

December 1997 through November 2002..................               0%
December 2002 and thereafter.........................             100%

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage, Great Financial Bank, Citicorp Mortgage, Inc., The Huntington Mortgage Company, FT Mortgage Companies, First Bank National Association and Suntrust Mortgage Inc., as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.26.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in Section 11.25.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

                  (1)      normal wear and tear;

                  (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

                  (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,001,818.12 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of
(A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the
Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PO and Class A-R and each subdivision of the Class B Certificates, denominated respectively as Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Subclass Unpaid Interest Shortfalls, the Class M Unpaid Interest Shortfall, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall and the Class B-5 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     U.S. Person: As defined in Section 4.01(f).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest, (b) the Holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Non-PO Voting Interest and (c) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1997-18 Certificates. The aggregate Voting Interests of each Subclass of Class A Certificates (other than the Class A-PO Certificates) on any date will be equal to the product of (a) the Class A Voting Interest represented by clause (A) of the definition thereof and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Class A Subclass by the Class A Non-PO Principal Balance on such date. The aggregate Voting Interests of the Class A-PO Certificates on any date will be equal to the Class A Voting Interest represented by clause (B) of the definition thereof. The aggregate Voting Interests of each Subclass of Class B Certificates will equal such Subclass's pro rata portion of the Voting Interest allocated to the Class B Certificates based on such Subclass's outstanding principal balance. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.     Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.     Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                     ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of Mortgage not delivered to the Trustee on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) ) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02. Acceptance by Trustee.

     The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master Servicer and the
              Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan,
     (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or
(ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04.  Execution and Delivery of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Subclasses of Class A Certificates (other than the Class A-R Certificate), the Class M Certificates and the Subclasses of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is December 25, 2027 for purposes of Code Section 860G(a)(1).

                                  ARTICLE III

                 ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                             OF THE MORTGAGE LOANS

Section 3.01.  Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02.     Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to
     Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become
     Nonrecoverable   Advances   provided,   however,   that  any   portion   of
     Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of
     Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03.     Advances by Master Servicer and Trustee.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04.     Trustee to Cooperate; Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05.     Reports to the Trustee; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

Section 3.06.     Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07. Amendments to Servicing Agreements, Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08.     Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09.     Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10.     1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO), the Class M Certificates and the Class B-1 and Class B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                   DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                        PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01.     Distributions.

     (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Subclasses of Class A Certificates, pro rata, based upon their respective Class A Subclass Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-2 Certificates pursuant to this provision will instead be distributed in reduction of the Class A Subclass Principal Balances of the Class A-1 and Class A-2 Certificates, in each case in accordance with Section 4.01(b);

     second, to the Subclasses of Class A Certificates, pro rata, based upon their respective Class A Subclass Unpaid Interest Shortfalls, in an aggregate amount up to the sum of the Class A Subclass Unpaid Interest Shortfalls; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to the Class A-2 Certificates pursuant to this provision will instead be distributed in reduction of the Class A Subclass Principal Balances of the Class A-1 and Class A-2 Certificates, in each case in accordance with Section 4.01(b);

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Subclasses of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-2 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-1 Certificates pursuant to Paragraph tenth below, and sixth to the Class M Certificates pursuant to Paragraph seventh below;

     fifth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

     sixth, to the Class M Certificates in an amount up to the Class M Unpaid Interest Shortfall;

     seventh, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable to the Class M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class M Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     ninth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     tenth, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     thirteenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-3 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     sixteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-4 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     nineteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-5 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     twenty-second, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate.

     Notwithstanding the foregoing, after the Principal Balance of any Class or Subclass (other than the Class A-R Certificate) has been reduced to zero, such Class or Subclass will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Subclass will be allocated pro rata based on principal balance among the Class A Certificates (other than the Class A-PO Certificates), the Class M Certificates and any Class B Subclass with a lower numerical designation and the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Subclasses of Class A Certificates (other than the Class A-PO Certificates) pro rata based on the Class A Subclass Principal Balances.

     (b) On each Distribution Date occurring prior to the Accretion Termination Date, an amount equal to the Class A-2 Accrual Distribution Amount, if any, for such Distribution Date will be allocated as follows: first, to the Class A-1 Certificates, up to their Reduction Amount for such Distribution Date and second, to the Class A-2 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero.

     On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount (other than the Class A-2 Accrual Distribution Amount) will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates (other than the Class A Subclass Principal Balance of the Class A-PO Certificates) as follows:

     first, sequentially, to the Class A-3, Class A-4 and Class A-5 Certificates, in that order, up to the Priority Amount for such Distribution Date, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

     second, to the Class A-1 Certificates up to their Reduction Amount for such Distribution Date;

     third, to the Class A-2 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     fourth, to the Class A-1 Certificates, without regard to their Reduction Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     fifth, to the Class A-R Certificate, until the Class A Subclass Principal Balance thereof has been reduced to zero; and

     sixth, sequentially, to the Class A-3, Class A-4 and Class A-5 Certificates, in that order, without regard to the Priority Amount, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero.

     As used above, the "Reduction Amount" for any Distribution Date means the amount, if any, that would reduce the Class A Subclass Principal Balance of the Class A-1 Certificates to the percentage of its Class A Subclass Principal Balance shown in the table set forth below with respect to such Distribution Date.

     The following table sets forth for each Distribution Date the scheduled Class A Subclass Principal Balance for the Class A-1 Certificates, expressed as a percentage of the initial Class A Subclass Principal Balance of such Subclass.


   Scheduled Class A Subclass Principal Balances of the Class A-1 Certificates as Percentages of Initial Class A Subclass Principal Balance

                      Percentage of                        Percentage of                        Percentage of
                     Initial Class A                      Initial Class A                      Initial Class A
                        Subclass                             Subclass                             Subclass
Distribution Date   Principal Balance Distribution Date  Principal Balance Distribution Date  Principal Balance
November 1997....      100.00000000%  June 2000........      60.65933539%  January 2003.....      19.04093015%
December 1997....       99.69648387   July 2000........      58.86343977   February 2003....      18.13548180
January 1998.....       99.31780035   August 2000......      57.10362008   March 2003.......      17.24935711
February 1998....       98.86407383   September 2000...      55.37915950   April 2003.......      16.38217182
March 1998.......       98.33556193   October 2000.....      53.68935533   May 2003.........      15.53354936
April 1998.......       97.73265630   November 2000....      52.03351878   June 2003........      14.70312060
May 1998.........       97.05588303   December 2000....      50.41097462   July 2003........      13.89052378
June 1998........       96.30590273   January 2001.....      48.82106099   August 2003......      13.09540436
July 1998........       95.48351014   February 2001....      47.26312907   September 2003...      12.31741483
August 1998......       94.58963342   March 2001.......      45.73654287   October 2003.....      11.55621461
September 1998...       93.62533292   April 2001.......      44.24067894   November 2003....      10.81146991
October 1998.....       92.59182191   May 2001.........      42.77492618   December 2003....      10.08973662
November 1998....       91.49041893   June 2001........      41.33868553   January 2004.....       9.38369937
December 1998....       90.32256890   July 2001........      39.93136979   February 2004....       8.69304510
January 1999.....       89.08984033   August 2001......      38.55240333   March 2004.......       8.01746702
February 1999....       87.79392217   September 2001...      37.20122193   April 2004.......       7.35666444
March 1999.......       86.43662026   October 2001.....      35.87727249   May 2004.........       6.71034270
April 1999.......       85.01992534   November 2001....      34.58001287   June 2004........       6.07821303
May 1999.........       83.54586099   December 2001....      33.30891163   July 2004........       5.45999244
June 1999........       82.01704484   January 2002.....      32.06344782   August 2004......       4.85540360
July 1999........       80.43621212   February 2002....      30.84311083   September 2004...       4.26417473
August 1999......       78.80594563   March 2002.......      29.64740011   October 2004.....       3.68603948
September 1999...       77.12896066   April 2002.......      28.47582503   November 2004....       3.12073686
October 1999.....       75.40800833   May 2002.........      27.32790464   December 2004....       2.58034067
November 1999....       73.64627682   June 2002........      26.20316754   January 2005.....       2.05199570
December 1999....       71.84691097   July 2002........      25.10115161   February 2005....       1.53546057
January 2000.....       70.01294241   August 2002......      24.02140391   March 2005.......       1.03049879
February 2000....       68.14852098   September 2002...      22.96348043   April 2005.......       0.53687861
March 2000.......       66.25806372   October 2002.....      21.92694598   May 2005.........       0.05437299
April 2000.......       64.36229420   November 2002....      20.91137395   June 2005 and....
May 2000.........       62.49203820   December 2002....      19.96609421       thereafter...       0.00000000


     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Subclasses of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Subclasses of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class M Fractional Interest is less than the Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 Certificates shall not be eligible to receive distributions of principal.

     (ii)  Notwithstanding  the  foregoing,  if on  any  Distribution  Date  the aggregate distributions to Holders of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal would reduce the Class M Principal Balance and/or the Class B Subclass Principal Balances of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal below zero, first the Class M Prepayment Percentage and/or the Class B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class M Percentage and/or the Class B Subclass Percentage of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class B Subclass Prepayment Percentages and the Class B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balances of the affected Class B Subclasses to zero; provided, however, that if the Class B Subclass Principal Balances of all the Class B Subclasses eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class M Prepayment Percentage and the Class B Subclass Prepayment
Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class M Percentage and the Class B Subclass Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Subclass Percentage or Class B Subclass Prepayment Percentage.

     (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Subclass Distribution Amount with respect to each Subclass of Class A Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Subclass Distribution Amount with respect to each such Subclass of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class A-R Certificate), the Class M Principal Balance of the Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class or Subclass with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class or Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

     (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02.     Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     second, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     third, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fourth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     fifth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero;

     sixth, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Subclass's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates based on the Class A Non-PO Principal Balance, Class M Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Subclass Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Principal Balances.

     (c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class M Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Class or Subclass to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class or Subclass on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class or Subclass of Certificates has been reduced to zero, such Class or Subclass shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class or Subclass in accordance with the preceding provisions, each outstanding Class or Subclass shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class or Subclass. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a
Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class and Subclass of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class or Subclass would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated among (i) the Class A Certificates, (ii) the Class M Certificates and (iii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount, the Class M Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Interest Percentages. In addition, after the Class M Principal Balance and the Class B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

Section 4.03.     Paying Agent.

     (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

Section 4.04. Statements to Certificateholders; Report to the Trustee and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class A Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class A Subclass, (c) any Class A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class A Subclass for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Subclass for such Distribution Date;

          (iii) the amount of such distribution to Holders of the Class M Certificates allocable to principal, identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates for such Distribution Date;

          (v) the amount of such distribution to Holders of each Class B Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (vi) (a) the amount of such distribution to Holders of each Class B Subclass allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class B Subclass and the Pass-Through Rate applicable to such Distribution Date, (c) any Class B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Subclass Unpaid Interest Shortfall with respect to each Class B Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class B Subclass for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class B Subclass for such Distribution Date;

          (vii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

          (viii) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (ix) the Class A Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates, the Class M Principal Balance, the Class B Principal Balance and the Class B Subclass Principal Balance of each Subclass of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (x) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (xi) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (xii) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the Class M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xv) the Class M Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xvi) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xvii) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xviii) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xix) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xx) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xxi) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xxii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xxiii) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xxiv) the amount by which the Class B Subclass Principal Balance of each Subclass of Class B Certificates and the Class M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxv) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxvi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxvii) the Class A-PO Deferred Amount, if any; and

          (xxviii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Subclass of Class A Certificates pursuant to clauses (i) and (ii) above, with the Class M
Certificates pursuant to clauses (iii) and (iv) above and with respect to a Class B Subclass pursuant to clauses (v) and (vi) above, the amounts shall be expressed as a dollar amount per Class A, Class M or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder, the information set forth in clauses (iii) and (iv)(a) above in the case of a Class M Certificateholder and the information contained in clauses (v) and (vi)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Subclass Distribution Amount with respect to each Class A Subclass, the Class M Distribution Amount and the Class B Subclass Distribution Amount with respect to each Class B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-3, Class B-4 or Class B-5 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05.     Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06. Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01.     The Certificates.

     (a) The Class A, Class M and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance, Original Class M Principal Balance or the aggregate Original Class B Subclass Principal Balance of such Class or Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, C, and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective
Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

Section 5.02.     Registration of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class B-3, Class B-4 or Class B-5 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-3, Class B-4 or Class B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and
(ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-3, Class B-4 or Class B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-PO, Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-PO, Class M or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-3, Class B-4 or Class B-5 Certificate, or in the form of Exhibit K hereto, in the case of a Class M, Class B-1 or Class B-2 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class M and Class B Certificates only, if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class A-PO, Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO, Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO, Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i),
(ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04.     Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05.     Access to List of Certificateholders' Names and Addresses.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the
Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06.     Maintenance of Office or Agency.

     The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07.     Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08.     Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01.     Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02.     Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Service and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A, Class M and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

Section 6.04.     Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.     Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06.     Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07.     Indemnification of Trustee and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                  ARTICLE VII

                                    DEFAULT

Section 7.01.     Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02.     Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03.     Directions by Certificateholders and
                  Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04.     Action upon Certain Failures of the
                  Master Servicer and upon Event of Default.

     In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05.     Trustee to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06.     Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.     Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02.     Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

          (iv) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03.     Trustee Not Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

Section 8.04.     Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05.     Trustee May Own Certificates.

     The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent.

Section 8.06.     The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07.     Eligibility Requirements.

     The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

Section 8.08.     Resignation and Removal.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09.     Successor.

     Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10.     Merger or Consolidation.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

Section 8.11.     Authenticating Agent.

     The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12.     Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13.     Appointment of Custodians.

     The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

Section 8.14.     Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PO and Class A-R Certificates, the Class M Certificates and the Class B-l, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

     In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

Section 8.15.     Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                  TERMINATION

Section 9.01.     Termination upon Purchase by the
                  Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.23. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class A Subclass Principal Balance together with any related Class A Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class A Subclass Interest Accrual Amount, (ii) as to the Class M Certificates, the Class M Principal Balance together with any related Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Principal Balance, (iii) as to the Subclasses of Class B Certificates, the respective Class B Subclass Principal Balance together with any related Class B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class B Subclass Interest Accrual Amount and (iv) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02.     Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.    Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month
               Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

Section 10.02.    Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.    Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.    Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05.    Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of the Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

Section 10.06.    Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.    Special Notices to Rating Agencies.

                  (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii) the  resignation  or removal of the  Trustee  pursuant to Section
     8.08;

          (iii) the appointment of a successor trustee pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

Section 10.08.    Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09.    Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01.    Class A Fixed Pass-Through Rate.

            The Class A Fixed Pass-Through Rate is 6.750% per annum.

Section 11.02.    Cut-Off Date.

           The Cut-Off Date for the Certificates is November 1, 1997.

Section 11.03.    Cut-Off Date Aggregate Principal Balance.

        The Cut-Off Date Aggregate Principal Balance is $300,181,811.74.

Section 11.04.    Original Class A Percentage.

                 The Original Class A Percentage is 96.78976982%

Section 11.05.    Original Class A Subclass Principal Balances.

     As to the following Subclasses of Class A Certificates, the Class A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                                                         Original Class A
            Class A Subclass                        Subclass Principal Balance
              Class A-1                                 $234,900,000.00
              Class A-2                                 $  1,200,000.00
              Class A-3                                 $ 20,000,000.00
              Class A-4                                 $ 19,000,000.00
              Class A-5                                 $ 14,529,000.00
              Class A-PO                                $    946,571.75
              Class A-R                                 $        100.00

Section 11.06.    Original Class A Non-PO Principal Balance.

        The Original Class A Non-PO Principal Balance is $289,629,100.00.

Section 11.07.    Original Subordinated Percentage.

              The Original Subordinated Percentage is 3.21023018%.

Section 11.08.    Original Class M Percentage.

                 The Original Class M Percentage is 1.20373523%.

Section 11.09.    Original Class M Principal Balance.

            The Original Class M Principal Balance is $3,602,000.00.

Section 11.10.    Original Class M Fractional Interest.

            The Original Class M Fractional Interest is 2.00649495%.

Section 11.11.    Original Class B-1 Percentage.

                The Original Class B-1 Percentage is 1.10347966%.

Section 11.12.    Original Class B-2 Percentage.

                The Original Class B-2 Percentage is 0.35122869%.

Section 11.13.    Original Class B-3 Percentage.

                The Original Class B-3 Percentage is 0.30076671%.

Section 11.14.    Original Class B-4 Percentage.

                The Original Class B-4 Percentage is 0.10025557%.

Section 11.15.    Original Class B-5 Percentage.

                The Original Class B-5 Percentage is 0.15076433%.

Section 11.16.    Original Class B Principal Balance.

            The Original Class B Principal Balance is $6,004,139.99.

Section 11.17.    Original Class B Subclass Principal Balances.

     As to any Class B Certificate, the Class B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                                    Original Class B
                   Class B Subclass            Subclass Principal Balance
                      Class B-1                     $ 3,302,000.00
                      Class B-2                     $ 1,051,000.00
                      Class B-3                     $   900,000.00
                      Class B-4                     $   300,000.00
                      Class B-5                     $   451,139.99

Section 11.18.    Original Class B-1 Fractional Interest.

           The Original Class B-1 Fractional Interest is 0.90301529%.

Section 11.19.    Original Class B-2 Fractional Interest.

           The Original Class B-2 Fractional Interest is 0.55178661%.

Section 11.20.    Original Class B-3 Fractional Interest.

           The Original Class B-3 Fractional Interest is 0.25101989%.

Section 11.21.    Original Class B-4 Fractional Interest.

           The Original Class B-4 Fractional Interest is 0.15076432%.

Section 11.22.    Closing Date.

                     The Closing Date is November 25, 1997.

Section 11.23.    Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $30,018,181.17 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.24.    Wire Transfer Eligibility.

     With respect to the Class A (other than the Class A-R Certificate), the Class M and the Class B Certificates (other than the Class B-4 and Class B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-R Certificate and the Class B-4 and Class B-5 Certificates are not eligible for wire transfer.

Section 11.25.    Single Certificate.

     A Single Certificate for each Subclass of Class A Certificates (other than the Class A-R Certificate), the Class M and the Class B Certificates (other than the Class B-3, Class B-4 and Class B-5 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. The Class B-3 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Class B-4 and Class B-5 Certificates will each be issued as a single Certificate with a denomination equal to its initial principal balance.

Section 11.26.    Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

Section 11.27.    Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.016% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    NORWEST ASSET SECURITIES CORPORATION
                                      as Seller

                                    By:
                                      Name:
                                     Title:

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                      as Master Servicer

                                    By:
                                      Name:
                                     Title:

                                    FIRST UNION NATIONAL BANK
                                      as Trustee

                                    By:
                                      Name:
                                     Title:

Attest:
By:
Name:
Title:

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

     On this 25th day of November, 1997, before me, a notary public in and for the State of New York, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is an Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK   )
                     ss.:
COUNTY OF NEW YORK  )

     On this 25th day of November, 1997, before me, a notary public in and for the State of New York, personally appeared Richard Poska, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                          ss.:
COUNTY OF                )

     On this ___th day of November, 1997, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                          ss.:
COUNTY OF                )

     On this ___th day of November, 1997, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I


    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
         Series 1997-18 Applicable Unscheduled Principal Receipt Period

                                         Full Unscheduled   Partial Unscheduled
     Servicer                           Principal Receipts  Principal Receipts

     Norwest Mortgage, Inc.(Exhibit F-1)   Prior Month         Prior Month
     Norwest Mortgage, Inc.(Exhibit F-2)   Mid-Month           Mid-Month
     Citicorp Mortgage Inc.                Prior Month         Prior Month
     The Huntington Mortgage Company       Prior Month         Prior Month
     First Bank National Association       Prior Month         Prior Month
     FT Mortgage Companies                 Mid-Month          Prior Month
     Suntrust Mortgage Inc.                Prior Month         Prior Month
     Great Financial Bank                  Mid-Month          Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
    & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:  November 1, 1997

CUSIP No.:                            First Distribution Date: December 26, 1997


Percentage Interest evidenced         Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
                                      NAME
  OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
   OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
    TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

     UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY

Certificate No.                  Cut-Off Date:   November 1, 1997

CUSIP No.:                       First Distribution Date:  December 26, 1997

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Class A Subclass Principal Balance of the Class A-2 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 25, 1997, at an issue price of 99.84700%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated November 18, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 67.27958333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.77%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
                                      NAME
  OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
   OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
    TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
        PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   November 1, 1997

CUSIP No.:                       First Distribution Date:  December 26, 1997

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
                                      NAME
  OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
   OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
    TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
        PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   November 1, 1997

CUSIP No.:                       First Distribution Date:  December 26, 1997

Percentage Interest evidenced    Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
                                      NAME
  OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
   OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
    TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
        PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1997

CUSIP No.:                          First Distribution Date:  December 26, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-18, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-PO
Distribution Amount required to be distributed to Holders of Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 25, 1997, at an issue price of 65.15625% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated November 18, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 34.84375000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.76%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                A-R-4 EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $100.00
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee


                                     By____________________________
                                       Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18, CLASS B-1

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1997

CUSIP No.:                          First Distribution Date:  December 26, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and the Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18, CLASS B-3

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 25, 1997, and based on its issue price of 89.34063%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated November 18, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.65937000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.41%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18, CLASS B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1997

CUSIP No.:                         First Distribution Date:  December 26, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 25, 1997, and based on its issue price of 77.71563%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated November 18, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 22.28437000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.56%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-18, CLASS B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   November 1, 1997

CUSIP No.:                            First Distribution Date: December 26, 1997

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on November 25, 1997, and based on its issue price of 40.45000%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 350% SPA (as defined in the Prospectus Supplement dated November 18, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 59.55000000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 22.71%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                    EXHIBIT C

                      [Form of Face of Class M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-18, CLASS M


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                 Cut-Off Date:   November 1, 1997

CUSIP No.:                      First Distribution Date:  December 26, 1997

Percentage Interest evidenced   Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class M Pass-Through Rate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class M Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class M Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                    EXHIBIT D

                [Form of Reverse of Series 1997-18 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-18

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



      (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:



Dated:

                                        -------------------------------------
                                        Signature by or on behalf of assignor

                                        -------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in
immediately                  available                  funds                 to
_________________________________________________________________     for    the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements
should          be           mailed          to           ----------------------
----------------------------------------------------------------.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T

     WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of November 25, 1997 relating to the issuance of Mortgage Pass-Through Certificates, Series 1997-18 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                  FIRST UNION NATIONAL BANK

230 South Tryon Street                    By:
Charlotte, North Carolina,  28288         Name:
                                          Title:



Address:                                  NORWEST ASSET SECURITIES
                                          CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703                By:
                                          Name:
                                          Title:



Address:                                  NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703                By:
                                          Name:
                                          Title:


Address:                                  [CUSTODIAN]

                                          By:
                                          Name:
                                          Title:

STATE OF          )
                  :  ss.:
COUNTY OF         )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       Notary Public



[NOTARIAL SEAL]

STATE OF         )
                 :  ss.:
COUNTY OF        )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                Notary Public



[NOTARIAL SEAL]

STATE OF          )
                  :  ss.:
COUNTY OF         )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                              Notary Public




[NOTARIAL SEAL]

STATE OF              )
                      :  ss.:
COUNTY OF             )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                            Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1



            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]

NASCOR
NMI / 1997-18  Exhibit F-1
20 & 30 YEAR FIXED RATE RELOCATION
LOANS




                                                                NET                                 CUT-OFF
MORTGAGE                                            MORTGAGE  MORTGAGE CURRENT ORIGINAL SCHEDULED     DATE
LOAN                                  ZIP   PROPERTYINTEREST  INTEREST MONTHLY TERM TO  MATURITY   PRINCIPAL
NUMBER  CITY                 STATE   CODE    TYPE     RATE      RATE   PAYMENT MATURITY  DATE      BALANCE

6366986 PONTE VERDE BEACH      FL    32082    SFD     7.750    6.750   $1,795.69 360   1-Sep-27  $250,295.04
6426956 BALLWIN                MO    63021    SFD     8.000    6.750   $2,508.74 360   1-Oct-27  $341,670.59
6998950 SKILLMAN               NJ    08558    SFD     7.875    6.750   $2,537.74 360   1-Sep-27  $349,516.69

                                                                                                 $941,482.32
COUNT:                     3
WAC:             7.887131873
WAM:             358.3629071
WALTV:           80.40713662




MORTGAGE                                                               MORTGAGE         T.O.P.      MASTER    FIXED
LOAN                                  ZIP   PROPERTY                   INSURANC SERVICE MORTGAGE    SERVICE  RETAINED
NUMBER  CITY                 STATE   CODE    TYPE      LTV    SUBSIDY   CODE     FEE     LOAN        FEE      YIELD

6366986 PONTE VERDE BEACH      FL    32082    SFD     90.00              01     0.250               0.016     0.734
6426956 BALLWIN                MO    63021    SFD     90.00              06     0.250               0.016     0.984
6998950 SKILLMAN               NJ    08558    SFD     64.16                     0.250               0.016     0.859


                                   EXHIBIT F-2



            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]

NASCOR
NMI / 1997-18  Exhibit F-2
20 & 30 YEAR FIXED RATE RELOCATION LOANS




                                                                         NET                                              CUT-OFF
MORTGAGE                                             MORTGAGE MORTGAGE   CURRENT  ORIGINAL   SCHEDULED                      DATE
  LOAN                                       ZIP     PROPERTY INTEREST INTEREST   MONTHLY      TERM TO    MATURITY        PRINCIPAL
 NUMBER           CITY            STATE      CODE      TYPE    RATE     RATE     PAYMENT     MATURITY      DATE           BALANCE
 ------           ----            -----      ----      ----    ----     ----     -------     --------      ----           -------

3451144  LAFAYETTE               LA         70508      SFD     6.125    5.859    $600.32        360      1-Jan-24       $93,835.25
4482741  MILFORD                 NH         03055      SFD     6.000    5.734    $629.53        360      1-Mar-26       $100,709.16
4524547  LONG GROVE              IL         60047      SFD     7.125    6.750   $2,425.39       360      1-Nov-27       $360,000.00
4534358  NEW YORK                NY         10025      COP     8.375    6.750   $2,926.28       360      1-Nov-26       $382,015.55
4535845  WESTON                  FL         33327      SFD     6.875    6.609   $1,478.42       360      1-Nov-27       $225,050.00
4539665  NEEDHAM                 MA         02192      SFD     7.000    6.734   $4,949.86       360      1-Oct-27       $743,390.14
4547117  JACKSONVILLE BEACH      FL         32250      SFD     6.375    6.109    $789.82        360      1-Jun-27       $126,007.44
4548524  TOWN AND COUNTRY        MO         63131      SFD     7.000    6.734   $2,661.21       360      1-Oct-27       $399,672.12
4555566  MUNDELEIN               IL         60060      SFD     7.375    6.750   $1,919.05       360      1-Sep-27       $277,425.84
4555631  DENVILLE                NJ         07834      SFD     7.000    6.734   $1,796.32       360      1-Sep-27       $267,544.40
4558163  SKILLMAN                NJ         08558      SFD     7.250    6.750   $2,114.75       360      1-Sep-27       $309,514.88
4561477  NAPERVILLE              IL         60564      SFD     7.500    6.750   $1,807.82       360      1-May-27       $257,146.78
4563462  SCOTTSDALE              AZ         85259      SFD     7.125    6.750   $2,643.00       360      1-Nov-27       $392,300.00
4564252  GLENMOORE               PA         19343      SFD     7.375    6.750   $2,270.60       360      1-Oct-27       $328,499.84
4565152  HUDSON                  WI         54016      SFD     7.375    6.750   $1,519.49       360      1-Sep-27       $219,664.15
4567564  MASON                   OH         45140      SFD     7.125    6.750   $1,513.18       360      1-Oct-27       $224,420.38
4570172  SAN DIEGO               CA         92131      SFD     8.375    6.750   $2,227.78       360      1-Jun-27       $292,176.25
4570271  RINGOES                 NJ         08551      SFD     7.250    6.750   $2,182.97       360      1-Oct-27       $319,750.36
4571981  DELRAY BEACH            FL         33446      SFD     7.125    6.750   $2,694.88       360      1-Nov-27       $400,000.00
4572398  ANKENY                  IA         50021      SFD     7.625    6.750   $1,533.09       360      1-Oct-27       $216,443.22
4572631  RIDGEFIELD              CT         06877      SFD     7.125    6.750   $3,206.91       360      1-Sep-27       $475,236.42
4573725  SCOTTSDALE              AZ         85254      SFD     7.250    6.750   $1,869.85       360      1-Sep-27       $273,454.75
4574607  FAIRFIELD               CA         94533      SFD     7.500    6.750   $1,862.71       360      1-Oct-27       $266,202.29
4575184  COLLEYVILLE             TX         76034      SFD     6.875    6.609   $2,759.11       360      1-Nov-27       $420,000.00
4576567  INDIAN TRAIL            NC         28079      SFD     6.875    6.609   $1,558.24       360      1-Sep-27       $236,800.30
4576998  BELLE MEAD              NJ         08502      SFD     7.500    6.750   $2,265.46       360      1-Sep-27       $323,517.58
4577386  ZIONSVILLE              IN         46077      SFD     7.500    6.750   $2,006.75       360      1-Nov-27       $287,000.00
4577435  FRANKFORT               IL         60423      SFD     7.375    6.750   $2,235.03       360      1-Nov-27       $323,600.00
4578299  PENNBROOK               PA         19446      SFD     7.500    6.750   $1,759.23       360      1-Oct-27       $251,413.27
4579036  SCOTTSDALE              AZ         85255      SFD     8.000    6.750   $2,436.10       360      1-Aug-27       $331,327.23
4579055  TROY                    MI         48098      SFD     7.500    6.750   $2,199.03       360      1-Sep-27       $314,031.74
4579138  TRENTON                 NJ         08638      SFD     7.125    6.750   $1,521.94       360      1-Nov-27       $225,900.00
4579169  FORT LAUDERDALE         FL         33306      SFD     8.250    6.750   $1,742.94       360      1-May-27       $231,096.96
4580291  TRENTON                 NJ         08638      SFD     7.625    6.750   $1,663.32       360      1-Oct-27       $234,829.91
4580971  AUSTIN                  TX         78735      SFD     7.125    6.750   $2,858.59       360      1-May-27       $419,289.22
4581154  CLARKSTON               MI         48348      SFD     7.875    6.750   $2,212.19       360      1-Sep-27       $304,678.68
4582056  MENLO PARK              CA         94025      SFD     7.500    6.750   $6,167.08       360      1-Sep-27       $880,686.75
4582411  HIGHLAND VILLAGE        TX         75067      SFD     7.625    6.750   $1,698.71       360      1-May-27       $238,941.05
4583698  DANVILLE                CA         94506      SFD     7.375    6.750   $2,175.63       360      1-Oct-27       $314,760.31
4584586  EDINA                   MN         55439      SFD     7.000    6.734   $1,908.09       360      1-Oct-27       $286,564.91
4586831  LOS GATOS               CA         95030      PUD     7.000    6.734   $3,196.12       360      1-Oct-27       $480,006.21
4586862  LEBANON                 NJ         08833      SFD     6.875    6.609   $1,970.79       360      1-Oct-27       $299,747.96
4586918  IPSWICH                 MA         01938      SFD     6.750    6.484   $1,939.31       360      1-Oct-27       $298,742.57
4587854  VOORHEES                NJ         08043      SFD     7.125    6.750   $2,100.66       360      1-Oct-27       $311,550.65
4588053  BRIDGEWATER             NJ         08807      SFD     8.125    6.750   $1,727.42       360      1-Oct-27       $232,497.81
4588271  WESTMINSTER             CO         80020      SFD     7.750    6.750   $2,501.36       360      1-Oct-27       $348,903.57
4588375  EL DORADO HILLS         CA         95762      SFD     7.250    6.750   $1,629.04       360      1-Sep-27       $238,426.29
4588642  WALNUT CREEK            CA         94595      SFD     7.625    6.750   $1,707.91       360      1-Oct-27       $241,125.35
4589187  NAPERVILLE              IL         60565      SFD     7.500    6.750   $2,479.42       360      1-Sep-27       $354,072.02
4589280  NEWTOWN                 CT         06470      SFD     7.250    6.750   $2,510.41       360      1-Nov-27       $368,000.00
4590382  TOWN AND COUNTRY        MO         63017      SFD     7.750    6.750   $3,582.07       360      1-Sep-27       $499,291.92
4590387  GAMBRILLS               MD         21054      SFD     8.000    6.750   $1,954.75       360      1-Oct-27       $266,044.76
4591374  CARMEL                  IN         46032      SFD     7.875    6.750   $3,987.89       360      1-Oct-27       $549,621.49
4591508  BOOTHWYN                PA         19061      SFD     7.125    6.750   $1,692.72       360      1-Nov-27       $251,250.00
4591797  WILDWOOD                MO         63005      SFD     7.500    6.750   $3,020.61       360      1-Sep-27       $431,356.78
4593029  SAN RAMON               CA         94583      SFD     7.125    6.750   $1,684.30       360      1-Oct-27       $249,800.08
4595333  LAFAYETTE               CA         94549      SFD     7.375    6.750   $3,334.24       360      1-Oct-27       $482,382.66
4595688  OAK RIDGE               NC         27400      SFD     7.875    6.750   $2,039.63       360      1-Oct-27       $281,106.40
4595760  TULSA                   OK         74137      SFD     7.375    6.750   $1,726.69       360      1-Oct-27       $249,809.77
4596428  BASKING RIDGE           NJ         07920      SFD     7.125    6.750   $2,339.16       360      1-Sep-27       $346,643.03
4596497  CYPRESS                 TX         77429      SFD     7.500    6.750   $1,565.90       360      1-Oct-27       $223,783.79
4597200  MEDINA                  OH         44256      SFD     7.375    6.750   $1,642.43       360      1-Nov-27       $237,800.00
4597504  LAKE VILLA              IL         60046      SFD     8.000    6.750   $1,986.67       360      1-Oct-27       $270,568.33
4597863  RANDOLPH                NJ         07869      SFD     7.250    6.750   $2,783.97       360      1-Oct-27       $407,781.63
4597929  DANVILLE                CA         94506      PUD     7.750    6.750   $2,076.17       360      1-Sep-27       $289,389.58
4597982  OAKLAND                 CA         94618      SFD     7.875    6.750   $4,060.39       360      1-Oct-27       $559,614.61
4598213  WALNUT CREEK            CA         94598      SFD     7.000    6.734   $1,783.02       360      1-Sep-27       $267,559.34
4598354  ALPHARETTA              GA         30202      SFD     7.375    6.750   $1,484.96       360      1-Nov-27       $215,000.00
4598806  NEW PROVIDENCE          NJ         07974      SFD     7.875    6.750   $1,588.99       360      1-Oct-27       $218,999.18
4598925  RARITAN                 NJ         08822      SFD     8.000    6.750   $1,683.99       360      1-Sep-27       $229,190.99
4599028  THE WOODLANDS           TX         77380      SFD     8.250    6.750   $2,062.23       360      1-Sep-27       $274,148.71
4599458  RANDOLPH                NJ         07869      SFD     7.750    6.750   $1,667.45       360      1-Oct-27       $232,585.73
4599487  WILTON                  CT         06897      SFD     7.250    6.750   $3,854.30       360      1-Aug-27       $563,669.72
4599510  FRANKLIN                TN         37064      SFD     7.250    6.750   $1,534.90       360      1-Sep-27       $224,647.89
4599836  ATLANTA                 GA         30319      SFD     7.375    6.750   $1,742.23       360      1-Nov-27       $252,250.00
4599900  RESTON                  VA         20194      SFD     6.500    6.234   $1,580.18       360      1-Nov-27       $250,000.00
4600330  WYCKOFF TOWNSHIP        NJ         07481      SFD     7.875    6.750   $1,812.68       360      1-Aug-27       $249,070.26
4600346  EATONTON                GA         31024      SFD     7.625    6.750   $1,981.83       360      1-Sep-27       $279,593.39
4600522  MARSHFIELD              MA         02050      SFD     7.125    6.750   $2,492.76       360      1-Oct-27       $369,704.12
4600584  LARGO                   FL         33777      SFD     7.875    6.750   $2,022.95       360      1-Jun-27       $278,027.26
4601156  NAPERVILLE              IL         60564      SFD     7.375    6.750   $2,313.77       360      1-Sep-27       $334,488.60
4601438  RANDOLPH                NJ         07869      SFD     7.375    6.750   $2,529.60       360      1-Oct-27       $365,971.31
4601683  BRIDGMAN                MI         49106      SFD     7.250    6.750   $2,173.42       360      1-Sep-27       $318,101.41
4602336  MERTON                  WI         53029      SFD     7.625    6.750   $1,719.94       360      1-Sep-27       $242,647.13
4602701  HIGHLANDS RANCH         CO         80126      SFD     6.625    6.359   $1,024.50       360      1-Jul-27       $159,430.63
4602867  WYLIE                   TX         75098      SFD     7.625    6.750   $2,225.66       360      1-Nov-27       $314,450.00
4602936  CHULA VISTA             CA         91910      SFD     7.500    6.750   $2,796.86       360      1-Jul-27       $398,801.38
4603414  KATY                    TX         77450      SFD     7.375    6.750   $1,670.06       360      1-Aug-27       $241,244.60
4603440  FOX POINT               WI         53217      SFD     7.375    6.750   $1,657.63       360      1-Nov-27       $240,000.00
4603444  KIRKLAND                WA         98033      PUD     7.125    6.750   $1,454.90       360      1-Nov-27       $215,950.00
4603572  PARK RIDGE              NJ         07656      SFD     7.250    6.750   $1,915.56       360      1-Oct-27       $280,580.94
4603912  PALO ALTO               CA         94301      SFD     7.250    6.750   $4,093.06       360      1-Sep-27       $599,061.05
4604142  SKILLMAN                NJ         08558      SFD     8.000    6.750   $2,817.66       360      1-Oct-27       $383,742.34
4604413  ASHBURN                 VA         20147      SFD     7.250    6.750   $1,475.89       360      1-Sep-27       $215,922.44
4604741  LAFAYETTE               NJ         07848      SFD     7.375    6.750   $1,519.49       360      1-Sep-27       $219,664.15
4604891  MARSHFIELD              MA         02050      SFD     7.000    6.734   $1,720.48       360      1-Oct-27       $258,388.02
4605181  SUDBURY                 MA         01776      SFD     7.625    6.750   $3,008.13       360      1-Oct-27       $424,692.39
4605412  CAMARILLO               CA         93010      SFD     7.250    6.750   $1,606.87       360      1-Oct-27       $235,366.24
4605490  SOUTHLAKE               TX         76092      SFD     7.250    6.750   $1,735.12       360      1-Oct-27       $254,151.58
4605708  CHAPEL HILL             NC         27514      SFD     7.500    6.750   $1,817.96       360      1-Oct-27       $259,807.04
4606424  ANNANDALE               NJ         08801      SFD     7.875    6.750   $1,687.60       360      1-Oct-27       $232,589.82
4606519  COLORADO SPRINGS        CO         80919      SFD     7.500    6.750   $1,503.32       360      1-Oct-27       $214,840.43
4606700  NEW HOPE                PA         18938      SFD     7.250    6.750   $3,710.36       360      1-Oct-27       $543,475.70
4606750  BELLE MEAD              NJ         08502      SFD     7.000    6.734   $2,262.70       360      1-Nov-27       $340,100.00
4607165  BELMONT                 CA         94002      SFD     7.250    6.750   $3,170.76       360      1-Sep-27       $464,072.63
4607607  VALENCIA                CA         91354      SFD     7.250    6.750   $1,561.51       360      1-Nov-27       $228,900.00
4607608  SCOTCH PLAINS           NJ         07076      SFD     7.250    6.750   $2,210.26       360      1-Oct-27       $323,747.24
4607769  SHELBY TOWNSHIP         MI         48316      SFD     7.375    6.750   $2,044.40       360      1-Sep-27       $295,548.15
4607932  CHATSWORTH              CA         91311      SFD     7.375    6.750   $2,548.60       360      1-Oct-27       $368,719.21
4607953  PRINCETON               NJ         08502      SFD     7.250    6.750   $1,705.45       360      1-Nov-27       $250,000.00
4608035  ALPHARETTA              GA         30201      SFD     7.875    6.750   $1,565.43       360      1-Aug-27       $215,451.31
4608315  GRAYSON                 GA         30221      SFD     7.750    6.750   $2,414.31       360      1-Sep-27       $336,522.76
4608347  ANDOVER                 MA         01810      SFD     7.625    6.750   $1,911.05       360      1-Sep-27       $269,607.91
4608395  ALLEN                   TX         75013      SFD     7.500    6.750   $1,748.04       360      1-Jul-27       $249,250.85
4608442  MOUNT LAUREL            NJ         08054      SFD     7.125    6.750   $1,991.52       360      1-Oct-27       $295,363.61
4608639  CARSON CITY             NV         89703      SFD     7.750    6.750   $1,934.32       360      1-Sep-27       $269,617.63
4608685  ALPHARETTA              GA         30022      SFD     7.375    6.750   $2,110.36       360      1-Oct-27       $305,317.50
4608707  SOUTHBURY               CT         06488      SFD     7.375    6.750   $2,442.23       360      1-Nov-27       $353,600.00
4608870  AURORA                  IL         60504      SFD     7.250    6.750   $2,046.53       360      1-Oct-27       $299,765.97
4609030  SEATTLE                 WA         98109      LCO     7.250    6.750   $2,032.89       360      1-Sep-27       $297,533.65
4609243  SIMI VALLEY             CA         93065      SFD     7.625    6.750   $2,123.39       360      1-Oct-27       $299,782.86
4609768  CLAYTON                 CA         94517      SFD     7.500    6.750   $2,433.27       360      1-Oct-27       $347,741.73
4609944  STEVENSON RANCH         CA         91381      SFD     7.875    6.750   $2,187.54       360      1-Aug-27       $301,073.00
4609995  MAPLEWOOD               NJ         07040      SFD     7.250    6.750   $1,599.03       360      1-Sep-27       $234,033.17
4610089  BOCA RATON              FL         33428      PUD     7.875    6.750   $1,583.56       360      1-Jul-27       $217,792.82
4610128  ALPHARETTA              GA         30202      SFD     7.500    6.750   $1,608.20       360      1-Nov-27       $230,000.00
4610321  AVON                    CT         06001      SFD     7.375    6.750   $2,988.21       360      1-Oct-27       $432,320.78
4610378  EDEN PRAIRIE            MN         55437      SFD     8.250    6.750   $2,346.21       360      1-Sep-27       $311,900.33
4610480  WEST CHESTER            PA         19382      SFD     7.000    6.734   $1,962.65       360      1-Oct-27       $294,758.18
4610693  NORTH BARRINGTON        IL         60010      SFD     7.125    6.750   $3,671.77       360      1-Oct-27       $544,564.17
4610696  COSTA MESA              CA         92627      SFD     6.625    6.359   $1,600.78       360      1-Oct-27       $249,779.43
4610831  FORT WASHINGTON         PA         19034      SFD     7.125    6.750   $1,684.30       360      1-Oct-27       $249,800.08
4611141  PIKESVILLE              MD         21208      SFD     7.500    6.750   $1,933.43       240      1-Sep-17       $239,130.43
4611202  PRINCETON               NJ         08542      SFD     7.125    6.750   $2,115.48       360      1-Nov-27       $314,000.00
4611690  DAVIE                   FL         33325      SFD     7.250    6.750   $1,705.45       360      1-Sep-27       $249,608.76
4611771  ALPHARETTA              GA         30202      SFD     7.500    6.750   $2,082.97       360      1-Oct-27       $297,678.91
4611806  DANBURY                 CT         06810      SFD     7.125    6.750   $1,616.93       360      1-Nov-27       $240,000.00
4611906  MORGAN HILL             CA         95037      SFD     7.500    6.750   $2,209.52       360      1-Oct-27       $315,765.48
4612453  EDGEWOOD                TX         75117      SFD     7.250    6.750   $1,842.22       360      1-Nov-27       $270,050.00
4612497  MCLEAN                  VA         22102      SFD     7.125    6.750   $3,840.20       360      1-Sep-27       $568,079.71
4612983  OAKTON                  VA         22124      SFD     7.625    6.750   $1,942.19       360      1-Aug-27       $273,800.38
4613005  BRIER                   WA         98036      SFD     7.500    6.750   $1,824.95       360      1-Oct-27       $260,806.30
4613109  NAPERVILLE              IL         60563      SFD     7.375    6.750   $1,851.01       360      1-Sep-27       $267,590.89
4613312  POWDER SPRINGS          GA         30127      SFD     7.375    6.750   $1,704.59       360      1-Oct-27       $246,612.20
4613318  NEW YORK                NY         10021      HCO     7.875    6.750   $1,856.18       360      1-Sep-27       $255,646.48
4613328  NORTHRIDGE              CA         91326      SFD     7.375    6.750   $2,072.03       360      1-Sep-27       $299,541.06
4613533  HUDSON                  OH         44236      SFD     7.250    6.750   $1,500.79       360      1-Oct-27       $219,828.38
4613648  AMBLER                  PA         19002      SFD     7.500    6.750   $3,546.42       360      1-Oct-27       $506,823.58
4613653  WARREN                  NJ         07059      SFD     7.125    6.750   $2,694.88       360      1-Oct-27       $399,680.12
4613756  BERWYN                  PA         19312      SFD     7.250    6.750   $1,606.19       360      1-Sep-27       $235,081.53
4613823  ORLAND PARK             IL         60462      SFD     7.250    6.750   $1,677.14       360      1-Aug-27       $245,271.13
4613895  SUWANEE                 GA         30174      SFD     7.375    6.750   $1,664.88       360      1-Nov-27       $241,050.00
4613973  SOUTHBURY               CT         06488      SFD     7.625    6.750   $2,369.70       360      1-Oct-27       $334,557.68
4614142  SOUTHLAKE               TX         76092      SFD     7.125    6.750   $1,852.73       360      1-Oct-27       $274,780.08
4614210  BRIDGEWATER             NJ         08807      SFD     7.625    6.750   $3,114.30       360      1-Sep-27       $437,560.42
4614213  SCOTTSDALE              AZ         85254      SFD     7.750    6.750   $1,708.65       360      1-Oct-27       $238,331.66
4614351  LAWRENCEVILLE           NJ         08648      SFD     7.250    6.750   $2,373.98       360      1-Nov-27       $348,000.00
4614380  CHESTERFIELD            MO         63005      SFD     6.875    6.609   $1,445.25       360      1-Nov-27       $220,000.00
4614385  SAINT LOUIS             MO         63129      SFD     7.625    6.750   $1,637.13       360      1-Sep-27       $230,964.12
4614386  CHESTER SPRINGS         PA         19425      SFD     7.000    6.734   $1,896.12       360      1-Oct-27       $284,766.38
4614622  BERKELEY LAKE           GA         30136      SFD     6.875    6.609   $1,662.69       360      1-Nov-27       $253,100.00
4614649  AUSTIN                  TX         78730      SFD     7.750    6.750   $2,089.06       360      1-Oct-27       $291,394.19
4614784  COSTA MESA              CA         92626      SFD     7.125    6.750   $1,737.53       360      1-Sep-27       $257,486.28
4615002  RANDOLPH                NJ         07869      SFD     7.250    6.750   $2,142.72       360      1-Sep-27       $313,608.46
4615082  WOBURN                  MA         01801      SFD     7.875    6.750   $1,722.04       360      1-Sep-27       $237,172.03
4615325  TYLER                   TX         75707      SFD     7.250    6.750   $1,534.90       360      1-Oct-27       $224,824.48
4615468  RIDGEFIELD              CT         06877      SFD     7.875    6.750   $2,175.21       360      1-Nov-27       $300,000.00
4615487  PHILADELPHIA            PA         19008      SFD     7.125    6.750   $1,692.39       360      1-Oct-27       $250,991.50
4615606  DOYLESTOWN              PA         18901      SFD     7.250    6.750   $2,346.69       360      1-Sep-27       $343,461.66
4615726  WAKE FOREST             NC         27587      SFD     7.375    6.750   $1,588.56       360      1-Sep-27       $229,636.81
4615794  FLOWER MOUND            TX         75028      SFD     7.625    6.750   $1,981.83       360      1-Oct-27       $279,797.34
4615876  LANDENBERG              PA         19350      SFD     7.375    6.750   $2,141.10       360      1-Sep-27       $309,526.77
4615917  MONROE                  NY         10950      SFD     7.750    6.750   $2,143.87       360      1-Sep-27       $298,826.21
4616163  SAN JOSE                CA         95132      SFD     7.375    6.750   $1,546.43       360      1-Aug-27       $222,983.56
4616183  CLARKS SUMMIT           PA         18411      SFD     7.375    6.750   $1,940.80       360      1-Sep-27       $280,571.04
4616265  MANLIUS                 NY         13104      SFD     7.000    6.734   $1,989.26       360      1-Oct-27       $298,754.91
4616297  FLEMINGTON              NJ         08822      SFD     7.500    6.750   $1,733.36       360      1-Oct-27       $247,716.02
4616395  MOORPARK                CA         93021      SFD     7.500    6.750   $1,957.11       360      1-Sep-27       $279,483.24
4616465  BOTHELL                 WA         98011      SFD     7.125    6.750   $1,529.35       360      1-Oct-27       $226,818.46
4616539  WALNUT CREEK            CA         94596      SFD     7.125    6.750   $2,147.82       360      1-Sep-27       $318,288.60
4616543  PLANO                   TX         75094      SFD     7.500    6.750   $1,946.62       360      1-Oct-27       $278,193.38
4616557  BRANCHBURG              NJ         08876      SFD     7.250    6.750   $2,174.78       360      1-Sep-27       $318,301.10
4616762  THE WOODLANDS           TX         77381      SFD     7.375    6.750   $1,554.02       360      1-Sep-27       $224,656.53
4616864  LAWRENCEVILLE           NJ         08648      SFD     7.250    6.750   $1,466.68       360      1-Sep-27       $214,663.55
4616953  SLINGERLANDS            NY         12159      SFD     7.500    6.750   $1,629.17       360      1-Oct-27       $232,827.08
4616963  CUTCHOGUE               NY         11935      SFD     7.875    6.750   $2,022.95       360      1-Oct-27       $278,807.99
4616995  MARIETTA                GA         30066      SFD     7.250    6.750   $1,976.95       360      1-Sep-27       $289,346.49
4616997  WHEELING                IL         60090      SFD     7.125    6.750   $1,600.09       360      1-Oct-27       $237,310.07
4617030  WILTON                  CT         06897      SFD     7.625    6.750   $2,335.72       360      1-Oct-27       $329,761.16
4617266  SCITUATE                MA         02066      SFD     7.500    6.750   $1,982.28       360      1-Oct-27       $283,289.60
4617503  HADDONFIELD             NJ         08033      SFD     6.875    6.609   $1,540.50       360      1-Oct-27       $234,302.99
4617660  NORTH ARLINGTON         VA         22213      SFD     7.625    6.750   $1,640.32       360      1-Aug-27       $231,243.57
4617711  GREENSBORO              NC         27408      SFD     7.000    6.734   $1,556.81       360      1-Sep-27       $233,615.26
4617770  WHITPAIN                PA         19422      SFD     7.375    6.750   $1,906.27       360      1-Oct-27       $275,657.88
4617922  MONTGOMERY              NJ         08559      SFD     6.875    6.609   $2,246.70       360      1-Sep-27       $341,423.71
4617974  ATLANTA                 GA         30339      SFD     7.375    6.750   $5,050.57       360      1-Oct-27       $730,693.57
4617981  SOUTHLAKE               TX         76092      SFD     7.875    6.750   $1,588.99       360      1-Oct-27       $218,999.18
4618072  SAN FRANCISCO           CA         94109      LCO     6.875    6.609   $3,015.31       360      1-Oct-27       $458,614.38
4618282  NEW ALBANY              OH         43054      SFD     7.125    6.750   $1,670.83       360      1-Sep-27       $247,602.16
4618430  LONG VALLEY             NJ         07853      SFD     7.250    6.750   $1,575.83       360      1-Sep-27       $230,638.51
4618442  LOVELAND                OH         45140      SFD     7.750    6.750   $1,939.69       360      1-Sep-27       $270,366.57
4618485  NORTH POTOMAC           MD         20878      SFD     7.125    6.750   $1,515.87       360      1-Sep-27       $224,639.07
4618515  SANDY                   UT         84093      SFD     7.000    6.734   $1,896.12       360      1-Oct-27       $284,666.38
4618551  RESTON                  VA         20194      SFD     7.375    6.750   $1,732.91       360      1-Sep-27       $250,516.99
4618624  RIDGEWOOD               NJ         07450      SFD     7.500    6.750   $4,544.90       360      1-Sep-27       $649,032.19
4618747  OAKTON                  VA         22124      SFD     7.500    6.750   $2,013.39       360      1-Sep-27       $287,521.26
4618860  LAKE FOREST             IL         60045      SFD     7.625    6.750   $2,916.12       360      1-Sep-27       $411,401.70
4618943  STERLING                VA         20165      SFD     7.125    6.750   $1,539.79       360      1-Sep-27       $228,183.37
4619014  ROSEVILLE               MN         55112      SFD     7.625    6.750   $1,911.05       360      1-Oct-27       $269,804.58
4619113  CUMMING                 GA         30130      SFD     7.500    6.750   $1,800.48       360      1-Aug-27       $256,480.60
4619271  COLTS NECK              NJ         07722      SFD     7.125    6.750   $1,988.82       360      1-Oct-27       $294,463.93
4619278  SEATTLE                 WA         98119      SFD     6.875    6.609   $2,023.35       360      1-Nov-27       $308,000.00
4619292  HOUSTON                 TX         77001      SFD     7.500    6.750   $2,405.30       360      1-Nov-27       $344,000.00
4619351  SAN RAMON               CA         94583      SFD     7.125    6.750   $2,080.11       360      1-Sep-27       $308,254.72
4619399  YORBA LINDA             CA         92887      SFD     7.125    6.750   $2,237.42       360      1-Oct-27       $331,834.42
4619495  LOUISVILLE              KY         40220      SFD     6.625    6.359    $928.46        360      1-Sep-27       $143,878.64
4619506  FRANKLIN                TN         37064      SFD     7.625    6.750   $1,911.05       360      1-Oct-27       $269,804.58
4619605  DUNN LORING             VA         22021      SFD     7.500    6.750   $1,566.25       360      1-Sep-27       $223,666.46
4619644  SALINE                  MI         48176      SFD     7.000    6.734   $1,596.73       360      1-Oct-27       $239,803.27
4619704  ALPHARETTA              GA         30004      SFD     7.750    6.750   $1,898.50       360      1-Aug-27       $264,435.24
4619812  EAST NORTHPORT          NY         11731      SFD     8.125    6.750   $2,003.26       360      1-Oct-27       $269,623.51
4619859  MORRISVILLE             NC         27560      SFD     7.000    6.734   $1,932.71       360      1-Sep-27       $289,592.16
4619905  THE WOODLANDS           TX         77381      SFD     7.125    6.750   $2,176.12       360      1-Sep-27       $322,481.85
4620024  CORAL SPRINGS           FL         33071      SFD     7.250    6.750   $2,046.53       360      1-Oct-27       $299,765.97
4620103  IRVINE                  CA         92612      SFD     7.375    6.750   $2,721.27       360      1-Nov-27       $394,000.00
4620123  ESSEX JUNCTION          VT         05452      SFD     7.250    6.750   $1,475.55       360      1-Nov-27       $216,300.00
4620170  LIVERMORE               CA         94550      SFD     7.375    6.750   $2,244.70       360      1-Oct-27       $324,752.70
4620229  CLIFTON                 VA         20124      SFD     7.500    6.750   $1,585.82       360      1-Sep-27       $226,462.31
4620440  BRANCHBURG              NJ         08876      SFD     7.375    6.750   $1,794.72       360      1-Oct-27       $259,652.27
4620471  SOLON                   OH         44139      SFD     7.125    6.750   $1,832.52       360      1-Oct-27       $271,782.48
4620523  AVON                    CT         06001      SFD     7.375    6.750   $2,762.71       360      1-Sep-27       $399,389.37
4620553  WINCHESTER              MA         01890      SFD     7.125    6.750   $1,665.44       360      1-Sep-27       $246,660.66
4620564  PENFIELD                NY         14526      SFD     7.500    6.750   $1,761.33       360      1-Nov-27       $251,900.00
4620609  DRAPER                  UT         84020      SFD     6.875    6.609   $2,010.21       360      1-Oct-27       $305,742.92
4620610  MEAD                    CO         80542      SFD     7.125    6.750   $1,700.13       360      1-Oct-27       $252,148.20
4620619  PITTSFORD               NY         14534      SFD     7.000    6.734   $1,508.91       360      1-Nov-27       $226,800.00
4620667  NEWTON                  CT         06482      SFD     7.250    6.750   $2,028.80       360      1-Sep-27       $296,934.58
4620940  OXFORD                  MI         48371      SFD     7.125    6.750   $1,704.51       360      1-Oct-27       $252,797.68
4620988  GLENDALE                CA         91201      SFD     7.500    6.750   $2,125.62       360      1-Oct-27       $303,774.38
4621089  MARLBORO                MA         01752      SFD     7.125    6.750   $1,886.42       360      1-Sep-27       $279,550.83
4621137  WEST END                DC         20037      HCO     7.250    6.750   $1,887.93       360      1-Sep-27       $276,316.90
4621139  LEAWOOD                 KS         66224      SFD     6.875    6.609   $1,642.33       360      1-Oct-27       $249,789.96
4621164  WESTLAKE VILLAGE        CA         91361      SFD     7.125    6.750   $2,152.54       360      1-Sep-27       $318,987.46
4621194  POWELL                  OH         43065      SFD     7.125    6.750   $1,536.08       360      1-Sep-27       $227,634.26
4621378  RANDOLPH                NJ         07869      SFD     7.000    6.734   $2,116.57       240      1-Sep-17       $271,864.89
4621427  WOODBURY                MN         55125      SFD     7.250    6.750   $1,983.09       360      1-Oct-27       $290,473.22
4621443  PROSPECT                KY         40059      SFD     7.250    6.750   $2,101.11       360      1-Sep-27       $307,517.99
4621457  AUSTIN                  TX         78732      SFD     7.000    6.734   $1,760.73       360      1-Oct-27       $264,433.06
4621461  TARRYTOWN               NY         10591      SFD     7.750    6.750   $1,821.48       360      1-Oct-27       $254,070.55
4621545  MIDLOTHIAN              VA         23113      SFD     7.375    6.750   $2,092.75       360      1-Sep-27       $302,537.46
4621591  KINGWOOD                TX         77345      SFD     7.750    6.750   $1,818.26       360      1-Sep-27       $253,440.57
4621616  BASKING RIDGE           NJ         07920      SFD     6.875    6.609   $1,740.87       360      1-Oct-27       $264,777.36
4621644  EAST AMHERST            NY         14051      SFD     7.125    6.750   $2,694.88       360      1-Sep-27       $399,358.34
4621650  MARIETTA                GA         30062      SFD     7.250    6.750   $2,046.53       360      1-Sep-27       $299,530.53
4621740  NEWCASTLE               WA         98002      SFD     7.250    6.750   $1,886.90       360      1-Oct-27       $276,384.23
4621817  ALAMO                   CA         94507      SFD     7.000    6.734   $3,204.43       360      1-Oct-27       $481,255.19
4621871  THOUSAND OAKS           CA         91360      SFD     7.500    6.750   $2,592.69       360      1-Sep-27       $370,247.90
4621915  OLYMPIA                 WA         98501      PUD     7.500    6.750   $1,777.76       360      1-Oct-27       $254,061.30
4621925  GILROY                  CA         95021      SFD     7.375    6.750   $1,679.38       360      1-Sep-27       $242,778.82
4622034  ROUND ROCK              TX         78664      SFD     7.250    6.750   $1,749.79       360      1-Sep-27       $256,098.59
4622167  FAIRHOPE                AL         36532      SFD     7.375    6.750   $1,795.76       360      1-Aug-27       $259,402.82
4622317  LAKE FOREST             IL         60045      SFD     7.375    6.750   $2,845.59       360      1-Oct-27       $411,686.49
4622389  SETAUKET                NY         11733      SFD     8.250    6.750   $2,212.49       360      1-Oct-27       $294,312.20
4622532  ROSWELL                 GA         30076      SFD     7.000    6.734   $2,328.56       360      1-Nov-27       $350,000.00
4622578  GLEN MILLS              PA         19342      SFD     7.125    6.750   $1,504.42       360      1-Sep-27       $222,904.31
4622640  ARLINGTON HEIGHTS       IL         60004      SFD     6.750    6.484   $1,660.42       360      1-Oct-27       $255,779.58
4622721  WAYNE                   PA         19087      SFD     7.250    6.750   $1,710.90       360      1-Sep-27       $249,478.88
4622750  JACKSONVILLE            FL         32256      SFD     7.125    6.750   $1,600.76       360      1-Sep-27       $237,218.85
4622795  COLUMBIA                MD         21044      SFD     7.875    6.750   $2,281.80       360      1-Jul-27       $313,825.12
4622800  LIBERTYVILLE            IL         60048      SFD     7.500    6.750   $2,601.08       360      1-Sep-27       $371,446.11
4622834  MORRISTOWN              NJ         07960      SFD     7.500    6.750   $1,783.00       360      1-Oct-27       $254,810.45
4622852  ERIE                    CO         80516      SFD     7.250    6.750   $1,800.95       360      1-Oct-27       $263,794.05
4622860  ALPHARETTA              GA         30202      SFD     7.250    6.750   $2,408.09       360      1-Nov-27       $353,000.00
4623143  WEST WINDSOR TOWNSHI    P        NJ08648      SFD     7.875    6.750   $2,077.33       360      1-Sep-27       $286,104.36
4623161  HONOLULU                HI         96825      SFD     7.500    6.750   $3,480.17       240      1-Sep-17       $430,434.78
4623168  BRONXVILLE              NY         10708      SFD     7.000    6.734   $2,025.85       360      1-Oct-27       $304,250.40
4623203  SOUTH BARRINGTON        IL         60010      SFD     7.125    6.750   $3,469.66       360      1-Sep-27       $514,173.86
4623303  RALEIGH                 NC         27615      SFD     7.125    6.750   $1,785.36       360      1-Oct-27       $264,788.08
4623326  NEWTON                  CT         06482      SFD     7.500    6.750   $1,588.97       360      1-Nov-27       $227,250.00
4623332  RIDGEFIELD              CT         06877      SFD     7.625    6.750   $2,725.01       360      1-Nov-27       $385,000.00
4623376  PACE                    FL         32571      SFD     7.625    6.750   $1,523.18       360      1-Oct-27       $215,044.24
4623406  TRUMBULL                CT         06612      SFD     7.250    6.750   $2,592.27       360      1-Nov-27       $380,000.00
4623408  LA MIRADA               CA         90638      SFD     7.250    6.750   $1,570.72       360      1-Sep-27       $229,889.66
4623444  DUBLIN                  CA         94568      SFD     7.375    6.750   $1,758.46       360      1-Sep-27       $254,211.35
4623471  FAIRFIELD               CT         06430      SFD     7.250    6.750   $4,755.11       360      1-Sep-27       $695,959.18
4623512  BETHESDA                MD         20817      SFD     7.500    6.750   $3,166.05       360      1-Nov-27       $452,800.00
4623573  SOUTHLAKE               TX         76092      SFD     7.250    6.750   $1,978.31       360      1-Aug-27       $289,317.21
4623651  CARLSBAD                CA         92009      SFD     7.625    6.750   $2,137.54       360      1-Oct-27       $301,781.42
4623864  ALAMO                   CA         94507      SFD     7.250    6.750   $2,831.04       360      1-Oct-27       $414,676.25
4623900  WORCESTER               PA         19490      SFD     7.000    6.734   $1,516.89       360      1-Nov-27       $228,000.00
4623984  WESTPORT                CT         06880      SFD     7.250    6.750   $2,046.53       360      1-Sep-27       $299,530.53
4624008  DUXBURY                 MA         02332      SFD     7.500    6.750   $1,820.06       360      1-Sep-27       $259,912.43
4624031  MOUND                   MN         55364      SFD     7.625    6.750   $3,114.30       360      1-Sep-27       $439,361.04
4624042  SAN JOSE                CA         95136      SFD     7.250    6.750   $1,855.52       360      1-Oct-27       $271,787.81
4624049  GUILFORD                CT         06437      SFD     7.000    6.734   $1,976.95       360      1-Oct-27       $296,906.42
4624200  BOULDER                 CO         80303      SFD     7.625    6.750   $2,477.28       360      1-Sep-27       $349,491.75
4624230  LAGUNA NIGUEL           CA         92677      SFD     7.500    6.750   $1,884.39       360      1-Oct-27       $269,299.99
4624240  WINNETKA                IL         60093      SFD     7.625    6.750   $2,165.85       360      1-Oct-27       $305,778.53
4624241  HOUSTON                 TX         77079      SFD     7.500    6.750   $1,982.28       360      1-Sep-27       $283,077.88
4624246  ANDOVER                 MA         01810      SFD     7.375    6.750   $1,708.74       360      1-Sep-27       $247,022.32
4624285  EDEN PRAIRIE            MN         55347      SFD     7.375    6.750   $1,657.63       360      1-Sep-27       $239,633.62
4624289  SAN JOSE                CA         95118      SFD     7.625    6.750   $3,046.35       360      1-Nov-27       $430,400.00
4624388  YARDLEY                 PA         19067      SFD     7.375    6.750   $1,707.01       360      1-Oct-27       $246,961.93
4624390  WINNETKA                IL         60093      SFD     7.250    6.750   $1,905.32       360      1-Oct-27       $279,082.12
4624500  BRANDYWINE              MD         20613      SFD     7.250    6.750   $2,046.53       360      1-Oct-27       $299,765.97
4624544  MONTCHANIN              DE         19710      SFD     7.250    6.750   $3,956.63       360      1-Oct-27       $579,547.54
4624568  SUPERIOR                CO         80027      SFD     7.250    6.750   $1,602.44       360      1-Sep-27       $234,532.39
4624570  SPARTA                  NJ         07871      SFD     7.375    6.750   $2,072.03       360      1-Oct-27       $299,771.72
4624606  PHOENIX                 AZ         85024      PUD     7.250    6.750   $1,747.39       360      1-Sep-27       $255,749.17
4624669  MIDDLETOWN              NJ         07748      SFD     7.875    6.750   $2,022.95       360      1-Oct-27       $278,807.99
4624692  NAPERVILLE              IL         60564      SFD     7.875    6.750   $1,859.81       360      1-Sep-27       $256,052.18
4624693  NEWTOWN                 PA         18940      SFD     7.750    6.750   $1,629.84       360      1-Sep-27       $227,177.82
4624723  AURORA                  IL         60504      SFD     6.375    6.109   $1,845.59       240      1-Oct-17       $249,482.54
4624724  BREA                    CA         92821      SFD     7.875    6.750   $1,584.28       360      1-Oct-27       $218,349.63
4624802  STAMFORD                CT         06903      SFD     7.500    6.750   $2,580.11       360      1-Oct-27       $368,726.14
4624828  MISSION VIEJO           CA         92691      PUD     7.750    6.750   $1,869.12       360      1-Sep-27       $260,530.53
4624900  HOUSTON                 TX         77005      SFD     7.000    6.734   $2,578.72       360      1-Oct-27       $387,282.28
4624941  LONGMONT                CO         80501      SFD     7.375    6.750   $1,795.76       360      1-Oct-27       $259,802.16
4625002  ASHBURN                 VA         20147      SFD     7.375    6.750   $1,767.44       360      1-Oct-27       $255,705.28
4625010  EDINA                   MN         55439      SFD     7.250    6.750   $1,569.01       360      1-Oct-27       $229,820.57
4625029  FLEMINGTON              NJ         08822      SFD     7.125    6.750   $2,010.38       360      1-Sep-27       $297,921.32
4625105  RALEIGH                 NC         27614      SFD     7.125    6.750   $2,358.02       360      1-Oct-27       $349,720.11
4625246  CHESTER                 NJ         07930      SFD     7.250    6.750   $2,073.82       360      1-Sep-27       $303,524.26
4625365  SUDBURY                 MA         01776      SFD     7.125    6.750   $1,684.30       360      1-Sep-27       $249,598.97
4625402  DOYLESTOWN              PA         18901      SFD     7.125    6.750   $3,621.24       360      1-Sep-27       $536,261.91
4625457  CARLSBAD                CA         92009      SFD     7.375    6.750   $1,712.19       360      1-Sep-27       $247,521.56
4625502  BOLTON                  MA         01740      SFD     7.375    6.750   $2,624.57       360      1-Sep-27       $379,419.92
4625508  MANDAN                  ND         58554      SFD     7.000    6.734   $1,463.67       360      1-Oct-27       $219,819.66
4625534  NAPERVILLE              IL         60564      SFD     7.625    6.750   $1,911.05       360      1-Nov-27       $270,000.00
4625555  BROOKLINE               MA         02146      LCO     7.375    6.750   $1,491.86       360      1-Nov-27       $216,000.00
4625568  LEAWOOD                 KS         66211      SFD     7.250    6.750   $2,769.64       360      1-Nov-27       $406,000.00
4625572  BIG FLATS               NY         14814      SFD     7.000    6.734   $1,454.36       360      1-Sep-27       $218,240.57
4625580  LAWRENCEVILLE           NJ         08648      SFD     7.375    6.750   $2,485.74       360      1-Oct-27       $359,626.15
4625618  BRANCHBURG              NJ         08876      SFD     7.125    6.750   $1,517.22       360      1-Sep-27       $224,838.75
4625661  KENWOOD                 OH         45236      SFD     7.125    6.750   $1,514.52       360      1-Sep-27       $224,439.39
4625688  DANVILLE                CA         94526      SFD     7.500    6.750   $1,982.28       360      1-Oct-27       $283,289.60
4625792  CENTERPORT              NY         11721      SFD     8.000    6.750   $2,056.38       360      1-Oct-27       $280,061.95
4625873  CARMEL                  IN         46033      SFD     6.875    6.609   $1,471.53       360      1-Oct-27       $223,811.80
4625913  SHORT HILLS             NJ         07078      SFD     6.875    6.609   $2,989.03       360      1-Sep-27       $454,233.29
4625937  COLLEYVILLE             TX         76034      SFD     7.125    6.750   $1,832.52       360      1-Oct-27       $271,782.48
4625963  PHILADELPHIA            PA         19103      SFD     7.125    6.750   $1,792.10       360      1-Oct-27       $265,787.28
4625984  ALBANY                  CA         94706      SFD     7.500    6.750   $1,957.11       360      1-Nov-27       $279,900.00
4626057  HUDSON                  OH         44236      SFD     7.250    6.750   $1,487.15       360      1-Sep-27       $217,658.84
4626064  RIVERTON                UT         84065      SFD     7.375    6.750   $1,535.38       360      1-Sep-27       $221,960.64
4626086  MODESTO                 CA         95356      SFD     7.750    6.750   $1,599.40       360      1-Sep-27       $222,932.62
4626090  ATLANTA                 GA         30309      SFD     7.000    6.734   $1,663.26       360      1-Sep-27       $249,588.95
4626102  WARREN                  NJ         07059      SFD     6.875    6.609   $3,074.43       360      1-Oct-27       $467,606.82
4626104  OAKLAND                 CA         94611      SFD     7.250    6.750   $2,251.19       360      1-Sep-27       $329,356.51
4626272  LONGMONT                CO         80501      SFD     6.875    6.609   $1,629.19       360      1-Sep-27       $247,582.09
4626279  SPARTA                  NJ         07871      SFD     6.875    6.609   $1,970.79       360      1-Sep-27       $299,494.48
4626284  WEST CHESTER            PA         19382      SFD     6.875    6.609   $3,941.58       360      1-Nov-27       $600,000.00
4626290  ALPHARETTA              GA         30201      SFD     7.625    6.750   $2,051.19       360      1-Sep-27       $289,379.16
4626292  DUBLIN                  OH         43017      SFD     7.250    6.750   $1,564.24       360      1-Oct-27       $229,121.11
4626302  SAN ANTONIO             TX         78209      SFD     7.250    6.750   $3,054.45       360      1-Nov-27       $447,750.00
4626312  BROOKFIELD              WI         53045      SFD     7.000    6.734   $1,862.85       360      1-Oct-27       $279,770.48
4626348  SAN JOSE                CA         95129      SFD     7.375    6.750   $2,154.52       240      1-Sep-17       $269,006.66
4626377  PLANO                   TX         75093      SFD     7.375    6.750   $1,768.13       360      1-Oct-27       $255,805.20
4626414  EUREKA                  MO         63025      SFD     6.750    6.484   $1,556.64       360      1-Nov-27       $240,000.00
4626472  VIENNA                  VA         22180      SFD     7.625    6.750   $1,627.93       360      1-Nov-27       $230,000.00
4626617  NORCROSS                GA         30092      SFD     7.000    6.734   $1,946.01       360      1-Sep-27       $292,019.08
4626627  SARASOTA                FL         34233      SFD     7.250    6.750   $1,719.09       360      1-Oct-27       $251,803.41
4626631  PLYMOUTH                MN         55441      SFD     7.375    6.750   $1,968.43       360      1-Oct-27       $284,783.13
4626647  WARREN                  NJ         07059      SFD     7.125    6.750   $1,886.42       360      1-Sep-27       $279,550.83
4626723  RALEIGH                 NC         27614      SFD     6.875    6.609   $1,505.69       360      1-Oct-27       $229,007.44
4626757  CHANHASSEN              MN         55331      SFD     7.375    6.750   $1,967.04       360      1-Sep-27       $284,365.25
4626759  TIGARD                  OR         97224      SFD     7.125    6.750   $2,593.59       360      1-Sep-27       $384,347.45
4626777  CENTREVILLE             VA         20120      SFD     7.250    6.750   $1,671.33       360      1-Aug-27       $244,423.15
4626898  CORTLANDT               NY         10520      SFD     7.375    6.750   $1,585.10       360      1-Oct-27       $229,325.37
4626922  MINNEAPOLIS             MN         55416      SFD     7.375    6.750   $2,054.76       360      1-Sep-27       $297,045.86
4626940  GURNEE                  IL         60031      SFD     7.125    6.750   $1,776.60       360      1-Sep-27       $263,227.99
4626946  EAST AMHERST            NY         14051      SFD     7.500    6.750   $1,573.24       360      1-Oct-27       $224,833.01
4626953  LAKE MARY               FL         32746      SFD     7.375    6.750   $1,643.81       360      1-Oct-27       $237,818.90
4626968  PLEASANTON              CA         94566      SFD     7.250    6.750   $2,503.59       360      1-Sep-27       $366,425.68
4626976  GUILFORD                CT         06437      SFD     7.500    6.750   $1,773.56       360      1-Oct-27       $253,461.75
4627004  NORTH KINGSTOWN         RI         02852      SFD     6.875    6.609   $1,412.40       360      1-Sep-27       $214,462.00
4627080  MCLEAN                  VA         22102      SFD     7.250    6.750   $3,492.74       360      1-Aug-27       $510,794.53
4627084  LEAWOOD                 KS         66209      SFD     7.750    6.750   $1,942.19       360      1-Sep-27       $270,716.09
4627095  MASCOT                  TN         37806      SFD     7.000    6.734   $1,840.56       240      1-Oct-17       $236,944.27
4627246  LIVERMORE               CA         94550      SFD     7.500    6.750   $1,603.65       360      1-Sep-27       $229,008.51
4627250  COLTS NECK              NJ         07722      SFD     7.000    6.734   $2,035.83       360      1-Oct-27       $305,649.17
4627272  MARIETTA                GA         30068      SFD     7.625    6.750   $1,576.62       360      1-Aug-27       $222,263.25
4627285  AURORA                  IL         60504      SFD     7.000    6.734   $1,616.69       360      1-Sep-27       $242,600.46
4627289  GURNEE                  IL         60031      SFD     7.750    6.750   $1,927.15       360      1-Oct-27       $268,810.14
4627320  LITTLETON               CO         80124      SFD     7.000    6.734   $2,494.89       360      1-Oct-27       $374,687.50
4627397  HENDERSONVILLE          TN         37075      SFD     7.250    6.750   $1,599.03       360      1-Nov-27       $234,400.00
4627438  READINGTON              NJ         08889      SFD     7.250    6.750   $1,738.19       360      1-Sep-27       $254,401.26
4627588  CARY                    NC         27513      SFD     6.625    6.359   $1,952.95       360      1-Oct-27       $304,730.90
4627640  COLUMBIA                MD         21044      SFD     7.000    6.734   $1,430.41       360      1-Oct-27       $214,823.76
4627641  SAN RAFAEL              CA         94903      SFD     8.000    6.750   $1,992.91       360      1-Sep-27       $271,234.30
4627710  ROCHESTER HILLS         MI         48306      SFD     6.750    6.484   $2,270.10       360      1-Oct-27       $349,698.65
4627746  WICHITA                 KS         67226      SFD     7.250    6.750   $1,824.83       360      1-Oct-27       $267,291.32
4627786  WHIPPANY                NJ         07981      SFD     6.750    6.484   $1,838.78       360      1-Sep-27       $283,010.44
4627891  NAPERVILLE              IL         60564      SFD     7.125    6.750   $1,717.99       360      1-Oct-27       $254,796.07
4627934  GAITHERSBURG            MD         20878      SFD     7.375    6.750   $1,577.51       360      1-Oct-27       $228,226.20
4627941  NEW FAIRFIELD           CT         06812      SFD     7.250    6.750   $1,705.45       360      1-Oct-27       $249,704.97
4627945  LEESBURG                VA         20175      SFD     6.875    6.609   $2,102.18       360      1-Oct-27       $319,731.15
4628014  SUWANEE                 GA         30024      SFD     7.625    6.750   $1,662.97       360      1-Oct-27       $234,779.94
4628049  ALEXANDRIA              VA         22308      SFD     7.250    6.750   $1,534.90       360      1-Sep-27       $224,647.89
4628126  MARIETTA                GA         30062      SFD     7.500    6.750   $2,237.49       360      1-Sep-27       $319,523.54
4628296  MONROE                  CT         06468      SFD     7.000    6.734   $1,809.63       360      1-Sep-27       $271,552.78
4628332  VALENCIA                CA         91355      SFD     7.000    6.734   $1,443.71       360      1-Oct-27       $216,822.12
4628351  WESTPORT                CT         06880      SFD     6.750    6.484   $2,970.58       360      1-Oct-27       $457,605.67
4628362  LONGMONT                CO         80501      SFD     7.500    6.750   $1,887.18       360      1-Sep-27       $269,498.14
4628472  BRANDON                 MS         39042      SFD     7.375    6.750   $1,926.98       360      1-Aug-27       $278,359.19
4628490  YORBA LINDA             CA         92887      SFD     7.250    6.750   $1,937.39       360      1-Sep-27       $283,555.54
4628514  NORTH ANDOVER           MA         01845      SFD     7.375    6.750   $1,795.76       360      1-Sep-27       $259,603.10
4628713  PLANO                   TX         75093      SFD     7.125    6.750   $2,021.16       360      1-Oct-27       $299,760.09
4628750  LA GRANGE               KY         40031      SFD     7.625    6.750   $2,123.39       360      1-Oct-27       $299,782.86
4628759  SOUTH AURORA            CO         80015      SFD     6.500    6.234   $3,128.74       360      1-Oct-27       $494,552.51
4628835  CENTREVILLE             VA         22020      SFD     7.000    6.734   $1,511.57       360      1-Oct-27       $227,013.76
4628852  RANCHO PALOS VERDES     CA         90275      SFD     6.750    6.484   $1,993.15       360      1-Oct-27       $307,035.41
4628869  MARIETTA                GA         30066      SFD     7.500    6.750   $1,649.45       360      1-Oct-27       $235,724.93
4628904  FRANKLIN                MA         02038      SFD     7.500    6.750   $1,812.37       360      1-Oct-27       $259,007.63
4628922  WALNUT CREEK            CA         94504      SFD     6.875    6.609   $2,475.31       360      1-Oct-27       $376,483.44
4628931  MILFORD                 CT         06460      SFD     7.500    6.750   $1,535.83       360      1-Oct-27       $219,486.98
4629007  GLEN ELLYN              IL         60137      SFD     7.500    6.750   $2,447.25       360      1-Sep-27       $349,478.88
4629017  FORT COLLINS            CO         80525      SFD     7.000    6.734   $1,914.41       360      1-Sep-27       $287,276.89
4629031  BLUE BELL               PA         19422      SFD     7.000    6.734   $1,745.76       360      1-Oct-27       $262,184.91
4629087  WAYZATA                 MN         55391      PUD     7.375    6.750   $2,072.03       360      1-Oct-27       $299,771.72
4629097  ARLINGTON               TX         76006      SFD     7.375    6.750   $1,600.64       360      1-Oct-27       $231,573.66
4629102  RANCHO SANTA MARGARI    CA         92688      SFD     7.250    6.750   $1,549.23       360      1-Sep-27       $226,744.59
4629123  PLEASANTON              CA         94588      SFD     7.000    6.734   $1,995.91       360      1-Sep-27       $299,506.75
4629156  POWAY                   CA         92064      SFD     7.750    6.750   $2,804.76       360      1-Sep-27       $390,945.57
4629188  PLEASANT HILL           CA         94523      SFD     6.875    6.609   $1,668.60       360      1-Nov-27       $254,000.00
4629240  SOUTHLAKE               TX         76092      SFD     6.750    6.484   $2,168.92       360      1-Nov-27       $334,400.00
4629263  SIMPSONVILLE            SC         29681      SFD     7.125    6.750   $1,697.44       360      1-Sep-27       $251,545.83
4629302  COPPELL                 TX         75019      SFD     8.125    6.750   $2,116.12       360      1-Oct-27       $284,763.57
4629312  SPRING                  TX         77379      SFD     7.250    6.750   $1,841.88       360      1-Nov-27       $270,000.00
4629343  BRENTWOOD               TN         37027      SFD     6.750    6.484   $2,140.38       360      1-Sep-27       $329,426.90
4629417  WASHINGTON TOWNSHIP     NJ         07853      SFD     7.125    6.750   $1,751.67       360      1-Oct-27       $259,792.08
4629418  BOONTON TOWNSHIP        NJ         07005      SFD     6.875    6.609   $2,529.18       360      1-Sep-27       $384,351.25
4629481  CINCINNATI              OH         45241      SFD     7.125    6.750   $1,670.83       360      1-Oct-27       $247,801.67
4629483  SAN DIEGO               CA         92127      SFD     7.125    6.750   $1,794.79       360      1-Oct-27       $266,186.96
4629539  BELLE MEAD              NJ         08502      SFD     7.000    6.734   $1,746.42       360      1-Sep-27       $261,814.82
4629553  OLYMPIA                 WA         98502      SFD     6.750    6.484   $1,426.92       360      1-Sep-27       $219,620.09
4629635  SAN FRANCISCO           CA         94131      SFD     7.000    6.734   $3,459.58       360      1-Sep-27       $519,145.02
4629680  TEWKSBURY               NJ         07830      SFD     7.125    6.750   $1,583.24       360      1-Nov-27       $235,000.00
4629682  KEY LARGO               FL         33037      SFD     7.000    6.734   $2,138.62       360      1-Nov-27       $321,450.00
4629741  STAMFORD                CT         06905      SFD     7.375    6.750   $1,849.29       360      1-Oct-27       $267,546.26
4629746  DRAPER                  UT         84020      SFD     7.500    6.750   $1,735.46       360      1-Oct-27       $248,015.79
4629750  ACWORTH                 GA         30101      SFD     7.125    6.750   $1,852.73       360      1-Oct-27       $274,780.08
4629751  FARMINGTON              CT         06032      SFD     6.875    6.609   $4,434.27       360      1-Sep-27       $673,862.59
4629781  NORTH POTOMAC           MD         20878      SFD     7.375    6.750   $2,113.47       360      1-Sep-27       $305,532.87
4629839  SAINT CHARLES           MO         63304      SFD     7.000    6.734   $1,530.20       360      1-Oct-27       $229,811.47
4629843  CHESTER                 NJ         07930      SFD     7.000    6.734   $2,228.77       360      1-Oct-27       $334,725.40
4629847  LONGMONT                CO         80501      SFD     7.500    6.750   $1,594.21       360      1-Nov-27       $228,000.00
4629855  WYCKOFF                 NJ         07481      SFD     7.375    6.750   $1,640.36       360      1-Oct-27       $237,319.28
4629871  NORTH WALES             PA         19454      SFD     7.125    6.750   $2,021.16       360      1-Sep-27       $299,518.76
4629877  OGDEN                   UT         84403      SFD     7.500    6.750   $2,054.65       360      1-Oct-27       $293,631.91
4629901  THOUSAND OAKS           CA         91362      SFD     6.875    6.609   $1,769.44       360      1-Oct-27       $269,123.71
4629996  GENEVA                  IL         60134      SFD     7.500    6.750   $1,676.37       360      1-Oct-27       $239,572.07
4630019  FORT COLLINS            CO         80525      SFD     7.125    6.750   $1,798.83       360      1-Oct-27       $266,786.48
4630073  ERIE                    PA         16509      SFD     7.125    6.750   $1,570.44       360      1-Sep-27       $232,726.07
4630080  SOUTHLAKE               TX         76092      SFD     7.000    6.734   $2,556.10       360      1-Oct-27       $383,885.07
4630091  NASHVILLE               TN         37205      LCO     7.125    6.750   $1,691.71       360      1-Sep-27       $250,697.20
4630119  MONTARA                 CA         94037      SFD     7.625    6.750   $2,027.13       360      1-Sep-27       $285,984.09
4630125  SIMSBURY                CT         06092      SFD     6.625    6.359   $2,689.31       360      1-Nov-27       $420,000.00
4630129  PLYMOUTH                MN         55446      SFD     8.375    6.750   $1,761.85       360      1-Sep-27       $231,510.84
4630149  WICHITA                 KS         67230      SFD     7.250    6.750   $2,114.75       360      1-Oct-27       $309,758.17
4630236  SUNNYVALE               CA         94087      SFD     6.625    6.359   $2,458.80       360      1-Sep-27       $383,320.53
4630268  SARATOGA                CA         95070      SFD     7.375    6.750   $4,489.39       360      1-Sep-27       $649,007.76
4630353  CINCINNATI              OH         45249      SFD     7.500    6.750   $2,198.34       360      1-Sep-27       $313,931.86
4630368  RALEIGH                 NC         27615      SFD     7.375    6.750   $2,221.55       240      1-Oct-17       $277,889.45
4630390  ATLANTA                 GA         30319      SFD     7.750    6.750   $1,676.41       360      1-Oct-27       $233,834.84
4630391  HERNDON                 VA         20171      SFD     7.000    6.734   $1,926.72       360      1-Oct-27       $289,362.61
4630426  ATLANTA                 GA         30324      SFD     7.250    6.750   $2,609.33       360      1-Sep-27       $381,901.41
4630534  SAN ANSELMO             CA         94960      SFD     7.250    6.750   $2,342.60       360      1-Oct-27       $343,132.11
4630557  REDWOOD SHORES          CA         94065      SFD     7.375    6.750   $4,116.43       360      1-Oct-27       $595,546.49
4630590  SAN JUAN CAPISTRANO     CA         92675      SFD     7.250    6.750   $2,080.64       360      1-Sep-27       $304,314.01
4630665  SAN JOSE                CA         95120      SFD     7.500    6.750   $4,838.57       360      1-Sep-27       $690,969.65
4630694  CORTE MADERA            CA         94925      SFD     6.750    6.484   $3,243.00       360      1-Nov-27       $500,000.00
4630731  DANVILLE                CA         94506      SFD     7.375    6.750   $4,744.94       360      1-Sep-27       $685,951.28
4630763  LAKE FOREST             IL         60045      SFD     7.000    6.734   $2,528.15       360      1-Sep-27       $379,375.22
4630818  NEWTOWN                 PA         18940      SFD     7.000    6.734   $2,498.22       360      1-Sep-27       $374,882.60
4630856  SOUTH LAKE              TX         76092      SFD     7.125    6.750   $1,684.30       360      1-Oct-27       $249,800.08
4630875  STEWARTSVILLE           NJ         08886      SFD     7.375    6.750   $1,491.52       360      1-Sep-27       $215,620.33
4630881  BROOKFIELD              CT         06804      SFD     7.250    6.750   $1,565.60       360      1-Sep-27       $229,140.84
4630900  ALPHARETTA              GA         30005      SFD     6.875    6.609   $1,410.43       360      1-Oct-27       $214,519.62
4630953  CORNING                 NY         14830      SFD     6.875    6.609   $1,540.50       360      1-Sep-27       $234,104.85
4630958  WEST CHESTER            PA         19382      SFD     7.000    6.734   $1,696.53       360      1-Oct-27       $254,790.97
4630968  NAPERVILLE              IL         60564      SFD     7.000    6.734   $1,711.16       360      1-Oct-27       $256,989.17
4630982  AUBURN                  CA         95602      SFD     6.750    6.484   $1,426.92       360      1-Oct-27       $219,810.58
4631017  MEDFIELD                MA         02052      SFD     7.125    6.750   $2,694.87       360      1-Sep-27       $399,358.36
4631035  LIVERMORE               CA         94550      SFD     6.875    6.609   $2,091.67       360      1-Oct-27       $318,132.50
4631063  KENT                    WA         98042      SFD     7.250    6.750   $1,587.77       360      1-Oct-27       $232,568.43
4631108  ROSWELL                 GA         30076      SFD     6.375    6.109   $2,183.55       360      1-Sep-27       $349,082.07
4631118  TERRACE PARK            OH         45212      SFD     7.250    6.750   $1,719.09       360      1-Oct-27       $251,803.41
4631135  DUBLIN                  CA         94568      LCO     7.375    6.750   $1,650.37       360      1-Oct-27       $238,768.18
4631155  SEATTLE                 WA         98136      SFD     7.000    6.734   $1,995.91       360      1-Oct-27       $299,754.09
4631161  COLLEYVILLE             TX         76034      SFD     7.000    6.734   $1,571.78       360      1-Sep-27       $235,861.56
4631173  CLARENDON HILLS         IL         60514      SFD     7.250    6.750   $1,981.73       360      1-Oct-27       $290,273.37
4631183  FLOWER MOUND            TX         75028      SFD     7.750    6.750   $1,647.04       360      1-Oct-27       $229,737.73
4631203  SARATOGA                CA         95070      SFD     6.875    6.609   $3,107.28       360      1-Sep-27       $472,102.39
4631213  DANVILLE                CA         94526      SFD     7.375    6.750   $4,299.46       360      1-Nov-27       $622,500.00
4631342  ROSELLE                 IL         60172      SFD     7.875    6.750   $1,951.53       360      1-Nov-27       $269,150.00
4631405  PENFIELD                NY         14526      SFD     6.875    6.609   $1,859.11       360      1-Oct-27       $282,762.24
4631413  POUND RIDGE             NY         10576      SFD     7.125    6.750   $2,829.62       360      1-Oct-27       $419,664.13
4631415  WEST CHESTER            PA         19382      SFD     7.500    6.750   $1,508.21       360      1-Oct-27       $215,539.92
4631440  ALLEN                   TX         75013      SFD     7.375    6.750   $1,922.84       360      1-Sep-27       $277,975.02
4631444  BIRMINGHAM              AL         35244      SFD     7.625    6.750   $1,811.96       360      1-Sep-27       $255,628.24
4631445  AUSTIN                  TX         78750      SFD     7.625    6.750   $2,007.31       360      1-Oct-27       $283,394.73
4631466  ATLANTA                 GA         30327      SFD     7.625    6.750   $2,363.33       360      1-Oct-27       $333,658.33
4631499  SAN RAMON               CA         94583      SFD     7.250    6.750   $2,086.78       360      1-Oct-27       $305,661.37
4631516  MILWAUKEE               WI         53211      SFD     7.250    6.750   $2,046.53       360      1-Oct-27       $299,765.97
4631527  CHARLOTTE               NC         28277      SFD     7.375    6.750   $1,664.53       360      1-Sep-27       $240,632.11
4631588  BELLEVUE                WA         98006      SFD     7.125    6.750   $2,506.24       360      1-Sep-27       $371,403.25
4631603  MIDLOTHIAN              VA         23112      SFD     7.250    6.750   $2,455.84       360      1-Sep-27       $359,436.62
4631632  SAN FRANCISCO           CA         94111      LCO     7.250    6.750   $1,588.45       360      1-Oct-27       $232,668.35
4631779  RANDOLPH                NJ         07869      SFD     7.000    6.734   $1,462.34       360      1-Oct-27       $219,619.83
4631914  LONG VALLEY             NJ         07853      SFD     7.250    6.750   $1,909.42       360      1-Oct-27       $279,681.64
4631931  LONG GROVE              IL         60047      SFD     6.500    6.234   $2,682.50       360      1-Oct-27       $424,016.33
4632012  VIENNA                  VA         22182      SFD     7.375    6.750   $3,591.51       360      1-Oct-27       $519,604.32
4632034  HOUSTON                 TX         77005      SFD     7.125    6.750   $1,751.67       360      1-Oct-27       $259,792.08
4632076  CAZENOVIA               NY         13035      SFD     7.000    6.734   $1,995.91       360      1-Oct-27       $297,750.00
4632078  MIAMI                   FL         33157      SFD     7.875    6.750   $1,812.68       360      1-Sep-27       $249,654.77
4632148  BERKELEY HEIGHTS        NJ         07922      SFD     7.000    6.734   $2,046.48       360      1-Sep-27       $306,491.90
4632209  HINSDALE                IL         60521      SFD     7.375    6.750   $2,417.37       360      1-Oct-27       $349,733.67
4632217  HOUSTON                 TX         77007      SFD     7.500    6.750   $2,265.46       360      1-Sep-27       $323,517.58
4632223  PLANO                   TX         75025      SFD     7.250    6.750   $1,747.06       360      1-Oct-27       $255,900.21
4632240  STEVENSON RANCH AREA    CA         91381      SFD     7.250    6.750   $1,565.59       360      1-Sep-27       $229,140.87
4632245  PARKER                  CO         80138      SFD     7.375    6.750   $1,529.16       360      1-Sep-27       $221,062.02
4632259  AMAWALK                 NY         10501      SFD     7.125    6.750   $2,301.43       360      1-Nov-27       $341,600.00
4632286  MARIETTA                GA         30066      SFD     7.250    6.750   $1,575.83       360      1-Sep-27       $230,483.58
4632294  LANSDALE                PA         19446      SFD     7.375    6.750   $1,761.23       360      1-Oct-27       $254,705.96
4632296  YORBA LINDA             CA         92886      SFD     7.625    6.750   $2,426.32       360      1-Sep-27       $342,228.05
4632400  FOOTHILL RANCH          CA         92610      SFD     8.000    6.750   $1,808.73       360      1-Nov-27       $246,500.00
4632430  FAIRPORT                NY         14450      SFD     7.125    6.750   $1,751.67       360      1-Sep-27       $259,582.93
4632572  MARIETTA                GA         30062      SFD     7.375    6.750   $1,900.74       360      1-Oct-27       $274,990.59
4632627  MOUNT LAUREL            NJ         08054      SFD     7.250    6.750   $1,706.81       360      1-Oct-27       $250,004.82
4632640  WAYLAND                 MA         01778      SFD     7.250    6.750   $2,728.71       360      1-Oct-27       $399,687.96
4632678  NAPERVILLE              IL         60564      SFD     7.500    6.750   $1,529.19       360      1-Oct-27       $218,537.69
4632996  MAPLE VALLEY            WA         98038      SFD     7.250    6.750   $1,973.88       360      1-Oct-27       $289,124.28
4633014  ROSWELL                 GA         30075      SFD     7.875    6.750   $1,604.95       360      1-Sep-27       $220,871.69
4633021  DALLAS                  TX         75209      SFD     7.625    6.750   $3,454.04       360      1-Sep-27       $487,291.35
4633064  BETHESDA                MD         20817      SFD     6.875    6.609   $2,768.30       360      1-Oct-27       $421,045.97
4633093  MOON TOWNSHIP           PA         15108      SFD     6.750    6.484   $1,984.72       360      1-Oct-27       $305,736.53
4633109  MENDHAM                 NJ         07945      SFD     7.125    6.750   $1,713.94       360      1-Oct-27       $254,196.56
4633112  BOXFORD                 MA         01921      SFD     7.000    6.734   $3,858.76       360      1-Nov-27       $580,000.00
4633116  RIDGEFIELD              CT         06877      SFD     7.500    6.750   $2,097.65       360      1-Oct-27       $299,777.35
4633132  BELLE MEAD              NJ         08502      SFD     7.125    6.750   $1,839.63       240      1-Oct-17       $234,555.68
4633138  BELLE MEAD              NJ         08502      SFD     7.000    6.734   $1,596.73       360      1-Oct-27       $239,803.27
4633274  PARKLAND                FL         33067      SFD     7.875    6.750   $1,598.78       360      1-Oct-27       $220,348.25
4633313  NEW BRIGHTON            MN         55112      SFD     8.000    6.750   $2,261.83       360      1-Oct-27       $308,043.17
4633329  CARY                    NC         27511      SFD     8.125    6.750   $1,710.72       360      1-Sep-27       $230,097.54
4633371  FRANKLIN                MA         02038      SFD     7.375    6.750   $1,657.63       360      1-Sep-27       $239,432.39
4633410  PARSIPPANY              NJ         07046      SFD     7.250    6.750   $1,807.77       360      1-Oct-27       $264,793.27
4633454  MISSION VIEJO           CA         92692      SFD     7.500    6.750   $2,489.21       360      1-Sep-27       $355,469.93
4633511  WEST WINDSOR            NJ         08512      SFD     7.500    6.750   $2,381.88       360      1-Nov-27       $340,650.00
4633519  RESTON                  VA         20194      SFD     7.125    6.750   $2,048.11       360      1-Oct-27       $303,756.89
4633599  DANVILLE                CA         94506      SFD     7.500    6.750   $2,668.21       360      1-Oct-27       $381,316.79
4633662  UPPER MAKEFIELD         PA         18940      SFD     7.125    6.750   $3,751.27       360      1-Sep-27       $555,906.82
4633791  CLEARWATER              FL         34621      SFD     7.375    6.750   $1,709.43       360      1-Sep-27       $247,122.17
4633793  DENVILLE                NJ         07834      SFD     6.875    6.609   $2,837.94       360      1-Oct-27       $431,637.06
4633924  ALLENDALE               NJ         07401      SFD     7.125    6.750   $1,819.05       360      1-Oct-27       $269,784.08
4633959  IRVINE                  CA         92620      PUD     7.125    6.750   $1,835.89       360      1-Sep-27       $272,062.86
4633996  STONY BROOK             NY         11790      SFD     6.875    6.609   $1,642.33       360      1-Nov-27       $250,000.00
4634013  SANTA ANA               CA         92705      SFD     7.125    6.750   $1,719.33       360      1-Nov-27       $255,200.00
4634103  MOORPARK                CA         93021      SFD     7.125    6.750   $1,583.24       360      1-Nov-27       $235,000.00
4634114  NEWTOWN                 PA         18940      SFD     7.500    6.750   $2,234.00       360      1-Sep-27       $319,024.27
4634183  GROSSE POINTE PARK      MI         48230      SFD     7.750    6.750   $3,983.26       360      1-Sep-27       $555,212.61
4634197  HUDSON                  OH         44236      SFD     7.375    6.750   $1,968.43       360      1-Oct-27       $284,783.13
4634235  NAPERVILLE              IL         60565      SFD     7.625    6.750   $1,523.18       360      1-Nov-27       $215,200.00
4634238  COTO DE CAZA            CA         92679      SFD     7.625    6.750   $2,739.17       360      1-Oct-27       $386,719.89
4634240  AVON                    CT         06001      SFD     7.250    6.750   $2,387.62       360      1-Sep-27       $349,452.27
4634249  MONTCLAIR               NJ         07042      SFD     7.250    6.750   $2,626.38       360      1-Nov-27       $385,000.00
4634316  CHESTERFIELD            MO         63005      SFD     7.500    6.750   $2,580.11       360      1-Sep-27       $368,450.57
4634389  PEAPACK                 NJ         07977      SFD     7.500    6.750   $2,542.35       360      1-Oct-27       $363,330.15
4634451  HIGHLAND PARK           IL         60035      SFD     7.375    6.750   $2,355.21       360      1-Oct-27       $340,740.52
4634464  LIVERMORE               CA         94550      PUD     7.375    6.750   $1,552.99       360      1-Nov-27       $224,850.00
4634490  WILLIAMSTOWN            MA         01267      SFD     7.375    6.750   $1,602.37       360      1-Sep-27       $231,645.84
4634498  CHADDS FORD             PA         19317      SFD     7.250    6.750   $1,766.84       360      1-Oct-27       $258,797.95
4634534  ALLEN                   TX         75002      SFD     7.500    6.750   $1,792.79       360      1-Oct-27       $256,209.71
4634649  SHARON                  MA         02067      SFD     7.375    6.750   $1,964.29       360      1-Nov-27       $284,400.00
4634700  FAR HILLS               NJ         07931      LCO     7.625    6.750   $1,981.83       360      1-Sep-27       $279,593.39
4634802  SAN RAMON               CA         94583      SFD     7.000    6.734   $2,267.36       360      1-Sep-27       $340,239.65
4634865  NEW FAIRFIELD           CT         06812      SFD     7.125    6.750   $1,952.44       360      1-Oct-27       $289,568.25
4634886  BELLEVUE                WA         98006      SFD     7.500    6.750   $2,796.86       360      1-Nov-27       $400,000.00
4635004  HONEOYE FALLS           NY         14472      SFD     7.375    6.750   $2,072.03       360      1-Oct-27       $299,771.72
4635048  NOVATO                  CA         94949      SFD     7.250    6.750   $2,483.13       360      1-Sep-27       $363,413.39
4635075  ST. LOUIS               MO         63131      SFD     7.125    6.750   $6,737.19       360      1-Oct-27       $999,200.31
4635103  WOODINVILLE             WA         98072      SFD     7.125    6.750   $1,684.30       360      1-Oct-27       $249,800.08
4635153  LA GRANGE               IL         60525      SFD     7.125    6.750   $2,374.86       360      1-Oct-27       $352,218.11
4635160  NEWPORT BEACH           CA         92660      SFD     7.250    6.750   $3,820.19       360      1-Sep-27       $559,123.64
4635294  DALLAS                  TX         75205      SFD     7.375    6.750   $6,216.08       360      1-Sep-27       $898,626.13
4635303  MCMURRAY                PA         15317      SFD     7.125    6.750   $1,751.67       360      1-Oct-27       $259,792.08
4635312  OMAHA                   NE         68130      SFD     6.750    6.484   $1,394.49       360      1-Nov-27       $215,000.00
4635316  BOXFORD                 MA         01921      SFD     7.125    6.750   $2,021.16       360      1-Nov-27       $300,000.00
4635431  VICTORIA                MN         55331      PUD     7.750    6.750   $1,823.27       360      1-Sep-27       $254,139.60
4635547  COSTA MESA              CA         92626      SFD     7.125    6.750   $1,662.41       360      1-Oct-27       $246,552.67
4635623  APEX                    NC         27502      SFD     7.500    6.750   $1,603.30       360      1-Sep-27       $228,872.64
4635672  LOVELAND                CO         80537      SFD     7.250    6.750   $1,875.99       360      1-Sep-27       $274,569.64
4635687  ROUND ROCK              TX         78681      SFD     7.250    6.750   $1,773.66       360      1-Oct-27       $259,670.83
4635692  WAXHAW                  NC         28173      SFD     7.250    6.750   $1,626.31       360      1-Oct-27       $238,214.02
4635758  SAN JOSE                CA         95120      SFD     7.000    6.734   $2,328.56       360      1-Sep-27       $349,424.54
4635790  WESTLAKE VILLAGE        CA         91361      PUD     7.125    6.750   $1,886.42       360      1-Sep-27       $277,544.89
4635846  CHARLOTTE               NC         28209      SFD     7.625    6.750   $1,603.16       360      1-Oct-27       $226,336.06
4635857  CHICO                   CA         95926      SFD     7.625    6.750   $1,557.15       360      1-Oct-27       $219,840.77
4635864  BATH                    OH         44333      SFD     7.000    6.734   $1,496.94       360      1-Sep-27       $224,630.04
4635899  SUMMIT                  NJ         07901      SFD     7.875    6.750   $2,175.21       360      1-Oct-27       $299,793.54
4635974  DENVILLE                NJ         07834      SFD     7.250    6.750   $1,964.67       360      1-Sep-27       $286,513.97
4636002  ASHBURN                 VA         20147      SFD     7.875    6.750   $1,794.55       360      1-Oct-27       $247,329.67
4636036  FOUNTAIN VALLEY         CA         92708      SFD     7.625    6.750   $1,847.35       360      1-Sep-27       $260,620.98
4636067  REDLANDS                CA         92373      SFD     7.625    6.750   $2,376.07       360      1-Oct-27       $335,457.02
4636089  THOUSAND OAKS           CA         91361      SFD     7.250    6.750   $3,410.89       360      1-Nov-27       $500,000.00
4636095  EDEN PRAIRIE            MN         55346      SFD     8.250    6.750   $1,827.09       360      1-Oct-27       $243,044.91
4636124  RANDOLPH                NJ         07869      SFD     6.875    6.609   $1,767.14       360      1-Oct-27       $268,774.01
4636136  GURNEE                  IL         60031      SFD     7.875    6.750   $1,668.39       360      1-Oct-27       $229,941.64
4636160  DRAPER                  UT         84020      SFD     7.500    6.750   $2,265.46       360      1-Nov-27       $324,000.00
4636176  HINSDALE                IL         60521      SFD     8.000    6.750   $2,648.90       360      1-Nov-27       $361,000.00
4636208  LANSDALE                PA         19446      SFD     7.625    6.750   $1,656.24       360      1-Oct-27       $233,830.64
4636309  PHOENIX                 AZ         85024      SFD     7.500    6.750   $1,684.76       360      1-Oct-27       $240,771.18
4636335  MOUNT OLIVE             NJ         07828      SFD     7.000    6.734   $1,523.55       360      1-Oct-27       $228,812.28
4636351  BOYNTON BEACH           FL         33436      SFD     7.750    6.750   $1,619.81       360      1-Nov-27       $226,100.00
4636394  ATLANTA                 GA         30327      SFD     7.375    6.750   $3,626.05       360      1-Oct-27       $524,600.51
4636425  SUDBURY                 MA         01776      SFD     7.375    6.750   $4,144.06       360      1-Oct-27       $599,543.44
4636510  SAN JOSE                CA         95118      SFD     7.375    6.750   $2,762.71       360      1-Oct-27       $398,610.02
4636520  CHESTERFIELD            MO         63005      SFD     7.250    6.750   $1,724.55       360      1-Oct-27       $252,602.78
4636533  SEATTLE                 WA         98102      SFD     7.750    6.750   $2,149.24       360      1-Oct-27       $296,460.26
4636558  CASTLE ROCK             CO         80104      SFD     7.375    6.750   $5,007.40       360      1-Oct-27       $724,448.33
4636613  TRUMBULL                CT         06611      SFD     7.375    6.750   $2,002.96       360      1-Oct-27       $289,779.33
4636615  ROSWELL                 GA         30075      SFD     7.125    6.750   $1,551.92       360      1-Oct-27       $230,165.78
4636627  SOUTHLAKE               TX         76092      SFD     7.375    6.750   $3,303.50       360      1-Oct-27       $477,936.05
4636629  VANCOUVER               WA         98685      SFD     7.250    6.750   $1,875.99       360      1-Sep-27       $274,569.64
4636632  SOUTHLAKE               TX         76092      SFD     7.875    6.750   $1,812.68       360      1-Oct-27       $249,827.95
4636642  NEWTOWN                 CT         06470      SFD     7.750    6.750   $1,885.24       360      1-Nov-27       $263,150.00
4636653  FULLERTON               CA         92831      SFD     7.875    6.750   $1,729.30       360      1-Oct-27       $238,335.86
4636657  LAGUNA NIGUEL           CA         92677      SFD     7.625    6.750   $2,802.87       360      1-Oct-27       $395,713.38
4636688  HOPKINTON               MA         01748      SFD     7.250    6.750   $2,210.26       360      1-Oct-27       $323,747.24
4636701  SIMI VALLEY             CA         93063      SFD     7.375    6.750   $1,695.96       360      1-Sep-27       $245,175.15
4636732  DENVILLE                NJ         07834      SFD     7.250    6.750   $2,271.65       360      1-Nov-27       $333,000.00
4636761  DELAFIELD               WI         53018      SFD     7.375    6.750   $1,899.36       360      1-Sep-27       $274,580.20
4636784  GLEN ELLYN              IL         60137      SFD     7.375    6.750   $2,431.18       360      1-Oct-27       $351,732.15
4636793  LIVERMORE               CA         94550      SFD     7.375    6.750   $2,169.42       360      1-Oct-27       $313,860.99
4636881  PENNINGTON              NJ         08534      SFD     7.375    6.750   $1,878.64       360      1-Oct-27       $271,793.03
4636945  DACULA                  GA         30019      SFD     7.375    6.750   $1,719.79       360      1-Oct-27       $248,810.52
4637076  PLANO                   TX         75093      SFD     7.000    6.734   $2,248.73       360      1-Sep-27       $337,444.26
4637137  WEXFORD                 PA         15090      SFD     7.625    6.750   $1,592.54       360      1-Oct-27       $224,837.15
4637152  EAST FALMOUTH           MA         02536      SFD     6.750    6.484   $2,568.45       360      1-Oct-27       $395,659.05
4637154  MARTINEZ                CA         94553      SFD     7.500    6.750   $2,097.65       360      1-Oct-27       $299,777.35
4637177  CHESTER                 NJ         07930      SFD     7.250    6.750   $2,387.62       360      1-Oct-27       $349,726.96
4637239  OAKLAND                 CA         94605      SFD     7.750    6.750   $2,034.61       360      1-Oct-27       $283,799.56
4637244  SOUTHLAKE               TX         76092      SFD     7.375    6.750   $1,920.08       360      1-Oct-27       $277,788.46
4637263  GLENCOE                 IL         60022      SFD     7.500    6.750   $2,447.26       360      1-Oct-27       $349,740.24
4637356  DUNN KORTING            VA         22030      SFD     7.125    6.750   $1,852.73       360      1-Nov-27       $275,000.00
4637390  SUWANEE                 GA         30024      SFD     7.875    6.750   $1,880.47       360      1-Oct-27       $259,171.51
4637417  PRIOR LAKE              MN         55372      PUD     7.500    6.750   $1,538.28       360      1-Oct-27       $219,836.72
4637529  MORGAN HILL             CA         95037      SFD     7.500    6.750   $2,202.53       360      1-Oct-27       $314,766.22
4637611  STOW                    MA         01775      SFD     7.875    6.750   $2,192.61       360      1-Sep-27       $301,982.41
4637818  NORCROSS                GA         30092      SFD     7.375    6.750   $1,795.76       360      1-Sep-27       $259,603.10
4637844  BAINBRIDGE ISLAND       WA         98110      SFD     7.625    6.750   $2,146.04       360      1-Oct-27       $302,880.54
4637847  MARIETTA                GA         30067      SFD     6.750    6.484   $2,153.35       360      1-Oct-27       $331,714.15
4637902  BALTIMORE               MD         21210      SFD     7.375    6.750   $1,895.91       360      1-Oct-27       $274,291.12
4638025  SANDY                   UT         84093      SFD     7.125    6.750   $1,583.24       360      1-Oct-27       $234,812.07
4638065  AURORA                  OH         44242      SFD     7.625    6.750   $1,714.64       360      1-Oct-27       $242,074.66
4638105  ISSAQUAH                WA         98029      PUD     7.500    6.750   $1,621.90       360      1-Sep-27       $231,614.62
4638131  RALEIGH                 NC         27613      SFD     7.125    6.750   $1,777.95       360      1-Oct-27       $263,688.96
4638152  FAIRFAX STATION         VA         22039      SFD     7.000    6.734   $1,879.48       360      1-Oct-27       $282,268.44
4638167  FRANKLIN                TN         37069      SFD     7.500    6.750   $1,538.28       360      1-Oct-27       $219,586.72
4638325  CENTER VALLEY           PA         18034      SFD     8.000    6.750   $1,761.04       360      1-Sep-27       $239,676.85
4638377  SOUTHLAKE               TX         76092      SFD     7.875    6.750   $2,755.27       360      1-Oct-27       $379,738.48
4638401  ROSWELL                 GA         30075      SFD     7.750    6.750   $2,394.97       360      1-Sep-27       $333,826.59
4638416  MARLBORO                NJ         07746      SFD     7.250    6.750   $1,787.31       360      1-Oct-27       $261,795.61
4638439  KATY                    TX         77450      SFD     7.500    6.750   $1,748.04       360      1-Oct-27       $249,814.46
4638448  PRINCETON               NJ         08540      LCO     7.250    6.750   $2,257.33       360      1-Nov-27       $330,900.00
4638527  RANCHO STA MARGARITA    CA         92688      SFD     8.000    6.750   $1,932.74       360      1-Oct-27       $263,223.26
4638537  LAFAYETTE               CO         80026      SFD     7.125    6.750   $1,920.10       360      1-Oct-27       $284,772.09
4638564  LOWER MACUNGIE          PA         18062      SFD     7.250    6.750   $1,504.20       360      1-Nov-27       $220,500.00
4638610  NORTH SALEM             NY         10560      SFD     7.250    6.750   $1,500.79       360      1-Oct-27       $219,828.38
4638627  WAYZATA                 MN         55391      PUD     7.000    6.734   $2,012.55       360      1-Oct-27       $302,252.03
4638696  ALPHARETTA              GA         30022      SFD     7.375    6.750   $1,770.90       360      1-Oct-27       $256,204.89
4638709  VALENCIA                CA         91354      SFD     7.375    6.750   $1,568.87       360      1-Oct-27       $226,977.16
4638726  SHREWSBURY              MA         01545      SFD     7.500    6.750   $1,617.29       360      1-Oct-27       $231,128.34
4638733  GREENSBORO              GA         30642      SFD     7.250    6.750   $1,738.87       360      1-Oct-27       $254,701.15
4638795  PITTSFORD               NY         14534      SFD     6.875    6.609   $2,890.49       360      1-Oct-27       $439,630.34
4638881  SAN ANTONIO             TX         78258      SFD     7.625    6.750   $1,834.25       360      1-Oct-27       $258,962.43
4638889  ROSWELL                 GA         30075      SFD     7.125    6.750   $2,546.66       360      1-Oct-27       $377,697.72
4638893  CINCINNATI              OH         45249      SFD     7.125    6.750   $1,751.67       360      1-Oct-27       $259,792.08
4638933  ALPHARETTA              GA         30202      SFD     7.750    6.750   $2,093.72       360      1-Nov-27       $292,250.00
4638941  NORTHBROOK              IL         60062      SFD     7.500    6.750   $1,848.73       360      1-Nov-27       $264,400.00
4638954  ROANOKE                 VA         24019      SFD     7.500    6.750   $1,549.46       360      1-Oct-27       $221,435.54
4638959  STATE COLLEGE           PA         16803      SFD     7.250    6.750   $1,822.10       360      1-Nov-27       $267,100.00
4638982  THOUSAND OAKS           CA         91362      SFD     6.875    6.609   $1,806.56       360      1-Oct-27       $274,768.96
4639013  PLEASANTON              CA         94566      SFD     7.500    6.750   $1,532.68       360      1-Sep-27       $218,873.62
4639093  CLYDE HILL              WA         98004      SFD     7.000    6.734   $1,995.91       360      1-Oct-27       $299,754.09
4639101  CHESTERFIELD            MO         63005      SFD     7.750    6.750   $2,305.06       360      1-Oct-27       $321,498.58
4639107  SAINT PAUL              MN         55127      SFD     6.875    6.609   $2,548.89       360      1-Nov-27       $388,000.00
4639143  SANDY                   UT         84092      SFD     7.875    6.750   $1,685.79       360      1-Oct-27       $232,339.99
4639155  ORLANDO                 FL         32835      SFD     7.000    6.734   $1,622.68       360      1-Oct-27       $243,700.07
4639176  SANTA CLARA             CA         95050      THS     7.375    6.750   $1,743.27       360      1-Oct-27       $252,207.94
4639190  LONGMONT                CO         80504      SFD     7.625    6.750   $2,102.15       360      1-Oct-27       $296,785.04
4639276  MORGAN HILL             CA         95037      SFD     7.000    6.734   $1,829.59       360      1-Nov-27       $275,000.00
4639309  NEWTON                  MA         02165      SFD     7.625    6.750   $1,840.27       360      1-Aug-27       $259,431.84
4639335  RIDGEFIELD              CT         06877      SFD     6.750    6.484   $1,803.11       360      1-Nov-27       $278,000.00
4639345  RALEIGH                 NC         27614      SFD     8.125    6.750   $2,067.12       360      1-Jul-27       $277,664.10
4639409  EAST GREENWICH          RI         02818      SFD     7.250    6.750   $3,410.89       360      1-Oct-27       $499,609.94
4639448  PRINCETON JUNCTION      NJ         08550      SFD     7.250    6.750   $2,112.02       360      1-Nov-27       $309,600.00
4639502  MOUNTAIN LAKES          NJ         07046      SFD     7.250    6.750   $2,428.55       360      1-Nov-27       $356,000.00
4639512  GURNEE                  IL         60031      SFD     7.125    6.750   $1,690.36       360      1-Oct-27       $250,699.36
4639514  LINCROFT                NJ         07738      SFD     7.250    6.750   $2,728.71       360      1-Oct-27       $399,687.96
4639700  LOUISVILLE              KY         40222      SFD     7.000    6.734   $2,228.77       360      1-Oct-27       $334,725.40
4639743  RALEIGH                 NC         27612      SFD     7.750    6.750   $1,676.41       360      1-Oct-27       $233,564.88
4639781  TAMPA                   FL         33601      SFD     7.250    6.750   $1,705.45       360      1-Oct-27       $249,804.97
4639813  BURLINGAME              CA         94010      SFD     7.125    6.750   $3,974.94       360      1-Nov-27       $590,000.00
4639815  PLEASANTON              CA         94566      SFD     7.500    6.750   $1,887.88       360      1-Sep-27       $269,597.99
4639870  AURORA                  IL         60504      SFD     7.625    6.750   $1,974.75       360      1-Oct-27       $278,798.06
4639927  NEWTON                  MA         02160      SFD     7.250    6.750   $2,714.38       360      1-Nov-27       $397,900.00
4639958  MILLER PLACE            NY         11764      SFD     7.875    6.750   $1,699.57       360      1-Oct-27       $234,193.34
4640038  TRUMBULL                CT         06611      SFD     7.250    6.750   $1,555.37       360      1-Oct-27       $227,822.13
4640044  GOLDEN                  CO         80403      SFD     7.625    6.750   $1,656.24       360      1-Oct-27       $233,830.64
4640050  BELLAIRE                TX         77401      SFD     7.375    6.750   $1,595.46       360      1-Oct-27       $230,824.23
4640107  RIDGEFIELD              CT         06877      SFD     7.500    6.750   $2,398.31       360      1-Oct-27       $342,745.44
4640115  ANNAPOLIS               MD         21401      SFD     7.500    6.750   $1,660.64       360      1-Sep-27       $237,146.37
4640171  GRAPEVINE               TX         76051      SFD     7.500    6.750   $1,795.59       360      1-Oct-27       $256,609.41
4640203  RIDGEFIELD              CT         06877      SFD     6.875    6.609   $1,727.73       360      1-Oct-27       $262,779.04
4640205  SAN RAMON               CA         94583      SFD     7.250    6.750   $1,927.15       360      1-Oct-27       $282,279.62
4640238  SPARTA                  NJ         07871      SFD     7.250    6.750   $2,056.77       360      1-Oct-27       $301,264.79
4640270  ACME                    PA         15610      SFD     7.625    6.750   $1,592.54       360      1-Oct-27       $224,837.15
4640352  NEWTOWN                 CT         06482      SFD     8.000    6.750   $1,947.78       360      1-Nov-27       $265,450.00
4640441  THE WOODLANDS           TX         77381      SFD     8.000    6.750   $1,652.08       360      1-Nov-27       $225,150.00
4640445  PLEASANTON              CA         94566      SFD     8.000    6.750   $2,011.25       360      1-Oct-27       $273,916.08
4640558  BELLEVUE                WA         98006      SFD     7.125    6.750   $1,677.56       360      1-Oct-27       $248,800.88
4640610  MISSION VIEJO           CA         92692      SFD     6.750    6.484   $1,816.08       360      1-Oct-27       $279,758.92
4640628  NEWTOWN                 PA            18940   SFD     7.000    6.734   $1,663.26       360      1-Oct-27       $249,795.07
4640638  GLEN ALLEN              VA            23060   SFD     7.250    6.750   $1,740.58       360      1-Oct-27       $254,950.95
4640688  GOLDEN                  CO            80403   SFD     7.375    6.750   $2,362.11       360      1-Oct-27       $341,739.76
4640747  ORLANDO                 FL            32836   SFD     7.000    6.734   $1,921.40       360      1-Oct-27       $288,563.27
4640816  WOODINVILLE             WA            98072   SFD     7.625    6.750   $1,809.13       360      1-Oct-27       $255,415.00
4640847  MARIETTA                GA            30066   SFD     7.375    6.750   $1,740.51       360      1-Oct-27       $251,808.24
4640964  ALPHARETTA              GA            30004   SFD     7.500    6.750   $1,799.78       360      1-Oct-27       $257,208.97
4641011  BURBANK                 CA            91506   SFD     7.250    6.750   $1,596.30       360      1-Oct-27       $233,817.45
4641040  AUSTIN                  TX            78731   SFD     7.500    6.750   $1,862.71       360      1-Oct-27       $266,202.29
4641076  WILLIAMSBURG            VA            23185   SFD     7.875    6.750   $1,801.08       360      1-Oct-27       $248,229.05
4641129  SAN JOSE                CA            95138   SFD     7.375    6.750   $1,830.29       360      1-Oct-27       $264,798.36
4641152  WANAQUE                 NJ            07465   SFD     7.125    6.750   $1,549.56       360      1-Nov-27       $230,000.00
4641228  ESCALON                 CA            95320   SFD     7.375    6.750   $1,754.32       360      1-Oct-27       $253,806.72
4641318  LAKE FOREST             IL            60045   SFD     7.000    6.734   $3,326.52       360      1-Nov-27       $500,000.00
4641394  SCOTTSDALE              AZ            85259   SFD     7.500    6.750   $2,064.79       360      1-Nov-27       $295,300.00
4641439  CRESSKILL BOROUGH       NJ            07626   SFD     7.375    6.750   $2,113.47       360      1-Oct-27       $305,767.16
4641441  FREMONT                 CA            94530   SFD     7.250    6.750   $2,264.83       360      1-Nov-27       $332,000.00
4641462  NORTH ANDOVER           MA            01845   SFD     7.250    6.750   $2,373.98       360      1-Oct-27       $347,728.52
4641483  ALPHARETTA              GA            30201   SFD     7.125    6.750   $1,918.76       360      1-Oct-27       $284,572.24
4641491  HOUSTON                 TX            77059   SFD     7.500    6.750   $1,538.28       360      1-Nov-27       $220,000.00
4641581  LAGUNA NIGUEL           CA            92677   PUD     7.750    6.750   $1,643.45       360      1-Oct-27       $229,238.09
4641690  BOXBOROUGH              MA            01719   SFD     7.125    6.750   $1,958.50       360      1-Nov-27       $290,700.00
4641749  AUSTIN                  TX            78746   SFD     7.000    6.734   $2,661.21       360      1-Oct-27       $399,672.12
4641853  BLOOMINGTON             MN            55437   SFD     7.875    6.750   $2,238.29       360      1-Nov-27       $308,700.00
4641855  MASON                   OH            45040   SFD     7.375    6.750   $1,566.46       360      1-Nov-27       $226,800.00
4641864  CHARLOTTE               NC            28277   SFD     7.625    6.750   $2,332.19       360      1-Nov-27       $329,500.00
4641905  SAN DIEGO               CA            92116   SFD     7.875    6.750   $2,958.29       360      1-Oct-27       $407,719.21
4641944  ISSAQUAH                WA            98029   SFD     7.250    6.750   $1,652.58       360      1-Oct-27       $242,061.01
4641958  MANLIUS                 NY            13104   SFD     7.500    6.750   $1,643.16       360      1-Oct-27       $234,825.59
4642014  GAITHERSBURG            MD            20878   SFD     7.125    6.750   $1,839.26       360      1-Oct-27       $272,781.68
4642038  COTO DE CAZA            CA            92679   SFD     7.125    6.750   $2,102.01       360      1-Oct-27       $311,750.49
4642083  FOOTHILL RANCH AREA     CA            92610   PUD     8.000    6.750   $1,678.12       360      1-Oct-27       $228,524.67
4642160  CENTERVILLE             OH            45458   SFD     7.250    6.750   $2,182.97       360      1-Oct-27       $319,750.36
4642181  MAITLAND                FL            32751   SFD     7.250    6.750   $1,596.30       360      1-Oct-27       $233,817.45
4642224  SOUTH LYON              MI            48178   SFD     7.625    6.750   $1,922.37       360      1-Oct-27       $271,403.42
4642285  GREEN OAKS              IL            60048   SFD     7.000    6.734   $1,546.83       360      1-Oct-27       $232,309.42
4642379  FOSTER CITY             CA            94404   LCO     7.625    6.750   $1,840.27       360      1-Oct-27       $259,811.81
4642423  SANTA CLARITA           CA            91355   SFD     7.375    6.750   $1,585.80       360      1-Oct-27       $229,425.28
4642474  BELVEDERE               CA            94920   SFD     7.375    6.750   $4,781.55       360      1-Oct-27       $691,773.21
4642595  EVERGREEN               CO            80439   SFD     7.500    6.750   $2,094.15       360      1-Oct-27       $299,277.73
4642668  CHANHASSEN              MN            55317   SFD     7.750    6.750   $1,834.02       360      1-Oct-27       $255,819.31
4642671  LA JOLLA                CA            92037   SFD     7.375    6.750   $3,108.04       360      1-Oct-27       $449,657.58
4642687  SIOUX FALLS             SD            57108   SFD     7.750    6.750   $1,805.36       360      1-Nov-27       $252,000.00
4642692  RALEIGH                 NC            27606   SFD     7.375    6.750   $1,602.37       360      1-Nov-27       $232,000.00
4642821  MONROE                  CT            06468   SFD     7.375    6.750   $1,823.39       360      1-Oct-27       $263,799.11
4642863  SANDY                   UT            84093   SFD     7.375    6.750   $1,641.05       360      1-Oct-27       $237,419.20
4642903  LAFAYETTE               CA            94549   SFD     7.375    6.750   $1,878.64       360      1-Oct-27       $271,793.03
4642957  ALPHARETTA              GA            30022   SFD     7.625    6.750   $1,707.91       360      1-Oct-27       $241,125.35
4642974  KINGWOOD                TX            77345   SFD     7.375    6.750   $1,588.56       360      1-Oct-27       $229,824.98
4642993  OMAHA                   NE            68137   SFD     7.375    6.750   $1,657.63       360      1-Oct-27       $239,817.37
4643024  VERO BEACH              FL            32962   SFD     7.625    6.750   $1,801.34       360      1-Oct-27       $254,315.80
4643142  DUBLIN                  OH            43017   SFD     7.625    6.750   $2,972.74       360      1-Nov-27       $420,000.00
4643407  MOORESTOWN              NJ            08057   SFD     7.500    6.750   $2,349.37       360      1-Nov-27       $336,000.00
4643458  ARNOLD                  MD            21012   SFD     7.750    6.750   $1,740.52       360      1-Oct-27       $242,778.53
4643537  LAKE FOREST             IL            60045   SFD     7.500    6.750   $2,412.30       360      1-Nov-27       $345,000.00
4643625  HERNDON                 VA            20171   SFD     8.000    6.750   $2,199.10       360      1-Nov-27       $299,700.00
4643657  ALPHARETTA              GA            30004   SFD     7.875    6.750   $2,199.14       360      1-Oct-27       $303,091.27
4643754  REDONDO BEACH           CA            90277   LCO     7.125    6.750   $1,819.05       360      1-Oct-27       $269,784.08
4643811  UNIVERSITY PARK         TX            75225   SFD     7.000    6.734   $3,226.72       360      1-Oct-27       $484,602.45
4643856  WOODINVILLE             WA            98072   SFD     7.500    6.750   $1,745.24       360      1-Oct-27       $249,414.76
4643877  MEMPHIS                 TN            38125   SFD     7.625    6.750   $1,847.35       360      1-Nov-27       $261,000.00
4643881  OOLTEWAH                TN            37363   SFD     7.375    6.750   $1,968.43       360      1-Nov-27       $285,000.00
4644047  EVENDALE                OH            45241   SFD     7.500    6.750   $1,817.96       360      1-Nov-27       $260,000.00
 4644146 BERNARDSVILLE           NJ            07924   SFD     7.250    6.750   $2,728.71       360      1-Oct-27       $399,687.96
4644286  MORGAN HILL             CA            95037   SFD     7.625    6.750   $2,654.23       360      1-Nov-27       $375,000.00
4644288  RENO                    NV            89509   SFD     7.125    6.750   $2,048.11       360      1-Nov-27       $304,000.00
4644325  ISSAQUAH                WA            98029   PUD     7.750    6.750   $1,918.20       360      1-Nov-27       $267,750.00
4644354  SPRING                  TX            77379   SFD     7.375    6.750   $1,845.49       360      1-Nov-27       $267,200.00
4644457  ALPHARETTA              GA            30202   SFD     7.500    6.750   $2,447.26       360      1-Oct-27       $349,740.24
4644525  WENHAM                  MA            01984   SFD     8.125    6.750   $2,906.88       360      1-Oct-27       $391,243.90
4644635  GUILFORD                CT            06437   SFD     7.250    6.750   $1,565.60       360      1-Oct-27       $229,320.96
4644706  CANAL WINCHESTER        OH            43110   SFD     7.500    6.750   $1,834.04       360      1-Oct-27       $262,105.34
4644899  REDMOND                 WA            98052   SFD     7.625    6.750   $2,583.45       360      1-Oct-27       $364,735.82
4644945  CENTREVILLE             VA            22020   SFD     7.750    6.750   $2,101.96       360      1-Nov-27       $293,400.00
4644984  PLYMOUTH                MN            55447   SFD     7.625    6.750   $2,463.13       360      1-Oct-27       $347,748.12
4645064  BERWYN                  PA            19312   SFD     7.125    6.750   $1,792.10       360      1-Oct-27       $265,687.28
4645442  WINFIELD                IL            60190   SFD     7.500    6.750   $1,755.03       360      1-Oct-27       $250,813.72
4645515  SPARTA                  NJ            07871   SFD     7.375    6.750   $2,334.49       360      1-Oct-27       $337,742.80
4645619  PENSACOLA               FL            32504   SFD     7.000    6.734   $1,649.96       360      1-Oct-27       $247,796.71
4645704  CRANBURY                NJ            08512   SFD     7.500    6.750   $2,089.26       360      1-Oct-27       $298,578.24
4645721  CHAPPAQUA               NY            10514   SFD     7.250    6.750   $3,547.32       360      1-Nov-27       $520,000.00
4645793  LONETREE                CO            80124   SFD     6.750    6.484   $1,777.49       360      1-Oct-27       $273,814.04
4645969  SIMPSONVILLE            SC            29650   SFD     7.375    6.750   $1,964.28       360      1-Oct-27       $284,183.59
4645999  PLEASANTON              CA            94566   SFD     7.375    6.750   $1,623.09       360      1-Oct-27       $234,752.14
4646062  HUNTINGTON BEACH        CA            92648   SFD     7.375    6.750   $1,873.12       360      1-Oct-27       $270,993.63
4646079  STEWARTSVILLE           NJ            08886   SFD     7.875    6.750   $1,653.16       360      1-Oct-27       $227,843.09
4646106  SAN FRANCISCO           CA            94114   LCO     7.625    6.750   $2,165.85       360      1-Nov-27       $306,000.00
4646174  TRUMBULL                CT            06611   SFD     7.500    6.750   $1,852.92       360      1-Nov-27       $265,000.00
4646177  LAKE FOREST             IL            60045   SFD     7.000    6.734   $2,424.37       360      1-Nov-27       $364,400.00
4646254  VIENNA                  VA            22182   SFD     7.500    6.750   $1,992.77       360      1-Oct-27       $284,788.48
4646263  CAVE CREEK              AZ            85331   SFD     7.500    6.750   $1,510.31       360      1-Nov-27       $216,000.00
4646269  WALNUT CREEK            CA            94598   SFD     7.125    6.750   $2,312.21       360      1-Nov-27       $343,200.00
4646553  MENDHAM                 NJ            07947   SFD     7.000    6.734   $1,583.42       360      1-Nov-27       $238,000.00
4646601  SAN FRANCISCO           CA            94100   LCO     7.125    6.750   $2,128.96       360      1-Oct-27       $315,747.29
4646650  HUDSON                  OH            44236   SFD     7.375    6.750   $2,058.21       360      1-Aug-27       $297,315.56
4646654  BEAVERTON               OR            97007   SFD     8.250    6.750   $2,079.51       360      1-Aug-27       $276,266.82
4646698  LAS VEGAS               NV            89117   SFD     7.625    6.750   $1,911.05       360      1-Nov-27       $270,000.00
4646764  NORWALK                 CT            06850   LCO     7.375    6.750   $2,672.92       360      1-Nov-27       $387,000.00
4646773  AUSTIN                  TX            78731   SFD     7.000    6.734   $1,962.65       360      1-Nov-27       $295,000.00
4646839  AURORA                  IL            60504   SFD     6.875    6.609   $1,642.32       360      1-Oct-27       $249,789.97
4646862  SOUTHLAKE               TX            76092   SFD     7.250    6.750   $1,637.23       360      1-Oct-27       $239,812.77
4646871  SHELTON                 CT            06484   SFD     7.875    6.750   $1,990.32       360      1-Nov-27       $274,500.00
4647085  LAKE BERRINGTON         IL            60010   SFD     7.250    6.750   $2,841.27       360      1-Nov-27       $416,500.00
4647124  TUCSON                  AZ            85749   SFD     7.750    6.750   $2,014.91       360      1-Nov-27       $281,250.00
4647223  ALPHARETTA              GA            30004   SFD     7.000    6.734   $2,102.36       360      1-Oct-27       $315,740.97
4647272  PARKTON                 MD            21120   SFD     8.000    6.750   $1,740.13       360      1-Nov-27       $237,150.00
4647386  DAKOTA DUNES            SD            57049   SFD     7.750    6.750   $1,715.10       360      1-Nov-27       $239,400.00
4647537  RALEIGH                 NC            27615   SFD     7.125    6.750   $1,899.89       360      1-Oct-27       $281,774.49
4647844  CORAL SPRINGS           FL            33071   SFD     8.000    6.750   $1,756.64       360      1-Nov-27       $239,400.00
4648017  SARASOTA                FL            34231   SFD     7.375    6.750   $4,972.87       360      1-Nov-27       $720,000.00
4648021  STERLING                VA            20165   SFD     7.000    6.734   $1,671.24       360      1-Oct-27       $250,994.09
4648071  ATLANTA                 GA            30327   SFD     7.125    6.750   $3,334.91       360      1-Nov-27       $495,000.00
4648384  SAN RAMON               CA            94583   SFD     7.625    6.750   $1,829.65       360      1-Nov-27       $258,500.00
4648496  SAN JOSE                CA            95123   SFD     7.875    6.750   $2,229.96       360      1-Oct-27       $307,338.34
4648732  COLLEYVILLE             TX            76034   SFD     7.125    6.750   $2,661.19       360      1-Nov-27       $395,000.00
4648761  DANVILLE                CA            94506   SFD     7.125    6.750   $2,640.98       360      1-Nov-27       $392,000.00
4648802  PLANO                   TX            75025   SFD     7.750    6.750   $2,109.84       360      1-Oct-27       $294,292.14
4648845  PASADENA                MD            21122   SFD     7.875    6.750   $2,894.48       360      1-Nov-27       $399,200.00
4648985  SAN JOSE                CA            95120   SFD     7.250    6.750   $3,547.32       360      1-Nov-27       $520,000.00
4649053  LAGRANGEVILLE           NY            12540   SFD     7.375    6.750   $1,643.47       360      1-Nov-27       $237,950.00
4649341  SOUTHLAKE               TX            76092   SFD     7.375    6.750   $1,832.71       360      1-Nov-27       $265,350.00
4649408  THE WOODLANDS           TX            77382   SFD     7.250    6.750   $2,268.24       360      1-Nov-27       $332,500.00
4650042  SALT LAKE CITY          UT            84108   SFD     7.500    6.750   $1,555.05       360      1-Sep-27       $222,068.87
4650092  SAN JOSE                CA            95120   SFD     7.250    6.750   $2,510.41       360      1-Nov-27       $368,000.00
4650363  SPRINGBORO              OH            45066   SFD     7.625    6.750   $1,734.10       360      1-Nov-27       $245,000.00
4650415  CHARLOTTE               NC            28277   SFD     7.250    6.750   $1,773.66       360      1-Oct-27       $259,797.17
4650485  MOORESVILLE             NC            28115   SFD     6.875    6.609   $1,871.59       360      1-Oct-27       $284,660.65
4651046  CARMEL                  IN            46032   SFD     6.875    6.609   $1,675.17       360      1-Nov-27       $255,000.00
4651179  BOULDER                 CO            80301   SFD     7.125    6.750   $2,189.59       360      1-Nov-27       $325,000.00
4651454  NORTH BEND              WA            98045   SFD     7.500    6.750   $1,548.06       360      1-Nov-27       $221,400.00
4651615  NEWTOWN                 CT            06470   SFD     6.875    6.609   $1,839.41       360      1-Nov-27       $280,000.00
4652069  GURNEE                  IL            60031   SFD     6.375    6.109   $1,544.08       360      1-Oct-27       $247,270.76
4652230  COLUMBUS                OH            43206   SFD     7.125    6.750   $1,940.31       360      1-Nov-27       $288,000.00
4652453  WESTMINSTER             CA            92683   SFD     7.250    6.750   $1,495.34       360      1-Nov-27       $219,200.00
4652486  VICTORIA                MN            55386   SFD     7.875    6.750   $1,690.14       360      1-Oct-27       $232,939.58
4652513  BELLEVUE                WA            98004   SFD     7.500    6.750   $3,419.16       360      1-Oct-27       $488,637.09
4652650  SAN JOSE                CA            95120   PUD     7.000    6.734   $2,856.15       360      1-Nov-27       $429,300.00
4652805  LANDENBERG              PA            19350   SFD     6.875    6.609   $1,675.17       360      1-Nov-27       $255,000.00
4653171  MAYNARD                 MA            01754   SFD     8.375    6.750   $1,761.47       360      1-Nov-27       $231,750.00
4653452  SOUTHLAKE               TX            76092   SFD     7.000    6.734   $1,862.85       360      1-Nov-27       $280,000.00
4653579  PLANO                   TX            75025   SFD     7.125    6.750   $1,631.41       360      1-Nov-27       $242,150.00
4653767  ROSWELL                 GA            30075   SFD     8.250    6.750   $2,069.74       360      1-Nov-27       $275,500.00
4653881  OCEANSIDE               CA            92056   PUD     7.250    6.750   $1,534.90       360      1-Nov-27       $225,000.00
4654494  GREAT FALLS             VA            22066   SFD     6.750    6.484   $2,360.90       360      1-Nov-27       $364,000.00
4654568  BOTHELL                 WA            98021   SFD     7.000    6.734   $1,596.07       360      1-Nov-27       $239,900.00
4654729  SARATOGA                CA            95070   SFD     7.250    6.750   $3,410.89       360      1-Nov-27       $500,000.00
4654782  HOUSTON                 TX            77005   SFD     7.375    6.750   $3,259.99       360      1-Nov-27       $472,000.00
4654851  HALF MOON BAY           CA            94019   SFD     7.000    6.734   $2,554.77       360      1-Nov-27       $384,000.00
4654900  RANDOLPH                NJ            07869   SFD     7.500    6.750   $2,936.71       360      1-Nov-27       $420,000.00
4655110  OAKLAND                 CA            94610   SFD     7.875    6.750   $2,127.36       360      1-Nov-27       $293,400.00
4656695  TOWN AND COUNTRY        MO            63131   SFD     7.125    6.750   $2,155.90       360      1-Nov-27       $320,000.00
4656796  LAGUNA NIGUEL           CA            92677   SFD     6.875    6.609   $2,916.77       360      1-Nov-27       $444,000.00
4657515  FREMONT                 CA            94538   SFD     7.875    6.750   $2,842.28       360      1-Oct-27       $391,730.22
4660276  MCKINNEY                TX            75070   SFD     7.375    6.750   $2,010.56       360      1-Nov-27       $291,100.00
6452748  NEW YORK                NY            10128   LCO     7.500    6.750   $5,314.03       360      1-Oct-27       $759,435.97
877
                                                                                                                    $266,743,103.32
COUNT:                       877
WAC:                           7.330984949
WAM:                         357.7971059
WALTV:                        78.71038005





MORTGAGE                                                                         MORTGAGE               T.O.P.    MASTER     FIXED
  LOAN                                       ZIP     PROPERTY                   INSURANCE     SERVICE  MORTGAGE   SERVICE   RETAINED
 NUMBER           CITY            STATE      CODE      TYPE     LTV    SUBSIDY     CODE         FEE      LOAN       FEE      YIELD
 ------           ----            -----      ----      ----     ---    -------     ----         ---      ----       ---      -----

3451144  LAFAYETTE               LA         70508      SFD     95.00                33         0.25                0.016       0.000
4482741  MILFORD                 NH         03055      SFD     57.38                           0.25                0.016       0.000
4524547  LONG GROVE              IL         60047      SFD     68.77                           0.25                0.016       0.109
4534358  NEW YORK                NY         10025      COP     50.00                           0.25                0.016       1.359
4535845  WESTON                  FL         33327      SFD     79.99                           0.25                0.016       0.000
4539665  NEEDHAM                 MA         02192      SFD     80.00                           0.25                0.016       0.000
4547117  JACKSONVILLE BEACH      FL         32250      SFD     79.98                           0.25                0.016       0.000
4548524  TOWN AND COUNTRY        MO         63131      SFD     67.23                           0.25                0.016       0.000
4555566  MUNDELEIN               IL         60060      SFD     78.89                           0.25                0.016       0.359
4555631  DENVILLE                NJ         07834      SFD     63.74                           0.25                0.016       0.000
4558163  SKILLMAN                NJ         08558      SFD     83.16                           0.25                0.016       0.234
4561477  NAPERVILLE              IL         60564      SFD     79.99   GD 5YR                  0.25                0.016       0.484
4563462  SCOTTSDALE              AZ         85259      SFD     79.15                           0.25                0.016       0.109
4564252  GLENMOORE               PA         19343      SFD     69.99                           0.25                0.016       0.359
4565152  HUDSON                  WI         54016      SFD     77.32                           0.25                0.016       0.359
4567564  MASON                   OH         45140      SFD     94.91                06         0.25                0.016       0.109
4570172  SAN DIEGO               CA         92131      SFD     91.42                           0.25                0.016       1.359
4570271  RINGOES                 NJ         08551      SFD     89.61                06         0.25                0.016       0.234
4571981  DELRAY BEACH            FL         33446      SFD     78.01                           0.25                0.016       0.109
4572398  ANKENY                  IA         50021      SFD     95.00                17         0.25                0.016       0.609
4572631  RIDGEFIELD              CT         06877      SFD     80.00                           0.25                0.016       0.109
4573725  SCOTTSDALE              AZ         85254      SFD     69.99                           0.25                0.016       0.234
4574607  FAIRFIELD               CA         94533      SFD     72.42   GD 6YR                  0.25                0.016       0.484
4575184  COLLEYVILLE             TX         76034      SFD     79.85   GD 2YR                  0.25                0.016       0.000
4576567  INDIAN TRAIL            NC         28079      SFD     78.20                           0.25                0.016       0.000
4576998  BELLE MEAD              NJ         08502      SFD     90.00                           0.25                0.016       0.484
4577386  ZIONSVILLE              IN         46077      SFD     74.55                           0.25                0.016       0.484
4577435  FRANKFORT               IL         60423      SFD     77.23                           0.25                0.016       0.359
4578299  PENNBROOK               PA         19446      SFD     89.98                           0.25                0.016       0.484
4579036  SCOTTSDALE              AZ         85255      SFD     84.97                06         0.25                0.016       0.984
4579055  TROY                    MI         48098      SFD     84.89                06         0.25                0.016       0.484
4579138  TRENTON                 NJ         08638      SFD     79.99   GD 3YR                  0.25                0.016       0.109
4579169  FORT LAUDERDALE         FL         33306      SFD     81.12                17         0.25                0.016       1.234
4580291  TRENTON                 NJ         08638      SFD     89.69                           0.25                0.016       0.609
4580971  AUSTIN                  TX         78735      SFD     57.73                           0.25                0.016       0.109
4581154  CLARKSTON               MI         48348      SFD     90.00                           0.25                0.016       0.859
4582056  MENLO PARK              CA         94025      SFD     75.00                           0.25                0.016       0.484
4582411  HIGHLAND VILLAGE        TX         75067      SFD     80.00                           0.25                0.016       0.609
4583698  DANVILLE                CA         94506      SFD     90.00   GD 6YR       17         0.25                0.016       0.359
4584586  EDINA                   MN         55439      SFD     80.00                           0.25                0.016       0.000
4586831  LOS GATOS               CA         95030      PUD     80.00                           0.25                0.016       0.000
4586862  LEBANON                 NJ         08833      SFD     68.18                           0.25                0.016       0.000
4586918  IPSWICH                 MA         01938      SFD     70.00   GD 2YR                  0.25                0.016       0.000
4587854  VOORHEES                NJ         08043      SFD     80.00                           0.25                0.016       0.109
4588053  BRIDGEWATER             NJ         08807      SFD     94.96   GD 5YR                  0.25                0.016       1.109
4588271  WESTMINSTER             CO         80020      SFD     90.00                           0.25                0.016       0.734
4588375  EL DORADO HILLS         CA         95762      SFD     89.99                           0.25                0.016       0.234
4588642  WALNUT CREEK            CA         94595      SFD     95.00                           0.25                0.016       0.609
4589187  NAPERVILLE              IL         60565      SFD     90.00   FX 1YR                  0.25                0.016       0.484
4589280  NEWTOWN                 CT         06470      SFD     78.30                           0.25                0.016       0.234
4590382  TOWN AND COUNTRY        MO         63017      SFD     70.54                           0.25                0.016       0.734
4590387  GAMBRILLS               MD         21054      SFD     94.99                           0.25                0.016       0.984
4591374  CARMEL                  IN         46032      SFD     73.33   GD 3YR                  0.25                0.016       0.859
4591508  BOOTHWYN                PA         19061      SFD     86.91                           0.25                0.016       0.109
4591797  WILDWOOD                MO         63005      SFD     80.00                           0.25                0.016       0.484
4593029  SAN RAMON               CA         94583      SFD     77.49   GD 8YR                  0.25                0.016       0.109
4595333  LAFAYETTE               CA         94549      SFD     79.99   GD 2YR                  0.25                0.016       0.359
4595688  OAK RIDGE               NC         27400      SFD     94.99                           0.25                0.016       0.859
4595760  TULSA                   OK         74137      SFD     62.41                           0.25                0.016       0.359
4596428  BASKING RIDGE           NJ         07920      SFD     80.00                           0.25                0.016       0.109
4596497  CYPRESS                 TX         77429      SFD     80.00                           0.25                0.016       0.484
4597200  MEDINA                  OH         44256      SFD     89.99                           0.25                0.016       0.359
4597504  LAKE VILLA              IL         60046      SFD     93.36                           0.25                0.016       0.984
4597863  RANDOLPH                NJ         07869      SFD     79.92                           0.25                0.016       0.234
4597929  DANVILLE                CA         94506      PUD     90.00   GD 6YR                  0.25                0.016       0.734
4597982  OAKLAND                 CA         94618      SFD     79.84                           0.25                0.016       0.859
4598213  WALNUT CREEK            CA         94598      SFD     80.00                           0.25                0.016       0.000
4598354  ALPHARETTA              GA         30202      SFD     55.12                           0.25                0.016       0.359
4598806  NEW PROVIDENCE          NJ         07974      SFD     92.47                           0.25                0.016       0.859
4598925  RARITAN                 NJ         08822      SFD     90.00                           0.25                0.016       0.984
4599028  THE WOODLANDS           TX         77380      SFD     90.00                           0.25                0.016       1.234
4599458  RANDOLPH                NJ         07869      SFD     95.00                06         0.25                0.016       0.734
4599487  WILTON                  CT         06897      SFD     74.83   GD 3YR                  0.25                0.016       0.234
4599510  FRANKLIN                TN         37064      SFD     75.00                           0.25                0.016       0.234
4599836  ATLANTA                 GA         30319      SFD     89.98                           0.25                0.016       0.359
4599900  RESTON                  VA         20194      SFD     51.55                           0.25                0.016       0.000
4600330  WYCKOFF TOWNSHIP        NJ         07481      SFD     88.65                12         0.25                0.016       0.859
4600346  EATONTON                GA         31024      SFD     75.68                           0.25                0.016       0.609
4600522  MARSHFIELD              MA         02050      SFD     77.08   GD 3YR                  0.25                0.016       0.109
4600584  LARGO                   FL         33777      SFD     90.00                           0.25                0.016       0.859
4601156  NAPERVILLE              IL         60564      SFD     85.30                           0.25                0.016       0.359
4601438  RANDOLPH                NJ         07869      SFD     89.99                06         0.25                0.016       0.359
4601683  BRIDGMAN                MI         49106      SFD     84.96                           0.25                0.016       0.234
4602336  MERTON                  WI         53029      SFD     90.00                06         0.25                0.016       0.609
4602701  HIGHLANDS RANCH         CO         80126      SFD     70.02                           0.25                0.016       0.000
4602867  WYLIE                   TX         75098      SFD     84.99                           0.25                0.016       0.609
4602936  CHULA VISTA             CA         91910      SFD     76.21   GD 3YR                  0.25                0.016       0.484
4603414  KATY                    TX         77450      SFD     94.98                06         0.25                0.016       0.359
4603440  FOX POINT               WI         53217      SFD     80.00                           0.25                0.016       0.359
4603444  KIRKLAND                WA         98033      PUD     80.00                           0.25                0.016       0.109
4603572  PARK RIDGE              NJ         07656      SFD     90.00   GD 5YR                  0.25                0.016       0.234
4603912  PALO ALTO               CA         94301      SFD     63.79                           0.25                0.016       0.234
4604142  SKILLMAN                NJ         08558      SFD     79.74                           0.25                0.016       0.984
4604413  ASHBURN                 VA         20147      SFD     89.63                           0.25                0.016       0.234
4604741  LAFAYETTE               NJ         07848      SFD     59.52   GD 6YR                  0.25                0.016       0.359
4604891  MARSHFIELD              MA         02050      SFD     78.46   GD 3YR                  0.25                0.016       0.000
4605181  SUDBURY                 MA         01776      SFD     42.08                           0.25                0.016       0.609
4605412  CAMARILLO               CA         93010      SFD     80.00   GD 3YR                  0.25                0.016       0.234
4605490  SOUTHLAKE               TX         76092      SFD     79.99                           0.25                0.016       0.234
4605708  CHAPEL HILL             NC         27514      SFD     80.00                           0.25                0.016       0.484
4606424  ANNANDALE               NJ         08801      SFD     95.00                           0.25                0.016       0.859
4606519  COLORADO SPRINGS        CO         80919      SFD     60.14                           0.25                0.016       0.484
4606700  NEW HOPE                PA         18938      SFD     80.00                           0.25                0.016       0.234
4606750  BELLE MEAD              NJ         08502      SFD     79.99                           0.25                0.016       0.000
4607165  BELMONT                 CA         94002      SFD     80.00                           0.25                0.016       0.234
4607607  VALENCIA                CA         91354      SFD     94.98                17         0.25                0.016       0.234
4607608  SCOTCH PLAINS           NJ         07076      SFD     90.00                           0.25                0.016       0.234
4607769  SHELBY TOWNSHIP         MI         48316      SFD     76.88                           0.25                0.016       0.359
4607932  CHATSWORTH              CA         91311      SFD     90.00   GD 3YR                  0.25                0.016       0.359
4607953  PRINCETON               NJ         08502      SFD     69.44   GD 3YR                  0.25                0.016       0.234
4608035  ALPHARETTA              GA         30201      SFD     90.00                           0.25                0.016       0.859
4608315  GRAYSON                 GA         30221      SFD     85.32                           0.25                0.016       0.734
4608347  ANDOVER                 MA         01810      SFD     83.08                           0.25                0.016       0.609
4608395  ALLEN                   TX         75013      SFD     77.85                           0.25                0.016       0.484
4608442  MOUNT LAUREL            NJ         08054      SFD     80.00                           0.25                0.016       0.109
4608639  CARSON CITY             NV         89703      SFD     76.92                           0.25                0.016       0.734
4608685  ALPHARETTA              GA         30022      SFD     89.99                           0.25                0.016       0.359
4608707  SOUTHBURY               CT         06488      SFD     80.00                           0.25                0.016       0.359
4608870  AURORA                  IL         60504      SFD     94.34                           0.25                0.016       0.234
4609030  SEATTLE                 WA         98109      LCO     88.96                           0.25                0.016       0.234
4609243  SIMI VALLEY             CA         93065      SFD     57.69                           0.25                0.016       0.609
4609768  CLAYTON                 CA         94517      SFD     80.00                           0.25                0.016       0.484
4609944  STEVENSON RANCH         CA         91381      SFD     79.99                           0.25                0.016       0.859
4609995  MAPLEWOOD               NJ         07040      SFD     80.00                           0.25                0.016       0.234
4610089  BOCA RATON              FL         33428      PUD     80.00                           0.25                0.016       0.859
4610128  ALPHARETTA              GA         30202      SFD     63.82   GD 3YR                  0.25                0.016       0.484
4610321  AVON                    CT         06001      SFD     80.87                           0.25                0.016       0.359
4610378  EDEN PRAIRIE            MN         55437      SFD     90.00                           0.25                0.016       1.234
4610480  WEST CHESTER            PA         19382      SFD     46.98                           0.25                0.016       0.000
4610693  NORTH BARRINGTON        IL         60010      SFD     64.88                           0.25                0.016       0.109
4610696  COSTA MESA              CA         92627      SFD     62.81   GD 4YR                  0.25                0.016       0.000
4610831  FORT WASHINGTON         PA         19034      SFD     80.00                           0.25                0.016       0.109
4611141  PIKESVILLE              MD         21208      SFD     87.27                06         0.25                0.016       0.484
4611202  PRINCETON               NJ         08542      SFD     79.70                           0.25                0.016       0.109
4611690  DAVIE                   FL         33325      SFD     76.92                           0.25                0.016       0.234
4611771  ALPHARETTA              GA         30202      SFD     90.00                           0.25                0.016       0.484
4611806  DANBURY                 CT         06810      SFD     66.30   GD 2YR                  0.25                0.016       0.109
4611906  MORGAN HILL             CA         95037      SFD     80.00                           0.25                0.016       0.484
4612453  EDGEWOOD                TX         75117      SFD     79.99                           0.25                0.016       0.234
4612497  MCLEAN                  VA         22102      SFD     75.00                           0.25                0.016       0.109
4612983  OAKTON                  VA         22124      SFD     80.00                           0.25                0.016       0.609
4613005  BRIER                   WA         98036      SFD     89.85                           0.25                0.016       0.484
4613109  NAPERVILLE              IL         60563      SFD     79.29                           0.25                0.016       0.359
4613312  POWDER SPRINGS          GA         30127      SFD     80.00                           0.25                0.016       0.359
4613318  NEW YORK                NY         10021      HCO     80.00   GD 4YR                  0.25                0.016       0.859
4613328  NORTHRIDGE              CA         91326      SFD     80.00                           0.25                0.016       0.359
4613533  HUDSON                  OH         44236      SFD     84.65                06         0.25                0.016       0.234
4613648  AMBLER                  PA         19002      SFD     79.99                           0.25                0.016       0.484
4613653  WARREN                  NJ         07059      SFD     61.54                           0.25                0.016       0.109
4613756  BERWYN                  PA         19312      SFD     85.00                11         0.25                0.016       0.234
4613823  ORLAND PARK             IL         60462      SFD     79.93                           0.25                0.016       0.234
4613895  SUWANEE                 GA         30174      SFD     80.00                           0.25                0.016       0.359
4613973  SOUTHBURY               CT         06488      SFD     90.00   GD 3YR                  0.25                0.016       0.609
4614142  SOUTHLAKE               TX         76092      SFD     69.60                           0.25                0.016       0.109
4614210  BRIDGEWATER             NJ         08807      SFD     80.00                           0.25                0.016       0.609
4614213  SCOTTSDALE              AZ         85254      SFD     90.00                           0.25                0.016       0.734
4614351  LAWRENCEVILLE           NJ         08648      SFD     80.00   GD 3YR                  0.25                0.016       0.234
4614380  CHESTERFIELD            MO         63005      SFD     80.00   GD 3YR                  0.25                0.016       0.000
4614385  SAINT LOUIS             MO         63129      SFD     90.00                           0.25                0.016       0.609
4614386  CHESTER SPRINGS         PA         19425      SFD     68.67                           0.25                0.016       0.000
4614622  BERKELEY LAKE           GA         30136      SFD     79.99                           0.25                0.016       0.000
4614649  AUSTIN                  TX         78730      SFD     90.00                12         0.25                0.016       0.734
4614784  COSTA MESA              CA         92626      SFD     79.99                           0.25                0.016       0.109
4615002  RANDOLPH                NJ         07869      SFD     90.00   GD 3YR       06         0.25                0.016       0.234
4615082  WOBURN                  MA         01801      SFD     95.00                           0.25                0.016       0.859
4615325  TYLER                   TX         75707      SFD     72.58                           0.25                0.016       0.234
4615468  RIDGEFIELD              CT         06877      SFD     93.75                           0.25                0.016       0.859
4615487  PHILADELPHIA            PA         19008      SFD     80.00                           0.25                0.016       0.109
4615606  DOYLESTOWN              PA         18901      SFD     80.00   GD 3YR                  0.25                0.016       0.234
4615726  WAKE FOREST             NC         27587      SFD     66.69                           0.25                0.016       0.359
4615794  FLOWER MOUND            TX         75028      SFD     62.92                           0.25                0.016       0.609
4615876  LANDENBERG              PA         19350      SFD     71.21                           0.25                0.016       0.359
4615917  MONROE                  NY         10950      SFD     89.73                           0.25                0.016       0.734
4616163  SAN JOSE                CA         95132      SFD     79.99                           0.25                0.016       0.359
4616183  CLARKS SUMMIT           PA         18411      SFD     84.89                           0.25                0.016       0.359
4616265  MANLIUS                 NY         13104      SFD     74.94                           0.25                0.016       0.000
4616297  FLEMINGTON              NJ         08822      SFD     79.99                           0.25                0.016       0.484
4616395  MOORPARK                CA         93021      SFD     90.00   GD 3YR                  0.25                0.016       0.484
4616465  BOTHELL                 WA         98011      SFD     69.42                           0.25                0.016       0.109
4616539  WALNUT CREEK            CA         94596      SFD     80.00   GD 7YR                  0.25                0.016       0.109
4616543  PLANO                   TX         75094      SFD     78.78                           0.25                0.016       0.484
4616557  BRANCHBURG              NJ         08876      SFD     80.00                           0.25                0.016       0.234
4616762  THE WOODLANDS           TX         77381      SFD     78.95                           0.25                0.016       0.359
4616864  LAWRENCEVILLE           NJ         08648      SFD     65.25                           0.25                0.016       0.234
4616953  SLINGERLANDS            NY         12159      SFD     88.07                           0.25                0.016       0.484
4616963  CUTCHOGUE               NY         11935      SFD     90.00                           0.25                0.016       0.859
4616995  MARIETTA                GA         30066      SFD     84.99                06         0.25                0.016       0.234
4616997  WHEELING                IL         60090      SFD     79.98                           0.25                0.016       0.109
4617030  WILTON                  CT         06897      SFD     82.50                06         0.25                0.016       0.609
4617266  SCITUATE                MA         02066      SFD     89.72                           0.25                0.016       0.484
4617503  HADDONFIELD             NJ         08033      SFD     70.00                           0.25                0.016       0.000
4617660  NORTH ARLINGTON         VA         22213      SFD     90.00                12         0.25                0.016       0.609
4617711  GREENSBORO              NC         27408      SFD     60.94                           0.25                0.016       0.000
4617770  WHITPAIN                PA         19422      SFD     80.00   GD 3YR                  0.25                0.016       0.359
4617922  MONTGOMERY              NJ         08559      SFD     90.00                06         0.25                0.016       0.000
4617974  ATLANTA                 GA         30339      SFD     75.00                           0.25                0.016       0.359
4617981  SOUTHLAKE               TX         76092      SFD     94.99                           0.25                0.016       0.859
4618072  SAN FRANCISCO           CA         94109      LCO     85.00                           0.25                0.016       0.000
4618282  NEW ALBANY              OH         43054      SFD     80.00                           0.25                0.016       0.109
4618430  LONG VALLEY             NJ         07853      SFD     79.93                           0.25                0.016       0.234
4618442  LOVELAND                OH         45140      SFD     95.00                           0.25                0.016       0.734
4618485  NORTH POTOMAC           MD         20878      SFD     75.00                           0.25                0.016       0.109
4618515  SANDY                   UT         84093      SFD     76.89                           0.25                0.016       0.000
4618551  RESTON                  VA         20194      SFD     76.99                           0.25                0.016       0.359
4618624  RIDGEWOOD               NJ         07450      SFD     79.27                           0.25                0.016       0.484
4618747  OAKTON                  VA         22124      SFD     80.00   GD 4YR                  0.25                0.016       0.484
4618860  LAKE FOREST             IL         60045      SFD     80.00                           0.25                0.016       0.609
4618943  STERLING                VA         20165      SFD     80.00   GD 2YR                  0.25                0.016       0.109
4619014  ROSEVILLE               MN         55112      SFD     90.00                17         0.25                0.016       0.609
4619113  CUMMING                 GA         30130      SFD     89.98                13         0.25                0.016       0.484
4619271  COLTS NECK              NJ         07722      SFD     80.00                           0.25                0.016       0.109
4619278  SEATTLE                 WA         98119      SFD     80.00                           0.25                0.016       0.000
4619292  HOUSTON                 TX         77001      SFD     80.00                           0.25                0.016       0.484
4619351  SAN RAMON               CA         94583      SFD     80.00                           0.25                0.016       0.109
4619399  YORBA LINDA             CA         92887      SFD     79.99   GD 5YR                  0.25                0.016       0.109
4619495  LOUISVILLE              KY         40220      SFD     74.36                           0.25                0.016       0.000
4619506  FRANKLIN                TN         37064      SFD     80.60                06         0.25                0.016       0.609
4619605  DUNN LORING             VA         22021      SFD     80.00                           0.25                0.016       0.484
4619644  SALINE                  MI         48176      SFD     78.43   GD 3YR                  0.25                0.016       0.000
4619704  ALPHARETTA              GA         30004      SFD     66.29                           0.25                0.016       0.734
4619812  EAST NORTHPORT          NY         11731      SFD     95.00   GD 5YR                  0.25                0.016       1.109
4619859  MORRISVILLE             NC         27560      SFD     79.99                           0.25                0.016       0.000
4619905  THE WOODLANDS           TX         77381      SFD     61.72                           0.25                0.016       0.109
4620024  CORAL SPRINGS           FL         33071      SFD     80.00                           0.25                0.016       0.234
4620103  IRVINE                  CA         92612      SFD     80.00                           0.25                0.016       0.359
4620123  ESSEX JUNCTION          VT         05452      SFD     87.39                           0.25                0.016       0.234
4620170  LIVERMORE               CA         94550      SFD     76.38                           0.25                0.016       0.359
4620229  CLIFTON                 VA         20124      SFD     80.00                           0.25                0.016       0.484
4620440  BRANCHBURG              NJ         08876      SFD     79.99                           0.25                0.016       0.359
4620471  SOLON                   OH         44139      SFD     74.15                           0.25                0.016       0.109
4620523  AVON                    CT         06001      SFD     65.04                           0.25                0.016       0.359
4620553  WINCHESTER              MA         01890      SFD     80.00                           0.25                0.016       0.109
4620564  PENFIELD                NY         14526      SFD     90.00                           0.25                0.016       0.484
4620609  DRAPER                  UT         84020      SFD     74.63                           0.25                0.016       0.000
4620610  MEAD                    CO         80542      SFD     74.99                           0.25                0.016       0.109
4620619  PITTSFORD               NY         14534      SFD     80.00                           0.25                0.016       0.000
4620667  NEWTON                  CT         06482      SFD     85.00   GD 3YR       06         0.25                0.016       0.234
4620940  OXFORD                  MI         48371      SFD     79.81                           0.25                0.016       0.109
4620988  GLENDALE                CA         91201      SFD     80.00                           0.25                0.016       0.484
4621089  MARLBORO                MA         01752      SFD     76.50                           0.25                0.016       0.109
4621137  WEST END                DC         20037      HCO     90.00   GD 2YR                  0.25                0.016       0.234
4621139  LEAWOOD                 KS         66224      SFD     63.46                           0.25                0.016       0.000
4621164  WESTLAKE VILLAGE        CA         91361      SFD     93.97   GD 3YR                  0.25                0.016       0.109
4621194  POWELL                  OH         43065      SFD     68.06                           0.25                0.016       0.109
4621378  RANDOLPH                NJ         07869      SFD     65.00                           0.25                0.016       0.000
4621427  WOODBURY                MN         55125      SFD     90.00                           0.25                0.016       0.234
4621443  PROSPECT                KY         40059      SFD     70.00                           0.25                0.016       0.234
4621457  AUSTIN                  TX         78732      SFD     79.99                           0.25                0.016       0.000
4621461  TARRYTOWN               NY         10591      SFD     90.00   GD 2YR                  0.25                0.016       0.734
4621545  MIDLOTHIAN              VA         23113      SFD     76.71                           0.25                0.016       0.359
4621591  KINGWOOD                TX         77345      SFD     89.63                           0.25                0.016       0.734
4621616  BASKING RIDGE           NJ         07920      SFD     60.92                           0.25                0.016       0.000
4621644  EAST AMHERST            NY         14051      SFD     76.92                           0.25                0.016       0.109
4621650  MARIETTA                GA         30062      SFD     56.18                           0.25                0.016       0.234
4621740  NEWCASTLE               WA         98002      SFD     79.99                           0.25                0.016       0.234
4621817  ALAMO                   CA         94507      SFD     77.86   GD 2YR                  0.25                0.016       0.000
4621871  THOUSAND OAKS           CA         91360      SFD     90.00                           0.25                0.016       0.484
4621915  OLYMPIA                 WA         98501      PUD     90.00                           0.25                0.016       0.484
4621925  GILROY                  CA         95021      SFD     89.99                06         0.25                0.016       0.359
4622034  ROUND ROCK              TX         78664      SFD     90.00                12         0.25                0.016       0.234
4622167  FAIRHOPE                AL         36532      SFD     80.00                           0.25                0.016       0.359
4622317  LAKE FOREST             IL         60045      SFD     80.00                           0.25                0.016       0.359
4622389  SETAUKET                NY         11733      SFD     95.00   GD 5YR                  0.25                0.016       1.234
4622532  ROSWELL                 GA         30076      SFD     66.44                           0.25                0.016       0.000
4622578  GLEN MILLS              PA         19342      SFD     89.99                           0.25                0.016       0.109
4622640  ARLINGTON HEIGHTS       IL         60004      SFD     64.65                           0.25                0.016       0.000
4622721  WAYNE                   PA         19087      SFD     89.99                           0.25                0.016       0.234
4622750  JACKSONVILLE            FL         32256      SFD     63.70                           0.25                0.016       0.109
4622795  COLUMBIA                MD         21044      SFD     90.00                12         0.25                0.016       0.859
4622800  LIBERTYVILLE            IL         60048      SFD     80.00                           0.25                0.016       0.484
4622834  MORRISTOWN              NJ         07960      SFD     85.00                           0.25                0.016       0.484
4622852  ERIE                    CO         80516      SFD     80.00                           0.25                0.016       0.234
4622860  ALPHARETTA              GA         30202      SFD     89.98   FX 5YR       17         0.25                0.016       0.234
4623143  WEST WINDSOR TOWNSHI    P        NJ08648      SFD     75.89                           0.25                0.016       0.859
4623161  HONOLULU                HI         96825      SFD     80.00                           0.25                0.016       0.484
4623168  BRONXVILLE              NY         10708      SFD     70.00                           0.25                0.016       0.000
4623203  SOUTH BARRINGTON        IL         60010      SFD     79.84                           0.25                0.016       0.109
4623303  RALEIGH                 NC         27615      SFD     71.82                           0.25                0.016       0.109
4623326  NEWTON                  CT         06482      SFD     86.32                           0.25                0.016       0.484
4623332  RIDGEFIELD              CT         06877      SFD     71.96                           0.25                0.016       0.609
4623376  PACE                    FL         32571      SFD     80.00                           0.25                0.016       0.609
4623406  TRUMBULL                CT         06612      SFD     79.17                           0.25                0.016       0.234
4623408  LA MIRADA               CA         90638      SFD     76.69   GD 6YR                  0.25                0.016       0.234
4623444  DUBLIN                  CA         94568      SFD     95.00                06         0.25                0.016       0.359
4623471  FAIRFIELD               CT         06430      SFD     80.00                           0.25                0.016       0.234
4623512  BETHESDA                MD         20817      SFD     80.00   GD 6YR                  0.25                0.016       0.484
4623573  SOUTHLAKE               TX         76092      SFD     80.00                           0.25                0.016       0.234
4623651  CARLSBAD                CA         92009      SFD     76.79                           0.25                0.016       0.609
4623864  ALAMO                   CA         94507      SFD     69.75                           0.25                0.016       0.234
4623900  WORCESTER               PA         19490      SFD     80.00                           0.25                0.016       0.000
4623984  WESTPORT                CT         06880      SFD     48.00                           0.25                0.016       0.234
4624008  DUXBURY                 MA         02332      SFD     95.00                06         0.25                0.016       0.484
4624031  MOUND                   MN         55364      SFD     80.00                           0.25                0.016       0.609
4624042  SAN JOSE                CA         95136      SFD     80.00                           0.25                0.016       0.234
4624049  GUILFORD                CT         06437      SFD     70.00                           0.25                0.016       0.000
4624200  BOULDER                 CO         80303      SFD     60.34                           0.25                0.016       0.609
4624230  LAGUNA NIGUEL           CA         92677      SFD     72.94                           0.25                0.016       0.484
4624240  WINNETKA                IL         60093      SFD     85.00                           0.25                0.016       0.609
4624241  HOUSTON                 TX         77079      SFD     90.00                           0.25                0.016       0.484
4624246  ANDOVER                 MA         01810      SFD     90.00                           0.25                0.016       0.359
4624285  EDEN PRAIRIE            MN         55347      SFD     58.54                           0.25                0.016       0.359
4624289  SAN JOSE                CA         95118      SFD     80.00   GD 3YR                  0.25                0.016       0.609
4624388  YARDLEY                 PA         19067      SFD     80.00                           0.25                0.016       0.359
4624390  WINNETKA                IL         60093      SFD     70.00                           0.25                0.016       0.234
4624500  BRANDYWINE              MD         20613      SFD     80.00                           0.25                0.016       0.234
4624544  MONTCHANIN              DE         19710      SFD     69.63                           0.25                0.016       0.234
4624568  SUPERIOR                CO         80027      SFD     89.80                12         0.25                0.016       0.234
4624570  SPARTA                  NJ         07871      SFD     77.92   GD 3YR                  0.25                0.016       0.359
4624606  PHOENIX                 AZ         85024      PUD     89.56                01         0.25                0.016       0.234
4624669  MIDDLETOWN              NJ         07748      SFD     90.00                           0.25                0.016       0.859
4624692  NAPERVILLE              IL         60564      SFD     90.00                           0.25                0.016       0.859
4624693  NEWTOWN                 PA         18940      SFD     94.99                           0.25                0.016       0.734
4624723  AURORA                  IL         60504      SFD     60.61                           0.25                0.016       0.000
4624724  BREA                    CA         92821      SFD     95.00   GD 5YR                  0.25                0.016       0.859
4624802  STAMFORD                CT         06903      SFD     90.00                           0.25                0.016       0.484
4624828  MISSION VIEJO           CA         92691      PUD     89.97                           0.25                0.016       0.734
4624900  HOUSTON                 TX         77005      SFD     59.31                           0.25                0.016       0.000
4624941  LONGMONT                CO         80501      SFD     77.69                           0.25                0.016       0.359
4625002  ASHBURN                 VA         20147      SFD     79.99                           0.25                0.016       0.359
4625010  EDINA                   MN         55439      SFD     56.87                           0.25                0.016       0.234
4625029  FLEMINGTON              NJ         08822      SFD     80.00   GD 3YR                  0.25                0.016       0.109
4625105  RALEIGH                 NC         27614      SFD     53.56                           0.25                0.016       0.109
4625246  CHESTER                 NJ         07930      SFD     80.00                           0.25                0.016       0.234
4625365  SUDBURY                 MA         01776      SFD     54.53                           0.25                0.016       0.109
4625402  DOYLESTOWN              PA         18901      SFD     80.00                           0.25                0.016       0.109
4625457  CARLSBAD                CA         92009      SFD     79.99   GD 6YR                  0.25                0.016       0.359
4625502  BOLTON                  MA         01740      SFD     80.00                           0.25                0.016       0.359
4625508  MANDAN                  ND         58554      SFD     67.55                           0.25                0.016       0.000
4625534  NAPERVILLE              IL         60564      SFD     91.47                           0.25                0.016       0.609
4625555  BROOKLINE               MA         02146      LCO     80.00                           0.25                0.016       0.359
4625568  LEAWOOD                 KS         66211      SFD     70.00                           0.25                0.016       0.234
4625572  BIG FLATS               NY         14814      SFD     90.00                06         0.25                0.016       0.000
4625580  LAWRENCEVILLE           NJ         08648      SFD     88.86                           0.25                0.016       0.359
4625618  BRANCHBURG              NJ         08876      SFD     80.00                           0.25                0.016       0.109
4625661  KENWOOD                 OH         45236      SFD     80.00                           0.25                0.016       0.109
4625688  DANVILLE                CA         94526      SFD     90.00   GD 7YR                  0.25                0.016       0.484
4625792  CENTERPORT              NY         11721      SFD     95.00   GD 5YR                  0.25                0.016       0.984
4625873  CARMEL                  IN         46033      SFD     80.00                           0.25                0.016       0.000
4625913  SHORT HILLS             NJ         07078      SFD     70.00                           0.25                0.016       0.000
4625937  COLLEYVILLE             TX         76034      SFD     75.56                           0.25                0.016       0.109
4625963  PHILADELPHIA            PA         19103      SFD     70.00                           0.25                0.016       0.109
4625984  ALBANY                  CA         94706      SFD     79.99                           0.25                0.016       0.484
4626057  HUDSON                  OH         44236      SFD     77.03                           0.25                0.016       0.234
4626064  RIVERTON                UT         84065      SFD     90.00                           0.25                0.016       0.359
4626086  MODESTO                 CA         95356      SFD     95.00                           0.25                0.016       0.734
4626090  ATLANTA                 GA         30309      SFD     60.98                           0.25                0.016       0.000
4626102  WARREN                  NJ         07059      SFD     80.00   GD 5YR                  0.25                0.016       0.000
4626104  OAKLAND                 CA         94611      SFD     76.74   GD 3YR                  0.25                0.016       0.234
4626272  LONGMONT                CO         80501      SFD     80.00                           0.25                0.016       0.000
4626279  SPARTA                  NJ         07871      SFD     80.00   GD 3YR                  0.25                0.016       0.000
4626284  WEST CHESTER            PA         19382      SFD     79.53                           0.25                0.016       0.000
4626290  ALPHARETTA              GA         30201      SFD     89.99                           0.25                0.016       0.609
4626292  DUBLIN                  OH         43017      SFD     66.46                           0.25                0.016       0.234
4626302  SAN ANTONIO             TX         78209      SFD     80.00                           0.25                0.016       0.234
4626312  BROOKFIELD              WI         53045      SFD     55.78                           0.25                0.016       0.000
4626348  SAN JOSE                CA         95129      SFD     62.50                           0.25                0.016       0.359
4626377  PLANO                   TX         75093      SFD     69.91                           0.25                0.016       0.359
4626414  EUREKA                  MO         63025      SFD     66.71   GD 3YR                  0.25                0.016       0.000
4626472  VIENNA                  VA         22180      SFD     79.31                           0.25                0.016       0.609
4626617  NORCROSS                GA         30092      SFD     90.00                17         0.25                0.016       0.000
4626627  SARASOTA                FL         34233      SFD     80.00                           0.25                0.016       0.234
4626631  PLYMOUTH                MN         55441      SFD     77.05                           0.25                0.016       0.359
4626647  WARREN                  NJ         07059      SFD     68.29                           0.25                0.016       0.109
4626723  RALEIGH                 NC         27614      SFD     80.00                           0.25                0.016       0.000
4626757  CHANHASSEN              MN         55331      SFD     80.00                           0.25                0.016       0.359
4626759  TIGARD                  OR         97224      SFD     70.00                           0.25                0.016       0.109
4626777  CENTREVILLE             VA         20120      SFD     63.64                           0.25                0.016       0.234
4626898  CORTLANDT               NY         10520      SFD     90.00                           0.25                0.016       0.359
4626922  MINNEAPOLIS             MN         55416      SFD     85.00                06         0.25                0.016       0.359
4626940  GURNEE                  IL         60031      SFD     90.00                06         0.25                0.016       0.109
4626946  EAST AMHERST            NY         14051      SFD     90.00                           0.25                0.016       0.484
4626953  LAKE MARY               FL         32746      SFD     80.00                           0.25                0.016       0.359
4626968  PLEASANTON              CA         94566      SFD     76.14                           0.25                0.016       0.234
4626976  GUILFORD                CT         06437      SFD     76.02                           0.25                0.016       0.484
4627004  NORTH KINGSTOWN         RI         02852      SFD     50.00                           0.25                0.016       0.000
4627080  MCLEAN                  VA         22102      SFD     80.00                           0.25                0.016       0.234
4627084  LEAWOOD                 KS         66209      SFD     90.00                           0.25                0.016       0.734
4627095  MASCOT                  TN         37806      SFD     95.00                06         0.25                0.016       0.000
4627246  LIVERMORE               CA         94550      SFD     94.98                           0.25                0.016       0.484
4627250  COLTS NECK              NJ         07722      SFD     80.00                           0.25                0.016       0.000
4627272  MARIETTA                GA         30068      SFD     90.00                17         0.25                0.016       0.609
4627285  AURORA                  IL         60504      SFD     66.94                           0.25                0.016       0.000
4627289  GURNEE                  IL         60031      SFD     89.70   GD 2YR                  0.25                0.016       0.734
4627320  LITTLETON               CO         80124      SFD     78.95                           0.25                0.016       0.000
4627397  HENDERSONVILLE          TN         37075      SFD     80.00                           0.25                0.016       0.234
4627438  READINGTON              NJ         08889      SFD     80.00   GD 5YR                  0.25                0.016       0.234
4627588  CARY                    NC         27513      SFD     60.40                           0.25                0.016       0.000
4627640  COLUMBIA                MD         21044      SFD     64.44                           0.25                0.016       0.000
4627641  SAN RAFAEL              CA         94903      SFD     95.00                           0.25                0.016       0.984
4627710  ROCHESTER HILLS         MI         48306      SFD     45.24                           0.25                0.016       0.000
4627746  WICHITA                 KS         67226      SFD     79.97                           0.25                0.016       0.234
4627786  WHIPPANY                NJ         07981      SFD     70.00   GD 3YR                  0.25                0.016       0.000
4627891  NAPERVILLE              IL         60564      SFD     85.00                           0.25                0.016       0.109
4627934  GAITHERSBURG            MD         20878      SFD     80.00                           0.25                0.016       0.359
4627941  NEW FAIRFIELD           CT         06812      SFD     55.56                           0.25                0.016       0.234
4627945  LEESBURG                VA         20175      SFD     75.57                           0.25                0.016       0.000
4628014  SUWANEE                 GA         30024      SFD     88.66                           0.25                0.016       0.609
4628049  ALEXANDRIA              VA         22308      SFD     90.00                06         0.25                0.016       0.234
4628126  MARIETTA                GA         30062      SFD     80.00                           0.25                0.016       0.484
4628296  MONROE                  CT         06468      SFD     80.00                           0.25                0.016       0.000
4628332  VALENCIA                CA         91355      SFD     70.00   GD 3YR                  0.25                0.016       0.000
4628351  WESTPORT                CT         06880      SFD     63.79   GD 3YR                  0.25                0.016       0.000
4628362  LONGMONT                CO         80501      SFD     79.50                           0.25                0.016       0.484
4628472  BRANDON                 MS         39042      SFD     82.79                06         0.25                0.016       0.359
4628490  YORBA LINDA             CA         92887      SFD     86.06                           0.25                0.016       0.234
4628514  NORTH ANDOVER           MA         01845      SFD     80.00                           0.25                0.016       0.359
4628713  PLANO                   TX         75093      SFD     80.00                           0.25                0.016       0.109
4628750  LA GRANGE               KY         40031      SFD     89.47                           0.25                0.016       0.609
4628759  SOUTH AURORA            CO         80015      SFD     79.58                           0.25                0.016       0.000
4628835  CENTREVILLE             VA         22020      SFD     80.00                           0.25                0.016       0.000
4628852  RANCHO PALOS VERDES     CA         90275      SFD     70.00                           0.25                0.016       0.000
4628869  MARIETTA                GA         30066      SFD     79.99                           0.25                0.016       0.484
4628904  FRANKLIN                MA         02038      SFD     80.00                           0.25                0.016       0.484
4628922  WALNUT CREEK            CA         94504      SFD     79.92   GD 3YR                  0.25                0.016       0.000
4628931  MILFORD                 CT         06460      SFD     89.98                           0.25                0.016       0.484
4629007  GLEN ELLYN              IL         60137      SFD     63.64                           0.25                0.016       0.484
4629017  FORT COLLINS            CO         80525      SFD     89.93                17         0.25                0.016       0.000
4629031  BLUE BELL               PA         19422      SFD     80.00                           0.25                0.016       0.000
4629087  WAYZATA                 MN         55391      PUD     74.15                           0.25                0.016       0.359
4629097  ARLINGTON               TX         76006      SFD     90.00                           0.25                0.016       0.359
4629102  RANCHO SANTA MARGARI    CA         92688      SFD     79.99                           0.25                0.016       0.234
4629123  PLEASANTON              CA         94588      SFD     80.00                           0.25                0.016       0.000
4629156  POWAY                   CA         92064      SFD     90.00                06         0.25                0.016       0.734
4629188  PLEASANT HILL           CA         94523      SFD     63.48   GD 5YR                  0.25                0.016       0.000
4629240  SOUTHLAKE               TX         76092      SFD     80.00                           0.25                0.016       0.000
4629263  SIMPSONVILLE            SC         29681      SFD     90.00                           0.25                0.016       0.109
4629302  COPPELL                 TX         75019      SFD     95.00                           0.25                0.016       1.109
4629312  SPRING                  TX         77379      SFD     75.91                           0.25                0.016       0.234
4629343  BRENTWOOD               TN         37027      SFD     84.62                11         0.25                0.016       0.000
4629417  WASHINGTON TOWNSHIP     NJ         07853      SFD     80.00                           0.25                0.016       0.109
4629418  BOONTON TOWNSHIP        NJ         07005      SFD     84.06                06         0.25                0.016       0.000
4629481  CINCINNATI              OH         45241      SFD     80.00                           0.25                0.016       0.109
4629483  SAN DIEGO               CA         92127      SFD     80.00                           0.25                0.016       0.109
4629539  BELLE MEAD              NJ         08502      SFD     70.00                           0.25                0.016       0.000
4629553  OLYMPIA                 WA         98502      SFD     68.75                           0.25                0.016       0.000
4629635  SAN FRANCISCO           CA         94131      SFD     76.47                           0.25                0.016       0.000
4629680  TEWKSBURY               NJ         07830      SFD     53.92                           0.25                0.016       0.109
4629682  KEY LARGO               FL         33037      SFD     80.00                           0.25                0.016       0.000
4629741  STAMFORD                CT         06905      SFD     90.00                           0.25                0.016       0.359
4629746  DRAPER                  UT         84020      SFD     88.01                           0.25                0.016       0.484
4629750  ACWORTH                 GA         30101      SFD     63.22                           0.25                0.016       0.109
4629751  FARMINGTON              CT         06032      SFD     75.00                           0.25                0.016       0.000
4629781  NORTH POTOMAC           MD         20878      SFD     90.00                           0.25                0.016       0.359
4629839  SAINT CHARLES           MO         63304      SFD     40.00                           0.25                0.016       0.000
4629843  CHESTER                 NJ         07930      SFD     65.08                           0.25                0.016       0.000
4629847  LONGMONT                CO         80501      SFD     79.93                           0.25                0.016       0.484
4629855  WYCKOFF                 NJ         07481      SFD     70.37   GD 3YR                  0.25                0.016       0.359
4629871  NORTH WALES             PA         19454      SFD     76.92                           0.25                0.016       0.109
4629877  OGDEN                   UT         84403      SFD     90.00                           0.25                0.016       0.484
4629901  THOUSAND OAKS           CA         91362      SFD     75.06                           0.25                0.016       0.000
4629996  GENEVA                  IL         60134      SFD     79.99                           0.25                0.016       0.484
4630019  FORT COLLINS            CO         80525      SFD     59.76                           0.25                0.016       0.109
4630073  ERIE                    PA         16509      SFD     79.99                           0.25                0.016       0.109
4630080  SOUTHLAKE               TX         76092      SFD     79.99                           0.25                0.016       0.000
4630091  NASHVILLE               TN         37205      LCO     90.00                           0.25                0.016       0.109
4630119  MONTARA                 CA         94037      SFD     80.00                           0.25                0.016       0.609
4630125  SIMSBURY                CT         06092      SFD     62.13                           0.25                0.016       0.000
4630129  PLYMOUTH                MN         55446      SFD     95.00                           0.25                0.016       1.359
4630149  WICHITA                 KS         67230      SFD     62.19                           0.25                0.016       0.234
4630236  SUNNYVALE               CA         94087      SFD     80.00                           0.25                0.016       0.000
4630268  SARATOGA                CA         95070      SFD     54.17                           0.25                0.016       0.359
4630353  CINCINNATI              OH         45249      SFD     80.00                           0.25                0.016       0.484
4630368  RALEIGH                 NC         27615      SFD     80.00                           0.25                0.016       0.359
4630390  ATLANTA                 GA         30319      SFD     90.00                           0.25                0.016       0.734
4630391  HERNDON                 VA         20171      SFD     80.00                           0.25                0.016       0.000
4630426  ATLANTA                 GA         30324      SFD     90.00                06         0.25                0.016       0.234
4630534  SAN ANSELMO             CA         94960      SFD     79.86   GD 6YR                  0.25                0.016       0.234
4630557  REDWOOD SHORES          CA         94065      SFD     80.00                           0.25                0.016       0.359
4630590  SAN JUAN CAPISTRANO     CA         92675      SFD     37.89                           0.25                0.016       0.234
4630665  SAN JOSE                CA         95120      SFD     80.00   GD 3YR                  0.25                0.016       0.484
4630694  CORTE MADERA            CA         94925      SFD     74.63                           0.25                0.016       0.000
4630731  DANVILLE                CA         94506      SFD     79.98                           0.25                0.016       0.359
4630763  LAKE FOREST             IL         60045      SFD     66.49                           0.25                0.016       0.000
4630818  NEWTOWN                 PA         18940      SFD     79.82                           0.25                0.016       0.000
4630856  SOUTH LAKE              TX         76092      SFD     56.18                           0.25                0.016       0.109
4630875  STEWARTSVILLE           NJ         08886      SFD     89.98                06         0.25                0.016       0.359
4630881  BROOKFIELD              CT         06804      SFD     90.00   GD 3YR       06         0.25                0.016       0.234
4630900  ALPHARETTA              GA         30005      SFD     53.96                           0.25                0.016       0.000
4630953  CORNING                 NY         14830      SFD     70.00                           0.25                0.016       0.000
4630958  WEST CHESTER            PA         19382      SFD     48.25                           0.25                0.016       0.000
4630968  NAPERVILLE              IL         60564      SFD     80.00                           0.25                0.016       0.000
4630982  AUBURN                  CA         95602      SFD     68.75                           0.25                0.016       0.000
4631017  MEDFIELD                MA         02052      SFD     77.07                           0.25                0.016       0.109
4631035  LIVERMORE               CA         94550      SFD     79.93                           0.25                0.016       0.000
4631063  KENT                    WA         98042      SFD     95.00                17         0.25                0.016       0.234
4631108  ROSWELL                 GA         30076      SFD     66.04                           0.25                0.016       0.000
4631118  TERRACE PARK            OH         45212      SFD     80.00                           0.25                0.016       0.234
4631135  DUBLIN                  CA         94568      LCO     94.99                           0.25                0.016       0.359
4631155  SEATTLE                 WA         98136      SFD     65.22                           0.25                0.016       0.000
4631161  COLLEYVILLE             TX         76034      SFD     74.70                           0.25                0.016       0.000
4631173  CLARENDON HILLS         IL         60514      SFD     75.45                           0.25                0.016       0.234
4631183  FLOWER MOUND            TX         75028      SFD     94.99                           0.25                0.016       0.734
4631203  SARATOGA                CA         95070      SFD     68.25                           0.25                0.016       0.000
4631213  DANVILLE                CA         94526      SFD     75.00                           0.25                0.016       0.359
4631342  ROSELLE                 IL         60172      SFD     95.00                           0.25                0.016       0.859
4631405  PENFIELD                NY         14526      SFD     84.98   GD 3YR       17         0.25                0.016       0.000
4631413  POUND RIDGE             NY         10576      SFD     73.68                           0.25                0.016       0.109
4631415  WEST CHESTER            PA         19382      SFD     88.04                           0.25                0.016       0.484
4631440  ALLEN                   TX         75013      SFD     76.60                           0.25                0.016       0.359
4631444  BIRMINGHAM              AL         35244      SFD     80.00                           0.25                0.016       0.609
4631445  AUSTIN                  TX         78750      SFD     80.00                           0.25                0.016       0.609
4631466  ATLANTA                 GA         30327      SFD     90.00                           0.25                0.016       0.609
4631499  SAN RAMON               CA         94583      SFD     90.00   GD 4YR                  0.25                0.016       0.234
4631516  MILWAUKEE               WI         53211      SFD     80.00                           0.25                0.016       0.234
4631527  CHARLOTTE               NC         28277      SFD     70.26                           0.25                0.016       0.359
4631588  BELLEVUE                WA         98006      SFD     80.00                           0.25                0.016       0.109
4631603  MIDLOTHIAN              VA         23112      SFD     90.00                06         0.25                0.016       0.234
4631632  SAN FRANCISCO           CA         94111      LCO     79.99                           0.25                0.016       0.234
4631779  RANDOLPH                NJ         07869      SFD     80.00                           0.25                0.016       0.000
4631914  LONG VALLEY             NJ         07853      SFD     79.99                           0.25                0.016       0.234
4631931  LONG GROVE              IL         60047      SFD     80.00                           0.25                0.016       0.000
4632012  VIENNA                  VA         22182      SFD     79.94                           0.25                0.016       0.359
4632034  HOUSTON                 TX         77005      SFD     63.37                           0.25                0.016       0.109
4632076  CAZENOVIA               NY         13035      SFD     75.00                           0.25                0.016       0.000
4632078  MIAMI                   FL         33157      SFD     87.11                           0.25                0.016       0.859
4632148  BERKELEY HEIGHTS        NJ         07922      SFD     80.00                           0.25                0.016       0.000
4632209  HINSDALE                IL         60521      SFD     48.48                           0.25                0.016       0.359
4632217  HOUSTON                 TX         77007      SFD     90.00                17         0.25                0.016       0.484
4632223  PLANO                   TX         75025      SFD     89.99                           0.25                0.016       0.234
4632240  STEVENSON RANCH AREA    CA         91381      SFD     89.99                13         0.25                0.016       0.234
4632245  PARKER                  CO         80138      SFD     90.00                06         0.25                0.016       0.359
4632259  AMAWALK                 NY         10501      SFD     80.00                           0.25                0.016       0.109
4632286  MARIETTA                GA         30066      SFD     71.61                           0.25                0.016       0.234
4632294  LANSDALE                PA         19446      SFD     87.93                           0.25                0.016       0.359
4632296  YORBA LINDA             CA         92886      SFD     89.97                           0.25                0.016       0.609
4632400  FOOTHILL RANCH          CA         92610      SFD     94.99   GD 3YR                  0.25                0.016       0.984
4632430  FAIRPORT                NY         14450      SFD     80.00                           0.25                0.016       0.109
4632572  MARIETTA                GA         30062      SFD     79.99                           0.25                0.016       0.359
4632627  MOUNT LAUREL            NJ         08054      SFD     90.00                           0.25                0.016       0.234
4632640  WAYLAND                 MA         01778      SFD     29.63                           0.25                0.016       0.234
4632678  NAPERVILLE              IL         60564      SFD     90.00                17         0.25                0.016       0.484
4632996  MAPLE VALLEY            WA         98038      SFD     89.58   GD 3YR       17         0.25                0.016       0.234
4633014  ROSWELL                 GA         30075      SFD     95.00                06         0.25                0.016       0.859
4633021  DALLAS                  TX         75209      SFD     80.00                           0.25                0.016       0.609
4633064  BETHESDA                MD         20817      SFD     79.96                           0.25                0.016       0.000
4633093  MOON TOWNSHIP           PA         15108      SFD     90.00                           0.25                0.016       0.000
4633109  MENDHAM                 NJ         07945      SFD     80.00                           0.25                0.016       0.109
4633112  BOXFORD                 MA         01921      SFD     72.96   GD 3YR                  0.25                0.016       0.000
4633116  RIDGEFIELD              CT         06877      SFD     38.71                           0.25                0.016       0.484
4633132  BELLE MEAD              NJ         08502      SFD     69.12                           0.25                0.016       0.109
4633138  BELLE MEAD              NJ         08502      SFD     80.00                           0.25                0.016       0.000
4633274  PARKLAND                FL         33067      SFD     90.00                           0.25                0.016       0.859
4633313  NEW BRIGHTON            MN         55112      SFD     90.00                           0.25                0.016       0.984
4633329  CARY                    NC         27511      SFD     80.00                           0.25                0.016       1.109
4633371  FRANKLIN                MA         02038      SFD     80.00                           0.25                0.016       0.359
4633410  PARSIPPANY              NJ         07046      SFD     88.33                           0.25                0.016       0.234
4633454  MISSION VIEJO           CA         92692      SFD     80.00                           0.25                0.016       0.484
4633511  WEST WINDSOR            NJ         08512      SFD     90.00                           0.25                0.016       0.484
4633519  RESTON                  VA         20194      SFD     80.00                           0.25                0.016       0.109
4633599  DANVILLE                CA         94506      SFD     90.00                           0.25                0.016       0.484
4633662  UPPER MAKEFIELD         PA         18940      SFD     80.00                           0.25                0.016       0.109
4633791  CLEARWATER              FL         34621      SFD     90.00                06         0.25                0.016       0.359
4633793  DENVILLE                NJ         07834      SFD     80.00   GD 3YR                  0.25                0.016       0.000
4633924  ALLENDALE               NJ         07401      SFD     54.00                           0.25                0.016       0.109
4633959  IRVINE                  CA         92620      PUD     75.80                           0.25                0.016       0.109
4633996  STONY BROOK             NY         11790      SFD     76.92                           0.25                0.016       0.000
4634013  SANTA ANA               CA         92705      SFD     80.00   GD 3YR                  0.25                0.016       0.109
4634103  MOORPARK                CA         93021      SFD     56.63   GD 5YR                  0.25                0.016       0.109
4634114  NEWTOWN                 PA         18940      SFD     90.00   GD 3YR                  0.25                0.016       0.484
4634183  GROSSE POINTE PARK      MI         48230      SFD     80.00                           0.25                0.016       0.734
4634197  HUDSON                  OH         44236      SFD     77.03                           0.25                0.016       0.359
4634235  NAPERVILLE              IL         60565      SFD     80.00   GD 3YR                  0.25                0.016       0.609
4634238  COTO DE CAZA            CA         92679      SFD     90.00                           0.25                0.016       0.609
4634240  AVON                    CT         06001      SFD     60.34                           0.25                0.016       0.234
4634249  MONTCLAIR               NJ         07042      SFD     70.00                           0.25                0.016       0.234
4634316  CHESTERFIELD            MO         63005      SFD     90.00                06         0.25                0.016       0.484
4634389  PEAPACK                 NJ         07977      SFD     90.00                           0.25                0.016       0.484
4634451  HIGHLAND PARK           IL         60035      SFD     77.32                           0.25                0.016       0.359
4634464  LIVERMORE               CA         94550      PUD     89.99                           0.25                0.016       0.359
4634490  WILLIAMSTOWN            MA         01267      SFD     80.00                           0.25                0.016       0.359
4634498  CHADDS FORD             PA         19317      SFD     70.00                           0.25                0.016       0.234
4634534  ALLEN                   TX         75002      SFD     79.99                           0.25                0.016       0.484
4634649  SHARON                  MA         02067      SFD     80.00                           0.25                0.016       0.359
4634700  FAR HILLS               NJ         07931      LCO     80.00                           0.25                0.016       0.609
4634802  SAN RAMON               CA         94583      SFD     80.00                           0.25                0.016       0.000
4634865  NEW FAIRFIELD           CT         06812      SFD     90.00                33         0.25                0.016       0.109
4634886  BELLEVUE                WA         98006      SFD     88.84                           0.25                0.016       0.484
4635004  HONEOYE FALLS           NY         14472      SFD     77.94                           0.25                0.016       0.359
4635048  NOVATO                  CA         94949      SFD     80.00                           0.25                0.016       0.234
4635075  ST. LOUIS               MO         63131      SFD     66.67                           0.25                0.016       0.109
4635103  WOODINVILLE             WA         98072      SFD     57.47                           0.25                0.016       0.109
4635153  LA GRANGE               IL         60525      SFD     78.33                           0.25                0.016       0.109
4635160  NEWPORT BEACH           CA         92660      SFD     80.00                           0.25                0.016       0.234
4635294  DALLAS                  TX         75205      SFD     75.00                           0.25                0.016       0.359
4635303  MCMURRAY                PA         15317      SFD     71.23                           0.25                0.016       0.109
4635312  OMAHA                   NE         68130      SFD     41.75                           0.25                0.016       0.000
4635316  BOXFORD                 MA         01921      SFD     75.57                           0.25                0.016       0.109
4635431  VICTORIA                MN         55331      PUD     77.24                           0.25                0.016       0.734
4635547  COSTA MESA              CA         92626      SFD     70.00   GD 4YR                  0.25                0.016       0.109
4635623  APEX                    NC         27502      SFD     89.99                06         0.25                0.016       0.484
4635672  LOVELAND                CO         80537      SFD     77.46                           0.25                0.016       0.234
4635687  ROUND ROCK              TX         78681      SFD     80.00                           0.25                0.016       0.234
4635692  WAXHAW                  NC         28173      SFD     80.00                           0.25                0.016       0.234
4635758  SAN JOSE                CA         95120      SFD     65.42                           0.25                0.016       0.000
4635790  WESTLAKE VILLAGE        CA         91361      PUD     47.46                           0.25                0.016       0.109
4635846  CHARLOTTE               NC         28209      SFD     58.68                           0.25                0.016       0.609
4635857  CHICO                   CA         95926      SFD     80.00   GD 6YR                  0.25                0.016       0.609
4635864  BATH                    OH         44333      SFD     71.43                           0.25                0.016       0.000
4635899  SUMMIT                  NJ         07901      SFD     93.75                           0.25                0.016       0.859
4635974  DENVILLE                NJ         07834      SFD     80.00                           0.25                0.016       0.234
4636002  ASHBURN                 VA         20147      SFD     90.00                           0.25                0.016       0.859
4636036  FOUNTAIN VALLEY         CA         92708      SFD     90.00                06         0.25                0.016       0.609
4636067  REDLANDS                CA         92373      SFD     90.00                           0.25                0.016       0.609
4636089  THOUSAND OAKS           CA         91361      SFD     79.71                           0.25                0.016       0.234
4636095  EDEN PRAIRIE            MN         55346      SFD     95.00                           0.25                0.016       1.234
4636124  RANDOLPH                NJ         07869      SFD     64.05                           0.25                0.016       0.000
4636136  GURNEE                  IL         60031      SFD     89.99                           0.25                0.016       0.859
4636160  DRAPER                  UT         84020      SFD     90.00                           0.25                0.016       0.484
4636176  HINSDALE                IL         60521      SFD     79.99                           0.25                0.016       0.984
4636208  LANSDALE                PA         19446      SFD     89.73                           0.25                0.016       0.609
4636309  PHOENIX                 AZ         85024      SFD     79.98                           0.25                0.016       0.484
4636335  MOUNT OLIVE             NJ         07828      SFD     79.79                           0.25                0.016       0.000
4636351  BOYNTON BEACH           FL         33436      SFD     95.00                           0.25                0.016       0.734
4636394  ATLANTA                 GA         30327      SFD     72.41                           0.25                0.016       0.359
4636425  SUDBURY                 MA         01776      SFD     75.00                           0.25                0.016       0.359
4636510  SAN JOSE                CA         95118      SFD     71.11                           0.25                0.016       0.359
4636520  CHESTERFIELD            MO         63005      SFD     80.00                           0.25                0.016       0.234
4636533  SEATTLE                 WA         98102      SFD     63.16                           0.25                0.016       0.734
4636558  CASTLE ROCK             CO         80104      SFD     61.69                           0.25                0.016       0.359
4636613  TRUMBULL                CT         06611      SFD     69.38                           0.25                0.016       0.359
4636615  ROSWELL                 GA         30075      SFD     94.99                17         0.25                0.016       0.109
4636627  SOUTHLAKE               TX         76092      SFD     80.00                           0.25                0.016       0.359
4636629  VANCOUVER               WA         98685      SFD     83.33                           0.25                0.016       0.234
4636632  SOUTHLAKE               TX         76092      SFD     72.08                           0.25                0.016       0.859
4636642  NEWTOWN                 CT         06470      SFD     94.97   GD 4YR                  0.25                0.016       0.734
4636653  FULLERTON               CA         92831      SFD     90.00                17         0.25                0.016       0.859
4636657  LAGUNA NIGUEL           CA         92677      SFD     80.00                           0.25                0.016       0.609
4636688  HOPKINTON               MA         01748      SFD     80.00                           0.25                0.016       0.234
4636701  SIMI VALLEY             CA         93063      SFD     94.99                06         0.25                0.016       0.359
4636732  DENVILLE                NJ         07834      SFD     89.98   GD 3YR                  0.25                0.016       0.234
4636761  DELAFIELD               WI         53018      SFD     66.27                           0.25                0.016       0.359
4636784  GLEN ELLYN              IL         60137      SFD     80.00                           0.25                0.016       0.359
4636793  LIVERMORE               CA         94550      SFD     90.00                           0.25                0.016       0.359
4636881  PENNINGTON              NJ         08534      SFD     80.00                           0.25                0.016       0.359
4636945  DACULA                  GA         30019      SFD     87.71                           0.25                0.016       0.359
4637076  PLANO                   TX         75093      SFD     64.69                           0.25                0.016       0.000
4637137  WEXFORD                 PA         15090      SFD     90.00                           0.25                0.016       0.609
4637152  EAST FALMOUTH           MA         02536      SFD     80.00                           0.25                0.016       0.000
4637154  MARTINEZ                CA         94553      SFD     66.37                           0.25                0.016       0.484
4637177  CHESTER                 NJ         07930      SFD     59.52                           0.25                0.016       0.234
4637239  OAKLAND                 CA         94605      SFD     80.00                           0.25                0.016       0.734
4637244  SOUTHLAKE               TX         76092      SFD     70.12                           0.25                0.016       0.359
4637263  GLENCOE                 IL         60022      SFD     69.86                           0.25                0.016       0.484
4637356  DUNN KORTING            VA         22030      SFD     64.62                           0.25                0.016       0.109
4637390  SUWANEE                 GA         30024      SFD     94.99                17         0.25                0.016       0.859
4637417  PRIOR LAKE              MN         55372      PUD     89.80                17         0.25                0.016       0.484
4637529  MORGAN HILL             CA         95037      SFD     90.00                06         0.25                0.016       0.484
4637611  STOW                    MA         01775      SFD     90.00                12         0.25                0.016       0.859
4637818  NORCROSS                GA         30092      SFD     80.00                           0.25                0.016       0.359
4637844  BAINBRIDGE ISLAND       WA         98110      SFD     90.00                           0.25                0.016       0.609
4637847  MARIETTA                GA         30067      SFD     80.00                           0.25                0.016       0.000
4637902  BALTIMORE               MD         21210      SFD     84.59                           0.25                0.016       0.359
4638025  SANDY                   UT         84093      SFD     48.60                           0.25                0.016       0.109
4638065  AURORA                  OH         44242      SFD     95.00                           0.25                0.016       0.609
4638105  ISSAQUAH                WA         98029      PUD     80.00                           0.25                0.016       0.484
4638131  RALEIGH                 NC         27613      SFD     79.99                           0.25                0.016       0.109
4638152  FAIRFAX STATION         VA         22039      SFD     83.70                17         0.25                0.016       0.000
4638167  FRANKLIN                TN         37069      SFD     78.71                           0.25                0.016       0.484
4638325  CENTER VALLEY           PA         18034      SFD     70.59                           0.25                0.016       0.984
4638377  SOUTHLAKE               TX         76092      SFD     79.17                           0.25                0.016       0.859
4638401  ROSWELL                 GA         30075      SFD     80.00                           0.25                0.016       0.734
4638416  MARLBORO                NJ         07746      SFD     80.00                           0.25                0.016       0.234
4638439  KATY                    TX         77450      SFD     74.18                           0.25                0.016       0.484
4638448  PRINCETON               NJ         08540      LCO     80.00   GD 3YR                  0.25                0.016       0.234
4638527  RANCHO STA MARGARITA    CA         92688      SFD     94.99                           0.25                0.016       0.984
4638537  LAFAYETTE               CO         80026      SFD     65.52                           0.25                0.016       0.109
4638564  LOWER MACUNGIE          PA         18062      SFD     90.00                           0.25                0.016       0.234
4638610  NORTH SALEM             NY         10560      SFD     75.86                           0.25                0.016       0.234
4638627  WAYZATA                 MN         55391      PUD     79.99                           0.25                0.016       0.000
4638696  ALPHARETTA              GA         30022      SFD     64.68                           0.25                0.016       0.359
4638709  VALENCIA                CA         91354      SFD     80.00                           0.25                0.016       0.359
4638726  SHREWSBURY              MA         01545      SFD     94.99   GD 5YR                  0.25                0.016       0.484
4638733  GREENSBORO              GA         30642      SFD     89.99                17         0.25                0.016       0.234
4638795  PITTSFORD               NY         14534      SFD     80.00                           0.25                0.016       0.000
4638881  SAN ANTONIO             TX         78258      SFD     78.78                           0.25                0.016       0.609
4638889  ROSWELL                 GA         30075      SFD     90.00                17         0.25                0.016       0.109
4638893  CINCINNATI              OH         45249      SFD     80.00                           0.25                0.016       0.109
4638933  ALPHARETTA              GA         30202      SFD     90.00                           0.25                0.016       0.734
4638941  NORTHBROOK              IL         60062      SFD     80.00                           0.25                0.016       0.484
4638954  ROANOKE                 VA         24019      SFD     80.00                           0.25                0.016       0.484
4638959  STATE COLLEGE           PA         16803      SFD     79.99                           0.25                0.016       0.234
4638982  THOUSAND OAKS           CA         91362      SFD     64.71                           0.25                0.016       0.000
4639013  PLEASANTON              CA         94566      SFD     80.00                           0.25                0.016       0.484
4639093  CLYDE HILL              WA         98004      SFD     48.00                           0.25                0.016       0.000
4639101  CHESTERFIELD            MO         63005      SFD     90.00                           0.25                0.016       0.734
4639107  SAINT PAUL              MN         55127      SFD     80.00                           0.25                0.016       0.000
4639143  SANDY                   UT         84092      SFD     88.57                           0.25                0.016       0.859
4639155  ORLANDO                 FL         32835      SFD     79.99                           0.25                0.016       0.000
4639176  SANTA CLARA             CA         95050      THS     80.00                           0.25                0.016       0.359
4639190  LONGMONT                CO         80504      SFD     90.00                           0.25                0.016       0.609
4639276  MORGAN HILL             CA         95037      SFD     57.53                           0.25                0.016       0.000
4639309  NEWTON                  MA         02165      SFD     80.00                           0.25                0.016       0.609
4639335  RIDGEFIELD              CT         06877      SFD     76.16   GD 4YR                  0.25                0.016       0.000
4639345  RALEIGH                 NC         27614      SFD     80.00                           0.25                0.016       1.109
4639409  EAST GREENWICH          RI         02818      SFD     78.99                           0.25                0.016       0.234
4639448  PRINCETON JUNCTION      NJ         08550      SFD     80.00                           0.25                0.016       0.234
4639502  MOUNTAIN LAKES          NJ         07046      SFD     80.00                           0.25                0.016       0.234
4639512  GURNEE                  IL         60031      SFD     87.76                17         0.25                0.016       0.109
4639514  LINCROFT                NJ         07738      SFD     89.89                17         0.25                0.016       0.234
4639700  LOUISVILLE              KY         40222      SFD     44.79                           0.25                0.016       0.000
4639743  RALEIGH                 NC         27612      SFD     94.74                           0.25                0.016       0.734
4639781  TAMPA                   FL         33601      SFD     71.43                           0.25                0.016       0.234
4639813  BURLINGAME              CA         94010      SFD     53.88                           0.25                0.016       0.109
4639815  PLEASANTON              CA         94566      SFD     72.97                           0.25                0.016       0.484
4639870  AURORA                  IL         60504      SFD     90.00                           0.25                0.016       0.609
4639927  NEWTON                  MA         02160      SFD     80.00                           0.25                0.016       0.234
4639958  MILLER PLACE            NY         11764      SFD     80.00                           0.25                0.016       0.859
4640038  TRUMBULL                CT         06611      SFD     80.00                           0.25                0.016       0.234
4640044  GOLDEN                  CO         80403      SFD     90.00                           0.25                0.016       0.609
4640050  BELLAIRE                TX         77401      SFD     68.75                           0.25                0.016       0.359
4640107  RIDGEFIELD              CT         06877      SFD     80.00   FX 3YR                  0.25                0.016       0.484
4640115  ANNAPOLIS               MD         21401      SFD     95.00                           0.25                0.016       0.484
4640171  GRAPEVINE               TX         76051      SFD     80.00                           0.25                0.016       0.484
4640203  RIDGEFIELD              CT         06877      SFD     72.45                           0.25                0.016       0.000
4640205  SAN RAMON               CA         94583      SFD     65.32                           0.25                0.016       0.234
4640238  SPARTA                  NJ         07871      SFD     90.00   GD 3YR                  0.25                0.016       0.234
4640270  ACME                    PA         15610      SFD     90.00                           0.25                0.016       0.609
4640352  NEWTOWN                 CT         06482      SFD     84.99                17         0.25                0.016       0.984
4640441  THE WOODLANDS           TX         77381      SFD     95.00                           0.25                0.016       0.984
4640445  PLEASANTON              CA         94566      SFD     84.99                17         0.25                0.016       0.984
4640558  BELLEVUE                WA         98006      SFD     77.69                           0.25                0.016       0.109
4640610  MISSION VIEJO           CA         92692      SFD     80.00   GD 3YR                  0.25                0.016       0.000
4640628  NEWTOWN                 PA            18940   SFD     67.57                           0.25                0.016       0.000
4640638  GLEN ALLEN              VA            23060   SFD     90.00                           0.25                0.016       0.234
4640688  GOLDEN                  CO            80403   SFD     90.00                           0.25                0.016       0.359
4640747  ORLANDO                 FL            32836   SFD     80.00                           0.25                0.016       0.000
4640816  WOODINVILLE             WA            98072   SFD     80.00                           0.25                0.016       0.609
4640847  MARIETTA                GA            30066   SFD     90.00                13         0.25                0.016       0.359
4640964  ALPHARETTA              GA            30004   SFD     90.00                           0.25                0.016       0.484
4641011  BURBANK                 CA            91506   SFD     90.00                           0.25                0.016       0.234
4641040  AUSTIN                  TX            78731   SFD     80.00                           0.25                0.016       0.484
4641076  WILLIAMSBURG            VA            23185   SFD     90.00                           0.25                0.016       0.859
4641129  SAN JOSE                CA            95138   SFD     46.90                           0.25                0.016       0.359
4641152  WANAQUE                 NJ            07465   SFD     72.44                           0.25                0.016       0.109
4641228  ESCALON                 CA            95320   SFD     80.00                           0.25                0.016       0.359
4641318  LAKE FOREST             IL            60045   SFD     66.67  GD 3YR                   0.25                0.016       0.000
4641394  SCOTTSDALE              AZ            85259   SFD     79.99                           0.25                0.016       0.484
4641439  CRESSKILL BOROUGH       NJ            07626   SFD     80.00                           0.25                0.016       0.359
4641441  FREMONT                 CA            94530   SFD     62.41                           0.25                0.016       0.234
4641462  NORTH ANDOVER           MA            01845   SFD     80.00                           0.25                0.016       0.234
4641483  ALPHARETTA              GA            30201   SFD     80.00                           0.25                0.016       0.109
4641491  HOUSTON                 TX            77059   SFD     78.66                           0.25                0.016       0.484
4641581  LAGUNA NIGUEL           CA            92677   PUD     89.96                           0.25                0.016       0.734
4641690  BOXBOROUGH              MA            01719   SFD     85.00                17         0.25                0.016       0.109
4641749  AUSTIN                  TX            78746   SFD     55.56                           0.25                0.016       0.000
4641853  BLOOMINGTON             MN            55437   SFD     90.00                17         0.25                0.016       0.859
4641855  MASON                   OH            45040   SFD     90.00                17         0.25                0.016       0.359
4641864  CHARLOTTE               NC            28277   SFD     74.97                           0.25                0.016       0.609
4641905  SAN DIEGO               CA            92116   SFD     80.00                           0.25                0.016       0.859
4641944  ISSAQUAH                WA            98029   SFD     75.00                           0.25                0.016       0.234
4641958  MANLIUS                 NY            13104   SFD     54.49                           0.25                0.016       0.484
4642014  GAITHERSBURG            MD            20878   SFD     79.82                           0.25                0.016       0.109
4642038  COTO DE CAZA            CA            92679   SFD     80.00                           0.25                0.016       0.109
4642083  FOOTHILL RANCH AREA     CA            92610   PUD     89.97                           0.25                0.016       0.984
4642160  CENTERVILLE             OH            45458   SFD     68.09                           0.25                0.016       0.234
4642181  MAITLAND                FL            32751   SFD     76.97                           0.25                0.016       0.234
4642224  SOUTH LYON              MI            48178   SFD     79.93  GD 5YR                   0.25                0.016       0.609
4642285  GREEN OAKS              IL            60048   SFD     62.00                           0.25                0.016       0.000
4642379  FOSTER CITY             CA            94404   LCO     80.00                           0.25                0.016       0.609
4642423  SANTA CLARITA           CA            91355   SFD     80.00                           0.25                0.016       0.359
4642474  BELVEDERE               CA            94920   SFD     70.00                           0.25                0.016       0.359
4642595  EVERGREEN               CO            80439   SFD     74.97                           0.25                0.016       0.484
4642668  CHANHASSEN              MN            55317   SFD     80.00                           0.25                0.016       0.734
4642671  LA JOLLA                CA            92037   SFD     55.28                           0.25                0.016       0.359
4642687  SIOUX FALLS             SD            57108   SFD     90.00                           0.25                0.016       0.734
4642692  RALEIGH                 NC            27606   SFD     80.00                           0.25                0.016       0.359
4642821  MONROE                  CT            06468   SFD     80.00                           0.25                0.016       0.359
4642863  SANDY                   UT            84093   SFD     80.00                           0.25                0.016       0.359
4642903  LAFAYETTE               CA            94549   SFD     80.00                           0.25                0.016       0.359
4642957  ALPHARETTA              GA            30022   SFD     95.00                           0.25                0.016       0.609
4642974  KINGWOOD                TX            77345   SFD     80.00                           0.25                0.016       0.359
4642993  OMAHA                   NE            68137   SFD     70.59                           0.25                0.016       0.359
4643024  VERO BEACH              FL            32962   SFD     84.83                17         0.25                0.016       0.609
4643142  DUBLIN                  OH            43017   SFD     76.78                           0.25                0.016       0.609
4643407  MOORESTOWN              NJ            08057   SFD     80.00                           0.25                0.016       0.484
4643458  ARNOLD                  MD            21012   SFD     69.99                           0.25                0.016       0.734
4643537  LAKE FOREST             IL            60045   SFD     77.53  GD 3YR                   0.25                0.016       0.484
4643625  HERNDON                 VA            20171   SFD     94.99                           0.25                0.016       0.984
4643657  ALPHARETTA              GA            30004   SFD     89.99                           0.25                0.016       0.859
4643754  REDONDO BEACH           CA            90277   LCO     64.29                           0.25                0.016       0.109
4643811  UNIVERSITY PARK         TX            75225   SFD     65.99                           0.25                0.016       0.000
4643856  WOODINVILLE             WA            98072   SFD     45.56                           0.25                0.016       0.484
4643877  MEMPHIS                 TN            38125   SFD     90.00                           0.25                0.016       0.609
4643881  OOLTEWAH                TN            37363   SFD     82.61                17         0.25                0.016       0.359
4644047  EVENDALE                OH            45241   SFD     76.81                           0.25                0.016       0.484
 4644146 BERNARDSVILLE           NJ            07924   SFD     85.11                17         0.25                0.016       0.234
4644286  MORGAN HILL             CA            95037   SFD     88.24  GD 3YR        17         0.25                0.016       0.609
4644288  RENO                    NV            89509   SFD     80.00                           0.25                0.016       0.109
4644325  ISSAQUAH                WA            98029   PUD     79.99                           0.25                0.016       0.734
4644354  SPRING                  TX            77379   SFD     80.00                           0.25                0.016       0.359
4644457  ALPHARETTA              GA            30202   SFD     58.34                           0.25                0.016       0.484
4644525  WENHAM                  MA            01984   SFD     90.00                           0.25                0.016       1.109
4644635  GUILFORD                CT            06437   SFD     90.00                17         0.25                0.016       0.234
4644706  CANAL WINCHESTER        OH            43110   SFD     79.99                           0.25                0.016       0.484
4644899  REDMOND                 WA            98052   SFD     64.60                           0.25                0.016       0.609
4644945  CENTREVILLE             VA            22020   SFD     90.00                           0.25                0.016       0.734
4644984  PLYMOUTH                MN            55447   SFD     80.00                           0.25                0.016       0.609
4645064  BERWYN                  PA            19312   SFD     95.00                17         0.25                0.016       0.109
4645442  WINFIELD                IL            60190   SFD     74.15                           0.25                0.016       0.484
4645515  SPARTA                  NJ            07871   SFD     81.45                           0.25                0.016       0.359
4645619  PENSACOLA               FL            32504   SFD     80.00                           0.25                0.016       0.000
4645704  CRANBURY                NJ            08512   SFD     90.00                           0.25                0.016       0.484
4645721  CHAPPAQUA               NY            10514   SFD     80.00                           0.25                0.016       0.234
4645793  LONETREE                CO            80124   SFD     79.99                           0.25                0.016       0.000
4645969  SIMPSONVILLE            SC            29650   SFD     90.00                33         0.25                0.016       0.359
4645999  PLEASANTON              CA            94566   SFD     58.02                           0.25                0.016       0.359
4646062  HUNTINGTON BEACH        CA            92648   SFD     80.00                           0.25                0.016       0.359
4646079  STEWARTSVILLE           NJ            08886   SFD     95.00                           0.25                0.016       0.859
4646106  SAN FRANCISCO           CA            94114   LCO     90.00  GD 5YR                   0.25                0.016       0.609
4646174  TRUMBULL                CT            06611   SFD     76.81                           0.25                0.016       0.484
4646177  LAKE FOREST             IL            60045   SFD     80.00                           0.25                0.016       0.000
4646254  VIENNA                  VA            22182   SFD     69.51                           0.25                0.016       0.484
4646263  CAVE CREEK              AZ            85331   SFD     85.38                           0.25                0.016       0.484
4646269  WALNUT CREEK            CA            94598   SFD     80.00                           0.25                0.016       0.109
4646553  MENDHAM                 NJ            07947   SFD     74.84  GD 3YR                   0.25                0.016       0.000
4646601  SAN FRANCISCO           CA            94100   LCO     80.00                           0.25                0.016       0.109
4646650  HUDSON                  OH            44236   SFD     78.42                           0.25                0.016       0.359
4646654  BEAVERTON               OR            97007   SFD     80.00                           0.25                0.016       1.234
4646698  LAS VEGAS               NV            89117   SFD     90.00                17         0.25                0.016       0.609
4646764  NORWALK                 CT            06850   LCO     90.00                17         0.25                0.016       0.359
4646773  AUSTIN                  TX            78731   SFD     74.68                           0.25                0.016       0.000
4646839  AURORA                  IL            60504   SFD     65.96                           0.25                0.016       0.000
4646862  SOUTHLAKE               TX            76092   SFD     79.79                           0.25                0.016       0.234
4646871  SHELTON                 CT            06484   SFD     90.00  GD 5YR                   0.25                0.016       0.859
4647085  LAKE BERRINGTON         IL            60010   SFD     70.00                           0.25                0.016       0.234
4647124  TUCSON                  AZ            85749   SFD     90.00                13         0.25                0.016       0.734
4647223  ALPHARETTA              GA            30004   SFD     80.00                           0.25                0.016       0.000
4647272  PARKTON                 MD            21120   SFD     94.90  GD 2YR                   0.25                0.016       0.984
4647386  DAKOTA DUNES            SD            57049   SFD     90.00                           0.25                0.016       0.734
4647537  RALEIGH                 NC            27615   SFD     78.33                           0.25                0.016       0.109
4647844  CORAL SPRINGS           FL            33071   SFD     95.00                           0.25                0.016       0.984
4648017  SARASOTA                FL            34231   SFD     80.00                           0.25                0.016       0.359
4648021  STERLING                VA            20165   SFD     80.00                           0.25                0.016       0.000
4648071  ATLANTA                 GA            30327   SFD     68.75                           0.25                0.016       0.109
4648384  SAN RAMON               CA            94583   SFD     83.79  GD 7YR                   0.25                0.016       0.609
4648496  SAN JOSE                CA            95123   SFD     89.99                17         0.25                0.016       0.859
4648732  COLLEYVILLE             TX            76034   SFD     73.83                           0.25                0.016       0.109
4648761  DANVILLE                CA            94506   SFD     79.98  GD 4YR                   0.25                0.016       0.109
4648802  PLANO                   TX            75025   SFD     95.00                           0.25                0.016       0.734
4648845  PASADENA                MD            21122   SFD     80.00                           0.25                0.016       0.859
4648985  SAN JOSE                CA            95120   SFD     67.97                           0.25                0.016       0.234
4649053  LAGRANGEVILLE           NY            12540   SFD     70.14                           0.25                0.016       0.359
4649341  SOUTHLAKE               TX            76092   SFD     79.99                           0.25                0.016       0.359
4649408  THE WOODLANDS           TX            77382   SFD     79.53                           0.25                0.016       0.234
4650042  SALT LAKE CITY          UT            84108   SFD     80.00                           0.25                0.016       0.484
4650092  SAN JOSE                CA            95120   SFD     80.00                           0.25                0.016       0.234
4650363  SPRINGBORO              OH            45066   SFD     89.09                           0.25                0.016       0.609
4650415  CHARLOTTE               NC            28277   SFD     69.04                           0.25                0.016       0.234
4650485  MOORESVILLE             NC            28115   SFD     79.99                           0.25                0.016       0.000
4651046  CARMEL                  IN            46032   SFD     66.23                           0.25                0.016       0.000
4651179  BOULDER                 CO            80301   SFD     86.69                           0.25                0.016       0.109
4651454  NORTH BEND              WA            98045   SFD     90.00                06         0.25                0.016       0.484
4651615  NEWTOWN                 CT            06470   SFD     67.63                           0.25                0.016       0.000
4652069  GURNEE                  IL            60031   SFD     79.95                           0.25                0.016       0.000
4652230  COLUMBUS                OH            43206   SFD     80.00                           0.25                0.016       0.109
4652453  WESTMINSTER             CA            92683   SFD     80.00                           0.25                0.016       0.234
4652486  VICTORIA                MN            55386   SFD     90.00                           0.25                0.016       0.859
4652513  BELLEVUE                WA            98004   SFD     69.86                           0.25                0.016       0.484
4652650  SAN JOSE                CA            95120   PUD     79.99                           0.25                0.016       0.000
4652805  LANDENBERG              PA            19350   SFD     78.46                           0.25                0.016       0.000
4653171  MAYNARD                 MA            01754   SFD     90.00                17         0.25                0.016       1.359
4653452  SOUTHLAKE               TX            76092   SFD     78.87                           0.25                0.016       0.000
4653579  PLANO                   TX            75025   SFD     70.77                           0.25                0.016       0.109
4653767  ROSWELL                 GA            30075   SFD     95.00                           0.25                0.016       1.234
4653881  OCEANSIDE               CA            92056   PUD     90.00                           0.25                0.016       0.234
4654494  GREAT FALLS             VA            22066   SFD     70.00                           0.25                0.016       0.000
4654568  BOTHELL                 WA            98021   SFD     79.99                           0.25                0.016       0.000
4654729  SARATOGA                CA            95070   SFD     75.19                           0.25                0.016       0.234
4654782  HOUSTON                 TX            77005   SFD     80.00                           0.25                0.016       0.359
4654851  HALF MOON BAY           CA            94019   SFD     80.00                           0.25                0.016       0.000
4654900  RANDOLPH                NJ            07869   SFD     89.36                           0.25                0.016       0.484
4655110  OAKLAND                 CA            94610   SFD     90.00                           0.25                0.016       0.859
4656695  TOWN AND COUNTRY        MO            63131   SFD     80.00                           0.25                0.016       0.109
4656796  LAGUNA NIGUEL           CA            92677   SFD     80.00                           0.25                0.016       0.000
4657515  FREMONT                 CA            94538   SFD     80.00                           0.25                0.016       0.859
4660276  MCKINNEY                TX            75070   SFD     79.99                           0.25                0.016       0.359
6452748  NEW YORK                NY            10128   LCO     80.00                           0.25                0.016       0.484


                                   EXHIBIT F-3



            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1997-18  Exhibit F-3
(Part A)
20 & 30 YEAR FIXED RATE RELOCATION LOANS




                                                                            NET                                         CUT-OFF
MORTGAGE                                                         MORTGAGE MORTGAGE     CURRENT    ORIGINAL  SCHEDULED     DATE
LOAN                                     ZIP  PROPERTY   INTEREST        INTEREST      MONTHLY     TERM TO  MATURITY    PRINCIPAL
NUMBER  CITY                  STATE      CODE   TYPE       RATE            RATE        PAYMENT    MATURITY    DATE       BALANCE
------  ----                  -----      ----   ----       ----            ----        -------    --------    ----       -------

4605180 ASHBURN                VA       20147    SFD       7.125           6.500      $1,536.08      360    1-Mar-27   $226,510.69
4605188 ALPHARETTA             GA       30202    SFD       7.375           6.500      $1,509.13      360    1-Apr-27   $217,314.45
4605213 PRINCETON TOWNSHIP     NJ       08540    SFD       7.625           6.500      $2,886.39      360    1-Feb-27   $405,075.04
4605228 ROSWELL                GA       30076    SFD       7.500           6.500      $1,793.49      360    1-Apr-27   $255,142.20
4621725 ORANGEBURG             NY       10962    SFD       7.750           6.500      $1,702.20      360    1-Oct-27   $237,432.30
4622926 CINCINNATI             OH       45249    SFD       7.000           6.500      $1,809.63      360    1-Sep-27   $271,552.40
4626125 LONGWOOD               FL       32779    SFD       7.000           6.500      $1,942.69      360    1-Sep-27   $291,512.74
4628159 FRAMINGTON             MA       01701    SFD       7.500           6.500      $2,359.85      360    1-Jan-27   $334,923.61
4628166 MAKEFIELD TOWNSHIP     PA       19067    SFD       7.500           6.500      $1,796.99      360    1-Jun-27   $256,034.31
4628171 HUNTINGTON BEACH       CA       92649    SFD       7.500           6.500      $2,181.55      360    1-Jul-27   $311,065.08
4628179 FLOWER MOUND           TX       75028    SFD       7.500           6.500      $2,096.25      360    1-Jul-27   $298,901.62
4628196 MILL VALLEY            CA       94941    LCO       7.500           6.500      $1,666.93      360    1-Jul-27   $237,381.84
4628212 PITTSTOWN              NJ       08867    SFD       7.500           6.500      $1,664.14      360    1-May-27   $236,923.47
4628222 FORT WORTH             TX       76132    SFD       7.500           6.500      $2,097.65      360    1-Jun-27   $298,872.75
4628242 ALISO VIEJO            CA       92656    SFD       7.500           6.500      $1,618.69      360    1-Jan-27   $229,732.72
4628283 GREEN OAKS             IL       60048    SFD       7.500           6.500      $1,922.84      360    1-Sep-27   $274,590.54
4628286 SAN RAFAEL             CA       94901    SFD       7.500           6.500      $2,097.65      360    1-Apr-27   $298,411.92
4628295 MORGAN HILL            CA       95037    SFD       7.500           6.500      $1,878.44      360    1-Dec-26   $266,342.00
4628310 SAN JUAN CAPISTRANO    CA       92675    SFD       7.500           6.500      $4,042.86      360    1-Jul-27   $576,467.40
4628316 WHITEHOUSE STATION     NJ       08889    SFD       7.500           6.500      $1,856.42      360    1-May-27   $264,299.10
4628331 HILLSBOROUGH           NJ       08502    SFD       7.500           6.500      $2,013.74      360    1-Apr-27   $286,475.47
4628340 DOYLESTOWN             PA       18901    SFD       7.500           6.500      $1,556.46      360    1-Dec-26   $220,724.83
4628354 WESTON                 FL       33331    SFD       7.500           6.500      $1,608.20      360    1-Feb-27   $228,424.73
4628530 GREENWICH              CT       06831    SFD       6.875           6.500      $2,430.64      360    1-Oct-27   $369,689.15
4628831 VALENCIA               CA       91354    SFD       7.500           6.500      $2,796.86      360    1-Mar-27   $397,572.52
4628839 PIPERSVILLE            PA       18947    SFD       7.500           6.500      $1,587.22      360    1-Dec-26   $225,087.82
4628847 LONG VALLEY            NJ       07853    SFD       7.500           6.500      $1,622.18      360    1-Jul-27   $231,304.79
4628858 BRIDGEWATER            NJ       08805    SFD       7.500           6.500      $1,748.04      360    1-Apr-27   $248,357.98
4628874 RINGOES                NJ       08551    SFD       7.500           6.500      $2,003.60      360    1-Jul-27   $285,691.35
4628896 HILLSBOROUGH           NJ       08853    SFD       7.500           6.500      $2,213.02      360    1-Apr-27   $312,796.29
4628907 PENNINGTON             NJ       08534    SFD       7.500           6.500      $1,608.20      360    1-Jan-27   $226,999.86
4628930 MIAMI                  FL       33156    SFD       7.500           6.500      $1,762.03      360    1-May-27   $247,546.35
4628933 DOYLESTOWN             PA       18901    SFD       7.500           6.500      $1,870.40      360    1-Apr-27   $266,084.00
4628942 DANA POINT             CA       92629    SFD       7.500           6.500      $2,097.65      360    1-Sep-26   $296,753.06
4628950 SAN RAMON              CA       94583    SFD       7.500           6.500      $2,307.41      360    1-Apr-27   $328,252.88
4628951 NEWFIELDS              NH       03856    SFD       7.250           6.500      $1,705.45      360    1-Oct-27   $249,804.97
4628963 SOLESBURY TWSP         PA       18938    SFD       7.500           6.500      $1,748.04      360    1-Jun-27   $249,060.63
4628974 NAPERVILLE             IL       60564    SFD       7.500           6.500      $2,031.22      360    1-Jul-27   $289,629.51
4628977 LANSDALE               PA       19446    SFD       7.500           6.500      $1,644.56      360    1-Jul-27   $234,486.08
4628985 SANTA MARGARITA        CA       92688    SFD       7.500           6.500      $1,783.00      360    1-Mar-27   $253,452.46
4628991 LIVERMORE              CA       94550    SFD       7.500           6.500      $2,307.41      360    1-Apr-27   $328,253.15
4628994 YARDLEY                PA       19067    SFD       7.500           6.500      $1,620.78      360    1-Nov-26   $229,663.18
4629012 PENNINGTON             NJ       08534    SFD       7.750           6.500      $1,848.35      360    1-Oct-24   $250,416.64
4629019 FLEMINGTON             NJ       08822    SFD       7.500           6.500      $1,626.38      360    1-Feb-27   $231,006.91
4629197 WRIGHTSTOWN            PA       18940    SFD       7.500           6.500      $2,517.18      360    1-Jul-27   $358,921.22
4629201 NORTHAMPTON            PA       18940    SFD       7.500           6.500      $1,654.35      360    1-Dec-26   $234,606.89
4629204 CORAL SPRINGS          FL       33071    SFD       7.500           6.500      $1,735.11      360    1-Jul-27   $247,406.38
4629209 CINCINNATI             OH       45244    SFD       7.500           6.500      $2,447.26      360    1-Jul-27   $348,951.18
4629213 TEWKSBURY              NJ       08833    SFD       7.500           6.500      $2,342.37      360    1-Jan-27   $331,706.93
4629219 BASKING RIDGE          NJ       07920    SFD       7.500           6.500      $1,891.38      360    1-Feb-27   $268,437.81
4629223 BELLE MEAD             NJ       08502    SFD       7.500           6.500      $1,748.04      360    1-Jul-27   $249,250.85
4629237 BRIDGEWATER            NJ       08807    SFD       7.500           6.500      $2,237.49      360    1-Dec-26   $317,304.42
4629243 WARREN                 NJ       07059    SFD       7.500           6.500      $2,132.61      360    1-Jun-27   $303,853.97
4629249 YARDLEY                PA       19067    SFD       7.500           6.500      $1,922.84      360    1-Nov-26   $272,417.05
4629256 BLUE BELL              PA       19422    SFD       7.500           6.500      $1,748.04      360    1-Mar-27   $248,482.80
4629261 LOS ANGELES            CA       90049    LCO       7.500           6.500      $2,153.59      360    1-Apr-27   $306,369.55
4629265 WEST CHESTER           OH       45069    SFD       7.500           6.500      $1,559.25      360    1-Feb-27   $221,472.71
4629272 ATHENS                 GA       30606    SFD       7.500           6.500      $1,510.31      360    1-Jul-27   $215,352.73
4629273 NEWTON                 PA       18940    SFD       7.500           6.500      $1,734.06      360    1-Nov-26   $245,704.35
4629293 SAN CLEMENTE           CA       92673    SFD       7.750           6.500      $1,955.81      360    1-Sep-24   $245,704.35
4629706 PRINCETON              NJ       08540    SFD       7.500           6.500      $1,634.42      360    1-May-27   $232,692.70
4629714 YARDLEY                PA       19067    SFD       7.500           6.500      $1,963.40      360    1-Feb-27   $278,876.83
4629715 MIAMI                  FL       33157    SFD       7.500           6.500      $1,538.28      360    1-Dec-26   $218,146.72
4629716 SPARTA                 NJ       07871    SFD       7.500           6.500      $1,817.96      360    1-May-27   $258,749.30
4629717 HIGHLANDS RANCH        CO       80126    SFD       7.500           6.500      $1,653.30      360    1-Nov-26   $234,270.22
4629718 PONTE VEDRA BEACH      FL       32082    SFD       7.500           6.500      $1,852.92      360    1-May-27   $263,801.39
4629722 FAIR OAKS RANCH        TX       78006    SFD       7.500           6.500      $1,698.75      360    1-May-27   $241,851.09
4629723 MONMOUTH JUNCTION      NJ       08852    SFD       7.500           6.500      $1,660.64      360    1-Jul-27   $236,774.18
4629724 NEWTOWN                PA       18940    SFD       7.500           6.500      $1,735.46      360    1-Dec-26   $246,109.17
4629725 MASON                  OH       45040    SFD       7.500           6.500      $1,538.28      360    1-Nov-26   $217,971.86
4629726 HARLEYSVILLE           PA       19438    SFD       7.500           6.500      $2,089.96      360    1-Dec-26   $296,274.99
4629727 PONTE VERDA BEACH      FL       32082    SFD       7.500           6.500      $2,447.26      360    1-Apr-27   $348,147.23
4629728 BELLEMEAD              NJ       08502    SFD       7.500           6.500      $1,664.14      360    1-Jan-27   $235,226.75
4629729 SOUTHLAKE              TX       76092    SFD       7.500           6.500      $1,817.96      360    1-Nov-26   $257,603.20
4629732 PENNINGTON             NJ       08534    SFD       7.500           6.500      $2,028.08      360    1-Jul-27   $289,180.82
4629733 BELLE MEAD             NJ       08502    SFD       7.500           6.500      $1,769.02      360    1-Jul-27   $252,241.86
4629734 COTO DE CAZA           CA       92679    SFD       7.500           6.500      $2,537.10      360    1-Aug-27   $362,037.08
4629735 LAKE FOREST            CA       92630    SFD       7.500           6.500      $1,538.28      360    1-Nov-26   $217,971.86
4629736 LOVELAND               OH       45140    SFD       7.500           6.500      $1,707.84      360    1-Dec-26   $242,192.46
4629737 SAN DIEGO              CA       92130    SFD       7.500           6.500      $2,866.78      360    1-Mar-27   $407,511.84
4633865 CORAL SPRINGS          FL       33076    SFD       8.375           6.500      $1,935.15      360    1-Jul-27   $253,960.33
4633914 HARRISON               NY       10528    SFD       7.875           6.500      $2,414.49      360    1-Jul-27   $332,074.22
4634470 GIG HARBOR             WA       98335    SFD       8.000           6.500      $1,768.01      360    1-Jul-27   $240,296.80
4634731 BEDFORD                NY       10506    SFD       7.875           6.500      $3,625.35      360    1-Jun-27   $496,358.78
4636951 SALINAS                CA       93906    SFD       7.875           6.500      $1,850.38      360    1-Aug-27   $254,669.65
4637895 WALLINGFORD            PA       19086    SFD       7.125           6.500      $1,871.60      360    1-Aug-27   $276,804.17
4638032 WASHINGTON TOWNSHIP    NJ       07853    SFD       7.375           6.500      $2,225.36      360    1-Sep-27   $321,708.15
4640758 WOODBURY               MN       55125    SFD       7.875           6.500      $2,001.20      360    1-Sep-27   $275,618.85
4640877 SAN FRANCISCO          CA       94133    LCO       7.250           6.500      $1,855.52      360    1-Oct-27   $271,787.81
4643270 PLYMOUTH               MI       48170    SFD       7.375           6.500      $1,795.76      360    1-Sep-27   $259,603.10
4645758 GREENSBORO             NC       27408    SFD       7.375           6.500      $1,899.36      360    1-Sep-27   $274,580.20
4646494 FRANKLIN               TN       37069    SFD       7.250           6.500      $2,036.30      360    1-Sep-27   $298,032.87
4647849 ALPHARETTA             GA       30022    SFD       7.250           6.500      $1,909.42      360    1-Sep-27   $279,370.28
4648333 TUCSON                 AZ       85750    SFD       7.625           6.500      $2,335.02      360    1-Aug-27   $329,179.13
4652612 JACKSONVILLE           FL       32223    SFD       8.000           6.500      $1,672.98      360    1-Sep-27   $227,693.02
4654058 SNOHOMISH              WA       98296    SFD       7.750           6.500      $1,676.40      360    1-Sep-27   $233,668.63
4658179 PLEASANT HILL          CA       94523    SFD       7.250           6.500      $2,251.19      360    1-Oct-27   $329,742.56
4658230 GURNEE                 IL       60031    SFD       7.125           6.500      $2,478.62      360    1-Aug-27   $367,012.11
4658326 WEST CHESTER           PA       19382    SFD       7.125           6.500      $1,953.78      360    1-Sep-27   $289,488.32
4658336 RYE                    NY       10580    SFD       7.375           6.500      $4,779.48      360    1-Sep-27   $690,943.64
4658354 LONG BEACH             CA       90804    SFD       7.625           6.500      $1,635.72      360    1-Sep-27   $230,449.11
4658370 HOLMDEL                NJ       07733    SFD       7.375           6.500      $2,296.50      360    1-Sep-27   $331,992.42
4658397 COLLIERVILLE           TN       38017    SFD       7.625           6.500      $1,862.92      360    1-Aug-27   $262,624.85
4658428 BERNARDSVILLE          NJ       07924    SFD       6.875           6.500      $3,941.58      360    1-Aug-27   $598,479.08
4658442 LOS ANGELES            CA       90064    SFD       7.375           6.500      $3,591.52      360    1-Sep-27   $519,206.19
4658468 CARMEL                 IN       46032    SFD       7.000           6.500      $1,437.06      360    1-Sep-27   $209,110.41
4658470 UPPER MONTCLAIR        NJ       07043    SFD       7.875           6.500      $1,885.91      360    1-Sep-27   $259,740.82
4658486 LANCASTER              PA       17601    SFD       7.375           6.500      $1,989.15      360    1-Sep-27   $287,560.35
4658491 CORAL SPRINGS          FL       33071    SFD       7.125           6.500      $1,498.35      360    1-Oct-27   $222,222.15
4658497 BUFFALO GROVE          IL       60089    SFD       7.250           6.500      $2,248.46      360    1-Oct-27   $329,342.87
4658510 REDMOND                WA       98053    SFD       7.500           6.500      $2,129.46      360    1-Sep-27   $304,096.54
4658513 WILTON                 CT       06897    SFD       7.000           6.500      $2,388.44      360    1-Sep-27   $358,409.74
4663868 HUNTINGTON BEACH       CA       92646    SFD       7.250           6.500      $1,719.08      360    1-Oct-27   $251,803.42
113
                                                                                                                    $32,497,226.10

COUNT:                   113
WAC:             7.466285076
WAM:             354.0374238
WALTV:           77.17411303




MORTGAGE                                                                   MORTGAGE                 T.O.P.  MASTER          FIXED
LOAN                                    ZIP    PROPERTY                   INSURANCE SERVICE        MORTGAGE SERVICE        RETAINED
NUMBER  CITY                 STATE      CODE     TYPE      LTV   SUBSIDY     CODE     FEE            LOAN     FEE           YIELD
------  ----                 -----      ----     ----      ---   -------     ----     ---            ----     ---           -----

4605180 ASHBURN               VA       20147      SFD     80.00                      0.25                    0.016          0.359
4605188 ALPHARETTA            GA       30202      SFD     95.00               11     0.25                    0.016          0.609
4605213 PRINCETON TOWNSHIP    NJ       08540      SFD     70.92                      0.25                    0.016          0.859
4605228 ROSWELL               GA       30076      SFD     90.00               11     0.25                    0.016          0.734
4621725 ORANGEBURG            NY       10962      SFD     90.00               06     0.25                    0.016          0.984
4622926 CINCINNATI            OH       45249      SFD     80.00                      0.25                    0.016          0.234
4626125 LONGWOOD              FL       32779      SFD     80.00                      0.25                    0.016          0.234
4628159 FRAMINGTON            MA       01701      SFD     90.00               12     0.25                    0.016          0.734
4628166 MAKEFIELD TOWNSHIP    PA       19067      SFD     79.08                      0.25                    0.016          0.734
4628171 HUNTINGTON BEACH      CA       92649      SFD     78.00                      0.25                    0.016          0.734
4628179 FLOWER MOUND          TX       75028      SFD     90.30               11     0.25                    0.016          0.734
4628196 MILL VALLEY           CA       94941      LCO     80.00                      0.25                    0.016          0.734
4628212 PITTSTOWN             NJ       08867      SFD     82.64               06     0.25                    0.016          0.734
4628222 FORT WORTH            TX       76132      SFD     61.86                      0.25                    0.016          0.734
4628242 ALISO VIEJO           CA       92656      SFD     74.68                      0.25                    0.016          0.734
4628283 GREEN OAKS            IL       60048      SFD     66.27                      0.25                    0.016          0.734
4628286 SAN RAFAEL            CA       94901      SFD     61.86                      0.25                    0.016          0.734
4628295 MORGAN HILL           CA       95037      SFD     90.00               11     0.25                    0.016          0.734
4628310 SAN JUAN CAPISTRANO   CA       92675      SFD     70.08                      0.25                    0.016          0.734
4628316 WHITEHOUSE STATION    NJ       08889      SFD     90.00               11     0.25                    0.016          0.734
4628331 HILLSBOROUGH          NJ       08502      SFD     78.90                      0.25                    0.016          0.734
4628340 DOYLESTOWN            PA       18901      SFD     78.11                      0.25                    0.016          0.734
4628354 WESTON                FL       33331      SFD     69.70                      0.25                    0.016          0.734
4628530 GREENWICH             CT       06831      SFD     80.00                      0.25                    0.016          0.109
4628831 VALENCIA              CA       91354      SFD     87.91               13     0.25                    0.016          0.734
4628839 PIPERSVILLE           PA       18947      SFD     79.93                      0.25                    0.016          0.734
4628847 LONG VALLEY           NJ       07853      SFD     87.55               06     0.25                    0.016          0.734
4628858 BRIDGEWATER           NJ       08805      SFD     73.75                      0.25                    0.016          0.734
4628874 RINGOES               NJ       08551      SFD     74.04                      0.25                    0.016          0.734
4628896 HILLSBOROUGH          NJ       08853      SFD     71.61                      0.25                    0.016          0.734
4628907 PENNINGTON            NJ       08534      SFD     63.89                      0.25                    0.016          0.734
4628930 MIAMI                 FL       33156      SFD     80.00                      0.25                    0.016          0.734
4628933 DOYLESTOWN            PA       18901      SFD     89.99               11     0.25                    0.016          0.734
4628942 DANA POINT            CA       92629      SFD     47.54                      0.25                    0.016          0.734
4628950 SAN RAMON             CA       94583      SFD     76.74                      0.25                    0.016          0.734
4628951 NEWFIELDS             NH       03856      SFD     76.69                      0.25                    0.016          0.484
4628963 SOLESBURY TWSP        PA       18938      SFD     71.72                      0.25                    0.016          0.734
4628974 NAPERVILLE            IL       60564      SFD     80.00                      0.25                    0.016          0.734
4628977 LANSDALE              PA       19446      SFD     80.00                      0.25                    0.016          0.734
4628985 SANTA MARGARITA       CA       92688      SFD     63.12                      0.25                    0.016          0.734
4628991 LIVERMORE             CA       94550      SFD     80.00                      0.25                    0.016          0.734
4628994 YARDLEY               PA       19067      SFD     88.98               12     0.25                    0.016          0.734
4629012 PENNINGTON            NJ       08534      SFD     80.00                      0.25                    0.016          0.984
4629019 FLEMINGTON            NJ       08822      SFD     78.32                      0.25                    0.016          0.734
4629197 WRIGHTSTOWN           PA       18940      SFD     75.39                      0.25                    0.016          0.734
4629201 NORTHAMPTON           PA       18940      SFD     79.99                      0.25                    0.016          0.734
4629204 CORAL SPRINGS         FL       33071      SFD     80.00                      0.25                    0.016          0.734
4629209 CINCINNATI            OH       45244      SFD     71.43                      0.25                    0.016          0.734
4629213 TEWKSBURY             NJ       08833      SFD     40.12                      0.25                    0.016          0.734
4629219 BASKING RIDGE         NJ       07920      SFD     55.21                      0.25                    0.016          0.734
4629223 BELLE MEAD            NJ       08502      SFD     71.02                      0.25                    0.016          0.734
4629237 BRIDGEWATER           NJ       08807      SFD     65.31                      0.25                    0.016          0.734
4629243 WARREN                NJ       07059      SFD     48.41                      0.25                    0.016          0.734
4629249 YARDLEY               PA       19067      SFD     85.40               11     0.25                    0.016          0.734
4629256 BLUE BELL             PA       19422      SFD     55.56                      0.25                    0.016          0.734
4629261 LOS ANGELES           CA       90049      LCO     83.24               11     0.25                    0.016          0.734
4629265 WEST CHESTER          OH       45069      SFD     79.79                      0.25                    0.016          0.734
4629272 ATHENS                GA       30606      SFD     90.00               17     0.25                    0.016          0.734
4629273 NEWTON                PA       18940      SFD     80.00                      0.25                    0.016          0.734
4629293 SAN CLEMENTE          CA       92673      SFD     87.22               11     0.25                    0.016          0.984
4629706 PRINCETON             NJ       08540      SFD     85.00               06     0.25                    0.016          0.734
4629714 YARDLEY               PA       19067      SFD     90.00               06     0.25                    0.016          0.734
4629715 MIAMI                 FL       33157      SFD     78.01                      0.25                    0.016          0.734
4629716 SPARTA                NJ       07871      SFD     79.51                      0.25                    0.016          0.734
4629717 HIGHLANDS RANCH       CO       80126      SFD     89.90               11     0.25                    0.016          0.734
4629718 PONTE VEDRA BEACH     FL       32082      SFD     63.86                      0.25                    0.016          0.734
4629722 FAIR OAKS RANCH       TX       78006      SFD     80.00                      0.25                    0.016          0.734
4629723 MONMOUTH JUNCTION     NJ       08852      SFD     69.85                      0.25                    0.016          0.734
4629724 NEWTOWN               PA       18940      SFD     89.86               11     0.25                    0.016          0.734
4629725 MASON                 OH       45040      SFD     80.00                      0.25                    0.016          0.734
4629726 HARLEYSVILLE          PA       19438      SFD     87.27               12     0.25                    0.016          0.734
4629727 PONTE VERDA BEACH     FL       32082      SFD     76.09                      0.25                    0.016          0.734
4629728 BELLEMEAD             NJ       08502      SFD     79.87                      0.25                    0.016          0.734
4629729 SOUTHLAKE             TX       76092      SFD     63.18                      0.25                    0.016          0.734
4629732 PENNINGTON            NJ       08534      SFD     78.39                      0.25                    0.016          0.734
4629733 BELLE MEAD            NJ       08502      SFD     66.58                      0.25                    0.016          0.734
4629734 COTO DE CAZA          CA       92679      SFD     71.32                      0.25                    0.016          0.734
4629735 LAKE FOREST           CA       92630      SFD     80.00                      0.25                    0.016          0.734
4629736 LOVELAND              OH       45140      SFD     78.29                      0.25                    0.016          0.734
4629737 SAN DIEGO             CA       92130      SFD     66.99                      0.25                    0.016          0.734
4633865 CORAL SPRINGS         FL       33076      SFD     94.30               01     0.25                    0.016          1.609
4633914 HARRISON              NY       10528      SFD     88.80               11     0.25                    0.016          1.109
4634470 GIG HARBOR            WA       98335      SFD     77.49                      0.25                    0.016          1.234
4634731 BEDFORD               NY       10506      SFD     52.63                      0.25                    0.016          1.109
4636951 SALINAS               CA       93906      SFD     95.00               01     0.25                    0.016          1.109
4637895 WALLINGFORD           PA       19086      SFD     94.97               11     0.25                    0.016          0.359
4638032 WASHINGTON TOWNSHIP   NJ       07853      SFD     90.00               12     0.25                    0.016          0.609
4640758 WOODBURY              MN       55125      SFD     80.00                      0.25                    0.016          1.109
4640877 SAN FRANCISCO         CA       94133      LCO     80.00                      0.25                    0.016          0.484
4643270 PLYMOUTH              MI       48170      SFD     78.55                      0.25                    0.016          0.609
4645758 GREENSBORO            NC       27408      SFD     76.60                      0.25                    0.016          0.609
4646494 FRANKLIN              TN       37069      SFD     73.89                      0.25                    0.016          0.484
4647849 ALPHARETTA            GA       30022      SFD     79.99                      0.25                    0.016          0.484
4648333 TUCSON                AZ       85750      SFD     79.99                      0.25                    0.016          0.859
4652612 JACKSONVILLE          FL       32223      SFD     79.72                      0.25                    0.016          1.234
4654058 SNOHOMISH             WA       98296      SFD     86.99               01     0.25                    0.016          0.984
4658179 PLEASANT HILL         CA       94523      SFD     88.95               25     0.25                    0.016          0.484
4658230 GURNEE                IL       60031      SFD     80.00                      0.25                    0.016          0.359
4658326 WEST CHESTER          PA       19382      SFD     57.09                      0.25                    0.016          0.359
4658336 RYE                   NY       10580      SFD     80.00                      0.25                    0.016          0.609
4658354 LONG BEACH            CA       90804      SFD     94.99               01     0.25                    0.016          0.859
4658370 HOLMDEL               NJ       07733      SFD     57.83                      0.25                    0.016          0.609
4658397 COLLIERVILLE          TN       38017      SFD     81.74                      0.25                    0.016          0.859
4658428 BERNARDSVILLE         NJ       07924      SFD     66.67                      0.25                    0.016          0.109
4658442 LOS ANGELES           CA       90064      SFD     80.00                      0.25                    0.016          0.609
4658468 CARMEL                IN       46032      SFD     90.00               13     0.25                    0.016          0.234
4658470 UPPER MONTCLAIR       NJ       07043      SFD     89.38               12     0.25                    0.016          1.109
4658486 LANCASTER             PA       17601      SFD     79.67                      0.25                    0.016          0.609
4658491 CORAL SPRINGS         FL       33071      SFD     80.00                      0.25                    0.016          0.359
4658497 BUFFALO GROVE         IL       60089      SFD     80.00                      0.25                    0.016          0.484
4658510 REDMOND               WA       98053      SFD     87.01               11     0.25                    0.016          0.734
4658513 WILTON                CT       06897      SFD     71.94                      0.25                    0.016          0.234
4663868 HUNTINGTON BEACH      CA       92646      SFD     80.00                      0.25                    0.016          0.484
113

NASCOR
NMI / 1997-18  Exhibit F-3 (Part B)
20 & 30 YEAR FIXED RATE RELOCATION LOANS





 MORTGAGE                                                    NMI
  LOAN                                                       LOAN
 NUMBER                  SERVICER                           SELLER

 4605180 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4605188 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4605213 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4605228 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4621725 HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE
                                                  COMPANY
 4622926 HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE
                                                  COMPANY
 4626125 HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE
                                                  COMPANY
 4628159 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628166 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628171 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628179 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628196 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628212 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628222 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628242 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628283 HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE
                                                  COMPANY
 4628286 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628295 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628310 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628316 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628331 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628340 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628354 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628530 HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE
                                                  COMPANY
 4628831 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628839 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628847 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628858 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628874 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628896 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628907 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628930 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628933 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628942 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628950 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628951 HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE
                                                  COMPANY
 4628963 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628974 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628977 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628985 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628991 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4628994 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629012 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629019 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629197 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629201 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629204 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629209 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629213 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629219 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629223 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629237 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629243 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629249 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629256 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629261 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629265 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629272 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629273 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629293 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629706 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629714 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629715 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629716 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629717 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629718 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629722 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629723 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629724 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629725 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629726 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629727 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629728 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629729 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629732 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629733 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629734 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629735 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629736 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4629737 GREAT FINANCIAL BANK                     GREAT FINANCIAL BANK
 4633865 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4633914 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4634470 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4634731 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4636951 FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
 4637895 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4638032 HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE
                                                  COMPANY
 4640758 FIRST BANK NATIONAL ASSOC.               FIRST BANK NATIONAL ASSOC.
 4640877 HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE
                                                  COMPANY
 4643270 HUNTINGTON MORTGAGE COMPANY              HUNTINGTON MORTGAGE
                                                  COMPANY
 4645758 FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
 4646494 FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
 4647849 FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
 4648333 FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
 4652612 SUNTRUST MORTGAGE, INC.                  SUNTRUST MORTGAGE, INC.
 4654058 FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
 4658179 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658230 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658326 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658336 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658354 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658370 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658397 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658428 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658442 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658468 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658470 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658486 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658491 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658497 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658510 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4658513 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.
 4663868 CITICORP MORTGAGE, INC.                  CITICORP MORTGAGE, INC.


COUNT:                                        113
WAC:                                  7.466285076
WAM:                                  354.0374238
WALTV:                                77.17411303

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information

         Name of Mortgagor:           _____________________________

         Servicer
         Loan No.:                    _____________________________

Custodian/Trustee

         Name:                        _____________________________

         Address:                     _____________________________

                                      _____________________________
         Custodian/Trustee
         Mortgage File No.:           _____________________________

Seller

         Name:                        _____________________________

         Address:                     _____________________________

                                      _____________________________

         Certificates:                Mortgage Pass-Through Certificates,
                                      Series 1997-18


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1997-18, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of November 25, 1997 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

() Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

()        Mortgage   recorded  on   _____________________   as  instrument   no.
          ______________  in the  County  Recorder's  Office  of the  County  of
          ____________________,     State    of    _______________________    in
          book/reel/docket ____________________ of official records at page/image ____________.

()        Deed of Trust  recorded  on  ____________________  as  instrument  no.
          _________________  in the  County  Recorder's  Office of the County of
          ___________________,  State of  _________________  in book/reel/docket
          ____________________ of official records at page/image ____________.

()        Assignment  of Mortgage or Deed of Trust to the  Trustee,  recorded on
          ______________________________ as instrument no. ______________ in the
          County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

() Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

          ()   _____________________________________________

          ()   _____________________________________________

          ()   _____________________________________________

          ()   _____________________________________________

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                          NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

                                          By:  __________________________

                                          Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                                  AFFIDAVIT  PURSUANT TO SECTION
                                                  860E(e)(4)   OF  THE  INTERNAL
                                                  REVENUE   CODE  OF  1986,   AS
                                                  AMENDED,   AND  FOR  NON-ERISA
                                                  INVESTORS

STATE OF           )
                   ) ss:
COUNTY OF          )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-18, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

     6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is not a person other than a U.S. Person (a "Non-U.S. Person") or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                               [NAME OF PURCHASER]


                                By:__________________________
                                   [Name of Officer]
                                   [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this __ day of , 19 __.

_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I






                [Letter from Transferor of Class A-R Certificate]





                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

                  Re:      Norwest Asset Securities Corporation,
                           Series 1997-18, Class A-R

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                 Very truly yours,
                                                 [Transferor]

                                                 ______________________

                                    EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-18
                    CLASS [A-PO][B-3][B-4][B-5] CERTIFICATES


                               TRANSFEREE'S LETTER



                                       ____________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-18, Class [A-PO][B-3][B-4][B-5] Certificates (the "Class [A-PO][B-3][B-4][B-5] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 25, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-18.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trustee that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-3][B-4][B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b)  The  Purchaser  is  acquiring  the  Class   [A-PO][B-3][B-4][B-5]
     Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-3][B-4][B-5] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-3][B-4][B-5] Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-3][B-4][B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from NASCOR concerning the Class [A-PO][B-3][B-4][B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-3][B-4][B-5] Certificates that NASCOR possesses or can possess without unreasonable effort or expense and
     (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-3][B-4][B-5] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-3][B-4][B-5] Certificates other than in connection with a subsequent sale of Class [A-PO][B-3][B-4][B-5] Certificates.

          (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-3][B-4][B-5] Certificates only] if the Purchaser is an insurance company, the source of funds used to purchase the Class [B-3][B-4][B-5] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided
     (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA,
     Section 4975 of the Code or Similar Law).

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-3][B-4][B-5] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-PO][B-3][B-4][B-5] Certificates.

          (a) The Purchaser understands that the Class [A-PO][B-3][B-4][B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-3][B-4][B-5] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither NASCOR, the Master Servicer nor the Trustee is under any obligation to register the Class [A-PO][B-3][B-4][B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or NASCOR may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which NASCOR or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or NASCOR. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and NASCOR against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [A-PO][B-3][B-4][B-5] Certificate shall be made unless the transferee provides NASCOR and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

          (c) The Purchaser acknowledges that its Class [A-PO][B-3][B-4][B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                   By:  ______________________________

                                   Its:  ______________________________

                                    EXHIBIT K






                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-18
                       CLASS [M] [B-1] [B-2] CERTIFICATES


                               TRANSFEREE'S LETTER




                                                       ____________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-18, Class [M] [B-1] [B-2] Certificates (the "Class [M] [B-1] [B-2] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 25, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-18.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the NASCOR, the Master Servicer and the Trustee that:

          Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [M] [B-1] [B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or
     (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                   By:  _____________________________

                                   Its: _____________________________

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS



                   Citicorp Mortgage, Inc. Servicing Agreement

                    Great Financial Bank Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

               First Bank National Association Servicing Agreement

                   Suntrust Mortgage Inc. Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

                              is the  holder of the entire  interest  in Norwest
Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-18, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of November 25, 1997 among Norwest Asset Securities Corporation, as Seller ("NASCOR"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

                              intends to resell all of the Class B  Certificates
directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-18. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD  21703

                           Attention: Vice President, Master Servicing
                           Phone:     301-696-7800
                           Fax:       301-815-6365


                  (b)      in the case of the Purchaser,





                           Attention:


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, NASCOR, and each Servicer and each person who controls the Company, NASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, NASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, NASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, NASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        Norwest Bank Minnesota, National
                                        Association


                                        By:
                                        Name:
                                        Title:





                                        By:
                                        Name:
                                        Title:   ________________________